UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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XPO LOGISTICS, INC.
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XPO LOGISTICS, INC.
Five American Lane
Greenwich, Connecticut 06831
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 18, 2022
To the Stockholders of XPO Logistics, Inc.:
Notice is hereby given that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of XPO Logistics, Inc. (“XPO” or the “company”) will be held on Wednesday, May 18, 2022 at 10:00 a.m. Eastern Time. The meeting will be conducted exclusively as a live webcast. You can access the meeting at meetnow.global/MRDXLKV with your control number.
The Annual Meeting shall be held for the following purposes summarized below, and more fully described in the Proxy Statement accompanying this notice:
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To elect eight (8) members of our Board of Directors for a term to expire at the 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

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To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022;

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To approve an amendment to the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan to increase the number of available shares thereunder;

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To conduct an advisory vote to approve the executive compensation of our named executive officers (“NEOs”), as disclosed in the Proxy Statement;

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To consider and vote on a stockholder proposal regarding additional disclosure of the company’s political activities, if properly presented at the Annual Meeting;

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To consider and vote on a stockholder proposal regarding stockholder approval of senior managers’ severance or termination packages, if properly presented at the Annual Meeting;

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To consider and vote on a stockholder proposal regarding an audit analyzing the company’s policies and practices on the civil rights of its stakeholders, if properly presented at the Annual Meeting; and

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To consider and transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record of our common stock, par value $0.001 per share, as of the close of business on April 14, 2022 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. A complete list of registered stockholders will be available under the “Documents” tab on the top right corner of your screen during the meeting after entering the control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker.
Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. We ask that you vote your shares as soon as possible.
By order of the Board of Directors,
Brad Jacobs
Chairman and Chief Executive Officer
Greenwich, Connecticut
April 18, 2022
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on May 18, 2022:
The Proxy Statement and our Annual Report on Form 10-K for the Year Ended December 31, 2021 are available at www.edocumentview.com/XPO
© 2022 XPO Logistics, Inc.

PROXY STATEMENT SUMMARY	1
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING	8
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	13
An Overview of Our Mission and How Our Board Composition is Aligned with Our Strategy	13
Directors	14
Role of the Board and Board Leadership Structure	19
Board Risk Oversight	19
Committees of the Board and Committee Membership	20
Director Compensation	22
Compensation Committee Interlocks and Insider Participation	23
Corporate Governance Guidelines and Code of Business Ethics	23
Director Independence	24
Director Selection Process	24
Board Oversight of Human Resource Management	25
Board Oversight of Sustainability Matters	25
Board Oversight of Information Technology and Cybersecurity Risk Management	26
Stockholder Communication with the Board	26
Stockholder Proposals for Next Year’s Annual Meeting	26
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
EXECUTIVE COMPENSATION	30
Compensation Discussion and Analysis	31
Compensation Committee Report	54
Compensation Tables	55
Employment Agreements with NEOs	61
Equity Compensation Plan Information	63
AUDIT-RELATED MATTERS	64
Audit Committee Report	64
Policy Regarding Pre-Approval of Services Provided by the Outside Auditors	65
Services Provided by the Outside Auditors	65
PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING	66
Proposal 1: Election of Directors	66
Proposal 2: Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for Fiscal Year 2022	67
Proposal 3: Approval of an Amendment to the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan to Increase the Number of Available Shares Thereunder	68
Proposal 4: Advisory Vote to Approve Executive Compensation	76
Proposal 5: Stockholder Proposal Regarding Additional Disclosure of the Company’s Political Activities	77
Proposal 6: Stockholder Proposal Regarding Stockholder Approval of Senior Managers’ Severance or Termination Packages	79
Proposal 7: Stockholder Proposal Regarding an Audit Analyzing the Company’s Policies and Practices on the Civil Rights of Its Stakeholders	81
Other Matters	83
ADDITIONAL INFORMATION	84
ANNEX A — RECONCILIATION OF NON-GAAP MEASURES AND FORWARD-LOOKING STATEMENTS	85
ANNEX B — AMENDMENT NO. 3 TO THE XPO LOGISTICS, INC. 2016 OMNIBUS INCENTIVE COMPENSATION PLAN	89
ANNEX C — XPO LOGISTICS, INC. 2016 OMNIBUS INCENTIVE COMPENSATION PLAN	90
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 18, 2022:
This Proxy Statement and our Annual Report on Form 10-K for the Year Ended December 31, 2021 are available at www.edocumentview.com/XPO.
© 2022 XPO Logistics, Inc.

PROXY STATEMENT SUMMARY
This Proxy Statement sets forth information relating to the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of XPO Logistics, Inc. (“XPO” or the “company”) in connection with our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
2022 ANNUAL MEETING OF STOCKHOLDERS
This Proxy Statement and form of proxy are first being mailed on or about April 18, 2022, to our stockholders of record as of the close of business on April 14, 2022 (the “Record Date”).
Date and Time	Place	Record Date
Wednesday, May 18, 2022 at 10:00 a.m. Eastern Time	Virtual Meeting Site: meetnow.global/MRDXLKV	You can vote if you were a stockholder of record as of the close of business on April 14, 2022
Admission: You will not be able to attend the Annual Meeting in person this year. You can access the Annual Meeting at meetnow.global/MRDXLKV. You will need to provide the control number on your proxy card in order to access the Annual Meeting. If the shares of common stock you hold are in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you must register in advance to participate in the Annual Meeting, vote electronically and submit questions during the live webcast of the meeting. To register in advance, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares. Requests for registration should be directed to our transfer agent, Computershare Trust Company, N.A. (“Computershare”), by email at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time, on Thursday, May 12, 2022. You will receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to meetnow.global/MRDXLKV and enter your control number.
VOTING MATTERS AND BOARD RECOMMENDATIONS
The Board is not aware of any matter that will be presented for a vote at the Annual Meeting other than those shown below.
	Board Vote Recommendation	Page Reference (for more detail)
PROPOSAL 1: Election of Directors
To elect eight (8) members of our Board of Directors for a term to expire at the 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
	FOR each Director Nominee	13-26, 66
PROPOSAL 2: Ratification of the Appointment of our Independent Public Accounting Firm
To ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for fiscal year 2022.
	FOR	64-65, 67
PROPOSAL 3: Approval of an Amendment to the Company’s Incentive Compensation Plan
To approve an amendment to the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan to increase the number of available shares thereunder.
	FOR	68-75
PROPOSAL 4: Advisory Vote to Approve Executive Compensation To conduct an advisory vote to approve the executive compensation of the company’s named executive officers (“NEOs”) as disclosed in this Proxy Statement.	FOR	76
PROPOSAL 5: Stockholder Proposal Regarding Additional Disclosure of the Company’s Political Activities
To adopt a requirement that the company provide an annual disclosure of its political activities and related expenditures.
	AGAINST	77-78
PROPOSAL 6: Stockholder Proposal Regarding Stockholder Approval of Senior Managers’ Severance or Termination Packages
To adopt a requirement that stockholders approve senior managers’ severance or termination packages that exceed a certain value.
	AGAINST	79-80
PROPOSAL 7: Stockholder Proposal Regarding an Audit Analyzing the Company’s Policies and Practices on the Civil Rights of its Stakeholders
To conduct a third-party audit analyzing the adverse impact of the company’s policies and practices on the civil rights of the company’s stakeholders.
	AGAINST	81-83
1	© 2022 XPO Logistics, Inc.

GOVERNANCE HIGHLIGHTS
Board and Committee Independence
Seven of our eight current directors are independent. The Audit Committee, the Compensation Committee and the Nominating, Corporate Governance and Sustainability Committee each consist entirely of independent directors.

Independent Board Oversight and Leadership Roles	In 2016, our Board added a robust lead independent director position to its leadership structure to complement the roles of our independent committees and independent committee chairmen in providing effective Board oversight. In 2019, our Board added the position of an independent vice chairman to its leadership structure to provide support on key governance matters and stockholder engagement to our chairman, lead independent director and the Board. These independent structures work in conjunction with the dual roles served by our chairman and chief executive officer. The Board believes its leadership structure, as well as the leadership structure of the company, function cohesively and serve the best interests of our stockholders based on the company’s strategy and ownership structure.

Board Refreshment	Our Board is committed to ensuring that its composition includes a range of expertise aligned with the company’s business, as well as fresh perspectives on strategy. One of the ways the Board acts on this commitment is through the thoughtful refreshment of directors when appropriate. In 2015, the Board initiated a process to seek out highly qualified director candidates who would bring relevant experience to the Board in light of our company’s growing scale and diversity. This process has resulted in the addition of five new directors since 2015. On August 2, 2021, as a result of XPO’s spin-off of its logistics business (the “spin-off”), four of our directors who resigned from the XPO Board and became directors of GXO Logistics, Inc. (“GXO”) were replaced with four new directors.

Committee Rotations	As part of its annual review of committee assignments, the Board reconstituted its committees and their chairmen in March 2019, April 2020 and December 2020 to ensure effective functioning and new perspectives. Committees were also reconstituted in August 2021 upon the completion of the spin-off and the appointment of four new directors.

Director Elections	All directors are elected annually for one-year terms or until their successors are elected and qualified.
Majority Voting for Director Elections	Our bylaws provide for a majority voting standard in uncontested elections, and further require that a director who fails to receive a majority vote must tender his or her resignation to the Board.
Board Evaluations	Our Board reviews committee and director performance through an annual process of self-evaluation.
Risk Oversight and Financial Reporting	Our Board seeks to provide robust oversight of current and potential risks facing our company by engaging in regular deliberations and participating in management meetings. Our Audit Committee contributes to strong financial reporting oversight through regular meetings with management and dialogue with our auditors.

Active Participation	Our Board held 11 meetings during 2021. Each person currently serving as a director attended at least 91% of the meetings of the Board and any committee(s) on which he or she served during the time he or she served on the Board or committees.

Direct Oversight of Sustainability	In December 2020, the Board approved amendments to the charter of the Nominating, Corporate Governance and Sustainability Committee to support the Board in its oversight of the company’s purpose-driven sustainability strategies and external disclosures; this includes engaging with management on material environmental, social and corporate governance (“ESG”) matters and stakeholder perspectives.
2	© 2022 XPO Logistics, Inc.

2022 BOARD OF DIRECTORS NOMINEES
Our Board aims to create a diverse and highly skilled team of directors who provide our company with thoughtful board oversight. When selecting new directors, our Board considers, among other things, the nominee’s breadth of experience, financial expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment, skills in areas relevant to our growth drivers and willingness to devote adequate time to Board duties — all in the context of the needs of the Board at that point in time, and with the objective of ensuring a diversity of backgrounds, expertise and viewpoints. Our Board also endeavors to include highly qualified women and individuals from historically underrepresented groups in the candidate pool, and has engaged in a purposeful process of regular refreshment. This process has resulted in the addition of five new directors since 2015. In August 2021, as a result of the spin-off, four of our directors who resigned from the company’s Board and became directors of GXO were replaced with four new directors. Among our directors, three identified as female, three identified as Caucasian, one identified as Black and four chose not to disclose their demographic information. The composition of our Board at year-end 2021 was:

The following table provides summary information about each director nominee. Each director is elected annually by a majority of the votes cast.
					Committee Memberships
Name	Director Since	Age	Occupation	Independent	AC	CC	NCGSC
Brad Jacobs	2011	65	Chairman and Chief Executive Officer, XPO Logistics, Inc.
Jason Aiken*	2021	49	Senior Vice President and Chief Financial Officer, General Dynamics Corporation	Y	C
AnnaMaria DeSalva	2017	53	Vice Chairman, XPO Logistics, Inc.; Global Chairman and Chief Executive Officer, Hill+Knowlton Strategies	Y	✓		C
Michael Jesselson	2011	70	Lead Independent Director, XPO Logistics, Inc.; President and Chief Executive Officer, Jesselson Capital Corporation	Y	✓		✓
Adrian Kingshott	2011	62	Managing Director, Spotlight Advisors, LLC	Y			✓
Mary Kissel	2021	45	Executive Vice President and Senior Policy Advisor, Stephens Inc.	Y		✓
Allison Landry	2021	43	Former Senior Transportation Research Analyst, Credit Suisse	Y	✓	✓
Johnny C. Taylor, Jr.	2021	53	President and Chief Executive Officer, Society of Human Resources Management	Y		C
AC = Audit Committee CC = Compensation Committee	NCGSC = Nominating, Corporate Governance and Sustainability Committee	C = Committee Chairman ✓ = Committee Member * = Audit Committee Financial Expert
3	© 2022 XPO Logistics, Inc.

SUMMARY OF QUALIFICATIONS AND EXPERIENCE OF DIRECTOR NOMINEES
	Brad Jacobs	Jason Aiken	AnnaMaria DeSalva	Michael Jesselson	Adrian Kingshott	Mary Kissel	Allison Landry	Johnny C. Taylor, Jr.
BUSINESS OPERATIONS experience provides a practical understanding of developing, implementing and assessing our operating plan and business strategy.
CORPORATE GOVERNANCE experience bolsters Board and management accountability, transparency and a focus on stockholder interests.
CUSTOMER SERVICE experience brings an important perspective to our Board, given the importance of customer retention to our business model.
ENVIRONMENTAL SUSTAINABILITY AND CORPORATE RESPONSIBILITY experience allows our Board’s oversight to guide our long-term value creation for stockholders in a way that is sustainable.
EFFECTIVE CAPITAL ALLOCATION experience is crucial to our Board’s evaluation of our financial statements and capital structure.
CRITICAL ANALYSIS OF CORPORATE FINANCIAL STATEMENTS AND CAPITAL STRUCTURES experience assists our directors in overseeing our financial reporting and internal controls.
HUMAN RESOURCES MANAGEMENT experience allows our Board to further our goals of making XPO an inclusive workplace and aligning human resources objectives with our strategic and operational priorities.
MULTINATIONAL CORPORATE MANAGEMENT experience informs the Board’s strategic thinking, given the global nature of our business.
SALES AND MARKETING experience helps our Board assist with our business strategy and with developing new services and operations.
MERGERS AND ACQUISITIONS, INTEGRATION AND OPTIMIZATION experience helps our company identify the optimal strategic opportunities for profitable growth and realize synergies.
TRANSPORTATION AND LOGISTICS INDUSTRY experience is important in understanding our competitive environment and market positioning.
RISK MANAGEMENT experience is critical to our Board’s role in overseeing the risks facing our company, including mitigation measures.
TALENT MANAGEMENT AND ENGAGEMENT experience helps our company attract, motivate and retain top candidates for leadership roles and innovation teams.
TECHNOLOGY AND INFORMATION SYSTEMS experience provides valuable insights as we continually seek to enhance customer outcomes and internal operations.
4	© 2022 XPO Logistics, Inc.

2021 PERFORMANCE HIGHLIGHTS
For the full year 2021, under the skilled leadership of our NEOs, we achieved higher-than-expected revenue, profitability and cash generation, based on the continuing operations of the business:
(1)
Net income (loss) attributable to common shareholders from continuing operations

*
See Annex A for reconciliations of non-GAAP measures

COVID-19 MANAGEMENT
Throughout the COVID-19 pandemic, we have continued to prioritize the physical and mental health of our employees, and have aimed to balance protecting employee well-being with creating a comfortable work environment. We remain diligent in upholding our company’s COVID-19 safety protocols, including daily health attestations, a contactless delivery policy for our drivers and customers and access to mental health counseling services for employees and their dependents. We also continue to offer pandemic paid sick leave to provide our U.S. and Canadian employees additional fully-paid sick leave.
SUSTAINABILITY CULTURE
Our approach to sustainability is one of purpose-driven progress rooted in innovation. We recognize the importance of strong environmental, social and governance (“ESG”) practices in delivering value for our stakeholders. Our people-first culture is about being safe, respectful, entrepreneurial, innovative and inclusive. We foster both physical and emotional safety at work, with robust ethical guidelines that clearly define prohibited behavior. We monitor our progress with an ESG Scorecard that encompasses approximately 40 targets in six categories: workforce and talent; employee and community safety; diversity, equity and inclusion; environmental sustainability; information security; and governance. Our annual sustainability report is available at sustainability.xpo.com.
5	© 2022 XPO Logistics, Inc.

In 2021, we formed a global Diversity and Inclusion Steering Committee to work with our chief diversity officer on fostering a feeling of belonging for all individuals within our organization. We reinforce the importance of diversity and inclusion through open-door management, our XPO University training curriculum, our Workplace virtual community, and equal opportunity hiring and promotion policies. As we continue to enhance our human capital management disclosures, in 2022, we will publish our most recent EEO-1 report.
Environmental sustainability is another key focus for us. Our entire business model is based on transporting freight as efficiently as possible, which helps our customers and our company meet ESG goals. For example, our truck brokerage technology can improve the carbon footprint of our customers’ supply chains by reducing empty truck miles, while the sustainability of our less-than-truckload operations benefits from our investments in a modern fleet, optimized routing and driver training in eco-friendly techniques. Additionally, in December 2020, the Board approved amendments to the charter of the Nominating, Corporate Governance and Sustainability Committee to support the Board in its oversight of, and engagement with, management regarding the company’s purpose-driven sustainability strategies, performance and external disclosures, including material ESG matters, and related stakeholder engagement.
In 2022, we conducted our second materiality analysis in partnership with an independent firm, FrameworkESG, to undertake a comprehensive review of the ESG and economic topics most relevant to XPO and our stakeholders. The results of our analysis are shown in our materiality matrix, which reflects issues deemed high priority by our company and our stakeholders. The five highest-rated material issues include: health and safety, employee engagement, climate and greenhouse gas (GHG) emissions, talent management and data security and privacy. A second band of five issues that are important to our company and our stakeholders include: fleet management and innovation, diversity, equity and inclusion, network optimization, corporate governance and ethical conduct. As we evolve our sustainability strategy and disclosure priorities, this materiality analysis will guide our ESG work and priorities.
The best way to guarantee our continued viability as a sustainable company is to perform to the highest standards of business conduct. Through good governance, fair practices and an equitable workplace, we continue to earn the trust of our stockholders, employees and customers. We are proud to have been named to Fortune magazine’s World’s Most Admired Companies in 2021 for the fourth consecutive year.
2021 COMPENSATION HIGHLIGHTS
The Compensation Committee is comprised of three members, Johnny C. Taylor, Jr. (chairman), Mary Kissel and Allison Landry, all of whom joined the Board following the spin-off of our logistics segment, GXO, in August 2021. The post-spin Committee has brought a fresh approach to its role while remaining committed to the company’s pay-for-performance philosophy and focused on rewarding our executives for performance that creates substantial, long-term value for our stockholders. Long-term incentive compensation continues to be tied to ambitious goals for key operational indicators that incentivize our executives to drive long-term stockholder value creation. Over time, our financial and operational results have demonstrated the merits of this philosophy for our stockholders, and our granting practices have proven successful in aligning pay outcomes with performance.
In 2021, our NEOs successfully capitalized on strong end-market tailwinds to drive performance, create significant stockholder value through the spin-off of GXO and continue to enhance our organizational culture. The spin-off created billions of dollars of stockholder value, simplified our business model and focused our resources on driving XPO’s transportation revenue and margin higher, including in those parts of the business where our performance is already industry-best. Having led XPO through the transition, our NEOs delivered record results in the fourth quarter of 2021 — our first full period as a pure-play transportation company. We reported a significant increase in net income from continuing operations attributable to common shareholders, the highest revenue and highest adjusted diluted EPS of any quarter in our company’s history, and adjusted EBITDA that was a fourth quarter record.
In 2021, both the pre- and post-spin-off Committees reviewed the feedback from stockholders with management to fully understand their viewpoints and examined executive pay structures in the context of the company’s changing business profile, following the planned (and subsequently executed) spin-off of GXO.
Many of those discussions focused on the form and vesting schedule of the cash long-term incentive awards granted to Mr. Jacobs, Mr. Harik and Mr. Cooper in 2020 (the “2020 LTI Awards”), the company’s expectations for addressing the outstanding equity awards upon the spin-off of GXO, the structure of the short-term incentive (“STI”) framework and the enhanced disclosures included in our 2021 proxy statement. This engagement includes management discussions with stockholders in the weeks following the annual meeting, including in depth discussions on ESG-related and executive compensation topics.
In light of this careful review and the feedback from our stockholders, the Committee, collectively, took the following actions:
■
Instituted a formulaic STI structure: In response to stockholder feedback expressing a preference for a formulaic construct, the STI structure for all executive officers has been modified to be entirely formulaic, based on achievement of the company’s annual adjusted EBITDA target.

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Replaced cash LTI Awards with performance-based equity awards: In response to stockholder feedback expressing a preference for equity-based incentives and to address 2022 strategic priorities, the Committee elected, in 2022, to cancel certain 2020 LTI Award tranches, originally denominated in cash, and replace them with performance-based stock units (“PSUs”) with

6	© 2022 XPO Logistics, Inc.

target grant date values aligned to the same target values of the cancelled portions of the 2020 LTI Award. This includes cancellation of 50% of the target value of the 2022 tranche of the 2020 LTI Award, originally denominated in cash and representing a $5 million target value, for Mr. Jacobs.
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Recalibrated all outstanding long-term awards with post-spin-off targets, including changes to strengthen the rigor of absolute financial targets in the 2020 LTI Award: In response to stockholder requests for greater rigor of performance targets in the 2020 LTI Award, upon the spin-off of GXO the Committee recalibrated all outstanding long-term awards, including the 2018 and 2019 PSUs and 2020 LTI Award, with post-spin-off targets. For the 2020 LTI Award adjustment, the Committee took the opportunity to use the revised 2021 budget for the post-spin-off transportation company to create a new baseline, which projected upward targets for 2021 and, in turn, a higher basis for forecasted growth for the performance periods of 2022 and 2023. The adjustments thereby increased the rigor of the absolute targets underlying this award, while also appropriately reflecting XPO’s post-spin-off business profile. For the 2018 and 2019 PSUs, the adjustment methodology was based on the requirement of the 2016 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) to make equitable adjustments.

■
Designed CFO LTI Award as an equity-based incentive: In response to stockholder preference for equity incentives, upon the appointment of Mr. Tulsyan as our chief financial officer, his reward package did not include a cash denomination and instead was comprised entirely of equity, including performance-based stock units which replicated the performance conditions of the 2020 LTI Awards granted to the other named executive officers. Mr. Tulsyan also received an award of time-based restricted stock units.

■
Made no additional LTI awards to CEO: No incremental grants of long-term incentive compensation were issued to Mr. Jacobs, our chief executive officer.

Further details about executive compensation decisions are described in the “Summary of Key Executive Compensation Decisions in 2021” section of the Compensation Discussion and Analysis.
2021 STOCKHOLDER ENGAGEMENT AND RESPONSIVENESS
XPO’s Board and management team believe that stockholder engagement is key to strong corporate governance and best practice executive compensation. The feedback received during these conversations helps inform our compensation program, sustainability and human capital management practices and ensures that our approach on these topics continues to align with the long-term interests of our stockholders.
In the spring of 2021, members of senior management and independent directors reached out to stockholders representing approximately 50% of our common stock and engaged with stockholders representing approximately 47% of our common stock. This includes proxy ballot-focused meetings prior to our annual meeting and meetings led by our investor relations team and chief strategy officer following our annual meeting. All meetings touched on business strategy, ESG-related topics and executive compensation. The pre-spin-off Board and Committee discussed the feedback from these sessions to determine how to implement responsive changes to the compensation program. Those steps included the compensation decisions described above in the “2021 Compensation Highlights” section.
In response to the stockholder feedback we received, members of the Compensation Committee from both pre and post-GXO spin-off made several responsive changes to the compensation program for 2022. Among other steps, these changes included moving to an entirely formulaic STI program structure, as well as replacing half of the CEO’s 2022 tranche of the cash-based 2020 LTI Award with performance-based stock units, which continue to be tied to rigorous goals. In addition, we have continued to enhance our sustainability practices, such as the inclusion of an ESG scorecard in our 2020 LTI Award, with approximately 40 defined ESG targets and initiatives that span a four-year period through 2023 and expanded diversity, equity and inclusion partnerships in 2021. In 2022, the Committee will continue to place importance on stockholder feedback in forming its executive compensation decisions. We are mindful of the company’s strategic plan for the spin-off of its tech-enabled brokered services platform and two divestitures this year, and we remain committed to the long-standing core principles of the Committee’s approach to executive compensation and to ongoing engagement to inform our practices throughout this exciting transition.
Further details about our Compensation Committee decisions resulting from stockholder engagement are described in the “Stockholder Outreach and Engagement” section of the Compensation Discussion and Analysis.
7	© 2022 XPO Logistics, Inc.

QUESTIONS AND ANSWERS
ABOUT OUR ANNUAL MEETING
This Proxy Statement sets forth information relating to the solicitation of proxies by the Board of Directors (our “Board of Directors” or our “Board”) of XPO Logistics, Inc. (“XPO” or our “company”) in connection with our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournment or postponement thereof. This Proxy Statement is being furnished by our Board for use at the Annual Meeting to be held on May 18, 2022 at 10:00 a.m. Eastern Time. The meeting will be held exclusively as a live webcast. You can access the meeting at meetnow.global/MRDXLKV. You are required to have a control number to access the Annual Meeting. Please follow the instructions below to receive your control number.
This Proxy Statement and form of proxy are first being mailed on or about April 18, 2022, to our stockholders of record as of the close of business on April 14, 2022 (the “Record Date”).
The following answers address some questions you may have regarding our Annual Meeting. These questions and answers may not include all of the information that may be important to you as a stockholder of our company. Please refer to the more detailed information contained elsewhere in this Proxy Statement.
What items of business will be voted on at the Annual Meeting?
We expect that the business put forth for a vote at the Annual Meeting will be as follows:
■
To elect eight (8) members of our Board of Directors for a term to expire at the 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified (Proposal 1);

■
To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for fiscal year 2022 (Proposal 2);

■
To approve an amendment to the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan to increase the number of available shares thereunder (Proposal 3);

■
To conduct an advisory vote to approve the executive compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement (Proposal 4);

■
To consider and vote on a stockholder proposal regarding additional disclosure of the company’s political activities, if properly presented at the Annual Meeting (Proposal 5);

■
To consider and vote on a stockholder proposal regarding stockholder approval of senior managers’ severance or termination packages, if properly presented at the Annual Meeting (Proposal 6);

■
To consider and vote on a stockholder proposal regarding an audit analyzing the company’s policies and practices on the civil rights of its stakeholders, if properly presented at the Annual Meeting (Proposal 7); and

■
To consider and transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Senior management of XPO and representatives of our outside auditor, KPMG, will be available to respond to appropriate questions.
Who can attend and vote at the Annual Meeting?
You are entitled to receive notice of, attend and vote at the Annual Meeting, or any adjournment or postponement thereof, if, as of the close of business on April 14, 2022, the Record Date, you were a holder of record of our common stock.
We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as stockholders would have at an in-person meeting. Our virtual Annual Meeting will be conducted on the internet via live webcast. You can access the Annual Meeting at meetnow.global/MRDXLKV. You will be required to provide the control number on your proxy card to access the Annual Meeting. If the shares of common stock you hold are in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you must register in advance to participate in the Annual Meeting, vote electronically and submit questions during the live webcast of the meeting. To register, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Requests for registration should be directed to Computershare by email at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time on Thursday, May 12, 2022. You will receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to meetnow.global/MRDXLKV and enter your control number.
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Can I ask questions during the Annual Meeting?
The virtual Annual Meeting format allows stockholders to communicate with XPO during the Annual Meeting so they can ask questions of XPO’s management and Board of Directors, as appropriate. Stockholders (or their proxy holders) may submit questions for the Annual Meeting’s question and answer session in advance by logging on to the meeting website at meetnow.global/MRDXLKV. You will need the control number on your proxy card or confirmation email from Computershare in order to submit a question. Click on the “Q&A” icon in the top right corner of the screen and submit your question. You may provide your name, address and organization, and, if applicable, the specific proposal to which your question relates. Questions can be submitted in advance of the Annual Meeting beginning at 9:00 a.m. Eastern Time on May 16, 2022. Questions may also be submitted during the Annual Meeting through the meeting website. We will answer as many questions during the meeting as time will allow and will group questions together where appropriate. We reserve the right to exclude questions regarding topics that are not pertinent to the Annual Meeting matters or company business or are inappropriate.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. We encourage you to access the meeting prior to the start time. Should you need further assistance prior to or during the meeting, you may call 1-888-724-2416.
How many shares of XPO common stock must be present to conduct business at the Annual Meeting?
As of the Record Date, there were 115,020,310 shares of common stock issued and outstanding, with each share entitled to one vote on each matter to come before the Annual Meeting. Therefore, 115,020,310 votes are eligible to be cast at the Annual Meeting.
A quorum is necessary to hold a valid meeting of stockholders. Pursuant to the company’s bylaws, the presence, in person or by proxy, of the holders of a majority of the shares issued and outstanding and entitled to vote is necessary for each of the proposals to be presented at the Annual Meeting. Accordingly, holders of shares of our common stock representing 57,510,156 votes must be present at the Annual Meeting. If you vote by internet, telephone or proxy card, the shares you vote will be counted toward the quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining a quorum.
What are my voting choices?
With respect to the election of directors, you may vote “FOR” or “AGAINST” each of the director nominees, or you may “ABSTAIN” from voting for one or more of such nominees. With respect to the other proposals to be considered at the Annual Meeting, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on any proposal. If you sign your proxy without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors with respect to the specific proposals described in this Proxy Statement and at the discretion of the proxy holders on any other matters that properly come before the Annual Meeting.
What vote is required to approve the proposals being considered at the Annual Meeting?
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Proposal 1: Election of eight (8) directors. The election of each of the eight (8) director nominees named in this Proxy Statement requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) by holders of shares of our common stock at the Annual Meeting at which a quorum is present. If any incumbent director standing for re-election receives a greater number of votes “against” his or her election than votes “for” such election, our bylaws require that such person must promptly tender his or her resignation to our Board of Directors. You may not accumulate your votes for the election of directors.

Brokers may not use discretionary authority to vote shares of our common stock on the election of directors if they have not received specific instructions from their clients. If you are a beneficial owner of shares of our common stock, in order for your vote to be counted in the election of directors, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the Annual Meeting in accordance with their specific instructions. Abstentions and broker non-votes are not considered votes cast for purposes of tabulation and will have no effect on the election of director nominees.
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Proposal 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022. Ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock at the Annual Meeting at which a quorum is present. Abstentions are not considered votes cast for purposes of tabulation and will have no effect on the proposed ratification of KPMG. We do not expect any broker non-votes, as brokers have discretionary authority to vote on this proposal.

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Proposal 3: Approval of an amendment to the company’s 2016 Omnibus Incentive Compensation Plan to increase the number of available shares thereunder. The approval of an amendment to the company’s 2016 Omnibus Incentive Compensation Plan requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock at the Annual Meeting at which a quorum is present.

Brokers may not use discretionary authority to vote shares of our common stock on this proposal if they have not received specific instructions from their clients. If you are a beneficial owner of shares of our common stock, in order for your vote to be counted for or against the amendment to the company’s 2016 Omnibus Incentive Compensation Plan, you will need to communicate your voting decision to your bank, broker or other nominee before the date of the Annual Meeting in accordance with their specific instructions. Abstentions and broker non-votes are not considered votes cast for purposes of tabulation and will have no effect on the vote on this proposal.
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Proposal 4: Advisory vote to approve executive compensation. Advisory approval of the resolution on executive compensation of our NEOs as disclosed in this Proxy Statement requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock at the Annual Meeting at which a quorum is present. This resolution, commonly referred to as a “say-on-pay” resolution, is not binding on our Board of Directors. Although it is non-binding, our Board and the Compensation Committee will consider the voting results when making future decisions regarding our executive compensation program.

Brokers may not use discretionary authority to vote shares of our common stock on the advisory vote to approve executive compensation if they have not received specific instructions from their clients. If you are a beneficial owner of shares of our common stock, in order for your vote to be counted in the advisory vote to approve executive compensation, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the Annual Meeting in accordance with their specific instructions. Abstentions and broker non-votes are not considered votes cast for purposes of tabulation and will have no effect on the advisory vote to approve executive compensation.
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Proposal 5: Stockholder proposal regarding additional disclosure of the company’s political activities. Approval of a requirement that the company issue an annual report disclosing the company’s political activities and related expenditures requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock at the Annual Meeting at which a quorum is present.

Brokers may not use discretionary authority to vote shares of our common stock on this stockholder proposal if they have not received specific instructions from their clients. If you are a beneficial owner of shares of our common stock, for your vote to be counted for or against the stockholder proposal, you will need to communicate your voting decision to your bank, broker or other nominee before the date of the Annual Meeting in accordance with their specific instructions. Abstentions and broker non-votes are not considered votes cast for purposes of tabulation and will have no effect on the vote on this stockholder proposal.
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Proposal 6: Stockholder proposal regarding stockholder approval of senior managers’ severance or termination packages. Approval of requirement that the company’s stockholders approve senior managers’ severance or termination packages that exceed a certain value requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock at the Annual Meeting at which a quorum is present.

Brokers may not use discretionary authority to vote shares of our common stock on this stockholder proposal if they have not received specific instructions from their clients. If you are a beneficial owner of shares of our common stock, for your vote to be counted for or against the stockholder proposal, you will need to communicate your voting decision to your bank, broker or other nominee before the date of the Annual Meeting in accordance with their specific instructions. Abstentions and broker non-votes are not considered votes cast for purposes of tabulation and will have no effect on the vote on this stockholder proposal.
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Proposal 7: Stockholder proposal regarding an audit analyzing the company’s policies and practices on the civil rights of its stakeholders. Approval of requirement to conduct a third-party audit analyzing the adverse impact of the company’s policies and practices on the civil rights of its stakeholders requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock at the Annual Meeting at which a quorum is present.

Brokers may not use discretionary authority to vote shares of our common stock on this stockholder proposal if they have not received specific instructions from their clients. If you are a beneficial owner of shares of our common stock, for your vote to be counted for or against the stockholder proposal, you will need to communicate your voting decision to your bank, broker or other nominee before the date of the Annual Meeting in accordance with their specific instructions. Abstentions and broker non-votes are not considered votes cast for purposes of tabulation and will have no effect on the vote on this stockholder proposal.
In general, other business properly brought before the Annual Meeting at which a quorum is present requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock.
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How does the Board of Directors recommend that I vote?
Our Board of Directors, after careful consideration, recommends that our stockholders vote “FOR” the election of each director nominee named in this Proxy Statement, “FOR” the ratification of KPMG as our independent registered public accounting firm for fiscal year 2022, “FOR” the approval of an amendment to the company’s incentive compensation plan, “FOR” the advisory approval of the resolution to approve executive compensation, “AGAINST” the approval of the stockholder proposal regarding additional disclosure of the company’s political activities, if such proposal is properly presented at the meeting; “AGAINST” the approval of the stockholder proposal regarding stockholder approval of senior managers’ severance or termination packages, if such proposal is properly presented at the meeting; and “AGAINST” the approval of the stockholder proposal regarding an audit analyzing the company’s policies and practices on the civil rights of its stakeholders, if such proposal is properly presented at the meeting.
What do I need to do now?
We urge you to read this Proxy Statement carefully, then vote via internet or by telephone by following the instructions on the proxy card, or mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, so that your shares of our common stock can be voted at the Annual Meeting.
How do I cast my vote?
Registered Stockholders. If you are a registered stockholder (i.e., you hold your shares in your own name through our transfer agent, Computershare Trust Company, N.A., and not through a broker, bank or other nominee that holds shares for your account in “street name”), you may vote by proxy via internet or by telephone by following the instructions provided on the proxy card, or mail your completed, dated and signed proxy card in the enclosed return envelope. Proxies submitted via internet or by telephone must be received by 1:00 a.m. Eastern Time on May 18, 2022. Please see the proxy card provided to you for instructions on how to submit your proxy via internet or by telephone. Stockholders of record who attend the Annual Meeting may vote directly at the Annual Meeting by following the instructions provided during the Annual Meeting.
Beneficial Owners. If you are a beneficial owner of shares (i.e., your shares are held in the name of a brokerage firm, bank or a trustee), you may vote by proxy by following the instructions provided in the voting instruction form or other materials provided to you by the brokerage firm, bank or other nominee that holds your shares. To vote directly at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank or other nominee that holds your shares. Follow the instructions provided above to obtain a control number and the voting instructions provided during the Annual Meeting.
What is the deadline to vote?
If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting. As indicated on the proxy card provided to you, proxies submitted prior to the Annual Meeting via internet or by telephone must be received by 1:00 a.m. Eastern Time on May 18, 2022.
If you are the beneficial owner of shares of our common stock, please follow the voting instructions provided by your broker, trustee or other nominee.
What happens if I do not respond, or if I respond and fail to indicate my voting preference, or if I abstain from voting?
If you fail to vote via internet or by telephone as indicated on your proxy card, or fail to properly sign, date and return your proxy card, your shares will not be counted towards establishing a quorum for the Annual Meeting, which requires holders representing a majority of the outstanding shares of our common stock to be present in person or by proxy.
Failure to vote, assuming the presence of a quorum, will have no effect on the tabulation of the votes on the proposals. If you are a stockholder of record and you properly sign, date and return your proxy card, but do not indicate your voting preference, we will count your proxy as a vote “FOR” the election of the eight nominees for director named in “Proposal 1 — Election of Directors,” “FOR” the ratification of KPMG as our independent registered public accounting firm for fiscal year 2022, “FOR” the approval of an amendment to the company’s incentive compensation plan, “FOR” the advisory approval of the resolution to approve executive compensation, “AGAINST” the approval of the stockholder proposal regarding additional disclosure of the company’s political activities, if such proposal is properly presented at the meeting; “AGAINST” the approval of the stockholder proposal regarding stockholder approval of senior managers’ severance or termination packages, if such proposal is properly presented at the meeting; and “AGAINST” the approval of the stockholder proposal regarding an audit analyzing the company’s policies and practices on the civil rights of its stakeholders, if such proposal is properly presented at the meeting.
If my shares are held in “street name” by my broker, dealer, commercial bank, trust company or other nominee, will my broker or other nominee vote my shares for me?
You should instruct your broker or other nominee on how to vote your shares of our common stock using the instructions they provide to you. Brokers or other nominees who hold shares of our common stock in “street name” for customers are prevented by the rules set forth in the Listed Company Manual (the “NYSE Rules”) of the New York Stock Exchange (the “NYSE”) from exercising voting discretion with respect to non-routine or contested matters (i.e., they must receive specific voting instructions from a stockholder
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in order to vote that stockholder’s shares on non-routine or contested matters). Shares not voted by a broker or other nominee, because they did not receive specific voting instructions from the stockholder on one or more proposals, are referred to as “broker non-votes.”
We expect that when the NYSE determines whether each of the seven proposals to be voted on at our Annual Meeting is a routine or non-routine matter, only “Proposal 2 — Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for Fiscal Year 2022” will be determined to be routine. It is important that you instruct your broker or other nominee on how to vote your shares of our common stock held in “street name” by following the instructions provided to you by your broker or other nominee.
What if I want to change my vote?
Whether you attend the Annual Meeting or not, you may revoke a proxy at any time before your proxy is voted at the Annual Meeting. You may do so by properly delivering a later-dated proxy either via internet, by telephone, by mail, or by attending the Annual Meeting virtually and voting. Please note, however, that your attendance at the Annual Meeting will not automatically revoke any prior proxy, unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked. You also may revoke your proxy by delivering a notice of revocation to Corporate Secretary, XPO Logistics, Inc., Five American Lane, Greenwich, Connecticut 06831 prior to the vote at the Annual Meeting. If you hold your shares through a broker, dealer, commercial bank, trust company or other nominee, you should follow the instructions of your broker or other nominee regarding revocation of proxies.
How will the persons named as proxies vote?
If you are a registered stockholder (i.e., if you hold your shares of our common stock in your own name through our transfer agent, Computershare Trust Company, N.A., and not through a broker, bank or other nominee that holds shares for your account in “street name”) and you complete and submit a proxy, the persons named as proxies will follow your instructions. If you submit a proxy but do not provide voting instructions, or if your instructions are unclear, the persons named as proxies will vote as recommended by our Board of Directors or, if no recommendation is given, by using their own discretion.
Where can I find the results of the voting?
We intend to announce preliminary voting results at the Annual Meeting and will publish final results on a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) within four (4) business days after the Annual Meeting. The Current Report on Form 8-K will also be available on our website, www.xpo.com.
Who will pay for the cost of soliciting proxies?
The company will pay for the cost of soliciting proxies. We have engaged Innisfree M&A Incorporated to assist us in soliciting proxies in connection with the Annual Meeting and have agreed to pay them approximately $15,000 plus their expenses for providing such services. Our directors, officers and other employees, without additional compensation, may solicit proxies personally, in writing, by telephone, by email or otherwise. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees and other nominees for forwarding our proxy materials to each beneficial owner of shares of our common stock held through them as of the Record Date.
What is “householding” and how does it affect me?
In cases where multiple company stockholders share the same address, and the shares are held through a bank, broker or other holder of record in a street-name account, only one copy of our proxy materials will be delivered to that address unless a stockholder at that address requests otherwise. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholders residing at the same address who wish to receive a separate copy of our proxy materials may request a copy by contacting their bank, broker or other holder of record, or by sending a written request to Investor Relations, XPO Logistics, Inc., Five American Lane, Greenwich, Connecticut 06831, or by contacting Investor Relations by email at investors@xpo.com. The voting instruction form sent to a street-name stockholder should provide information on how to request a separate copy of future materials for each company stockholder at that address, if that is your preference. Similarly, if you currently receive separate copies of our proxy materials but which to participate in householding, please contact us through the method described above.
Can I obtain an electronic copy of the company’s proxy materials?
Yes, this Proxy Statement and our 2021 Annual Report are available on the internet at www.edocumentview.com/XPO.
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BOARD OF DIRECTORS AND
CORPORATE GOVERNANCE
AN OVERVIEW OF OUR MISSION AND HOW OUR BOARD COMPOSITION IS ALIGNED WITH OUR STRATEGY
Our company’s mission is to be the leading provider of freight transportation services and help our customers move goods efficiently through their supply chains using our proprietary technology. Our global network serves 50,000 shippers with approximately 727 locations and 41,000 employees. We care deeply about keeping our employees and customers happy, and we view safety, sustainability, strong governance and a purpose-driven culture as essential components of value creation.
Our business primarily provides less-than-truckload (LTL) and truck brokerage services. We are a top three provider of LTL services in North America, with one of the industry’s largest asset-based, national networks of tractors, trailers, terminals and drivers. We provide our LTL customers with geographic density and day-definite regional, inter-regional and transcontinental LTL freight services. In addition, XPO is one of the largest asset-light brokers of truckload transportation in North America — we use our XPO Connect® digital brokerage platform to source independent carriers for shippers who need to move full truckloads of freight, and we manage the process efficiently with our technology. In addition to these two core services, our offering includes complementary asset-light services of last mile logistics, managed transportation and global forwarding in North America, as well as our diversified European transportation business. In addition to our scale, we believe that our substantial exposure to secular industry growth trends, our first-mover advantage as an innovator and our blue-chip customer relationships are compelling competitive advantages.
Our Board of Directors consists of a highly skilled group of leaders who share our values and reflect our culture. Many of our directors have served as executive officers or board members of major companies and have an extensive understanding of the principles of corporate governance. In addition, our directors have a strong owner orientation — as of the Record Date, approximately 11% of the voting power of our capital stock was held by our directors or by entities or persons related to our directors. As described on page 4, our Board as a whole has extensive expertise in the following skill sets, all of which are relevant to our company, business, industry and strategy:
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Business operations;

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Corporate governance;

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Customer service;

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Environmental sustainability and corporate responsibility;

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Effective capital allocation;

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Critical analysis of corporate financial statements and capital structures;

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Human resources management;

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Multinational corporate management;

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Sales and marketing;

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Mergers and acquisitions, integration and optimization;

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The transportation and logistics industry;

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Risk management;

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Talent management and engagement; and

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Technology and information systems.

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DIRECTORS
Our Board of Directors currently consists of eight (8) members as set forth in the table below. The term of each of our directors will expire at the Annual Meeting. Our Board has nominated all of the current directors to stand for election at the Annual Meeting, as set forth in Proposal 1 on page 66 of this Proxy Statement.
Name	Occupation
Brad Jacobs	Chairman and Chief Executive Officer, XPO Logistics, Inc.
Jason Aiken	Senior Vice President and Chief Financial Officer, General Dynamics Corporation
AnnaMaria DeSalva	Vice Chairman, XPO Logistics, Inc.; Global Chairman and Chief Executive Officer, Hill+Knowlton Strategies
Michael Jesselson	Lead Independent Director, XPO Logistics, Inc.; President and Chief Executive Officer, Jesselson Capital Corporation
Adrian Kingshott	Managing Director, Spotlight Advisors, LLC
Mary Kissel	Executive Vice President and Senior Policy Advisor, Stephens Inc.
Allison Landry	Former Senior Transportation Research Analyst, Credit Suisse
Johnny C. Taylor, Jr.	President and Chief Executive Officer, Society of Human Resources Management
Under the terms of an Investment Agreement, dated June 13, 2011 (the “Investment Agreement”), by and among Jacobs Private Equity, LLC (“JPE”), the other investors party thereto (collectively with JPE, the “Investors”), and our company, JPE has the right to designate certain percentages of the nominees for our Board of Directors so long as JPE owns securities representing specified percentages of the total voting power of our capital stock on a fully-diluted basis. JPE does not currently own securities representing the required voting power to qualify for the right to designate nominees for our Board of Directors. The foregoing rights of JPE under the Investment Agreement are in addition to, and not in limitation of, JPE’s voting rights as a holder of capital stock of our company. JPE is controlled by Brad Jacobs, our chairman and chief executive officer. The Investment Agreement and the terms contemplated therein were approved by our stockholders at a special meeting on September 1, 2011.
None of the foregoing will prevent our Board of Directors from acting in accordance with its fiduciary duties or applicable law or stock exchange requirements or from acting in good faith in accordance with our governing documents, while giving due consideration to the intent of the Investment Agreement.
Set forth below is information regarding each of our director nominees, including the experience, qualifications, attributes or skills that led our Board to conclude that each such nominee should serve as a director.
Brad Jacobs Age: 65	Chairman and Director since 2011

Mr. Jacobs has served as our chief executive officer and chairman of our Board of Directors since September 2, 2011. Mr. Jacobs is also the managing member of JPE, which is one of our largest stockholders. Prior to XPO, Mr. Jacobs led two public companies: United Rentals, Inc. (NYSE: URI), which he founded in 1997, and United Waste Systems, Inc., which he founded in 1989. Mr. Jacobs served as chairman and chief executive officer of United Rentals for that company’s first six years, and as its executive chairman for an additional four years. He served eight years as chairman and chief executive officer of United Waste Systems. Mr. Jacobs has served as the non-executive chairman of the board of directors of GXO Logistics, Inc. (NYSE: GXO) since August 2, 2021.

Board Committees: None Other Public Company Boards: GXO Logistics, Inc. (NYSE: GXO)

Mr. Jacobs brings to the Board:
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In-depth knowledge of the company’s business resulting from his years of service with the company as its chief executive officer;

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Leadership experience as the company’s chairman and chief executive officer, and a successful track record of leading companies that execute strategies similar to ours; and

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Extensive past and current experience as the chairman of boards of directors of several public companies, whereby Mr. Jacobs provided valuable operational insights and strategic and long-term planning capabilities.

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Jason Aiken Age: 49	Independent Director since 2021

Mr. Aiken has served as a director of the company since August 2, 2021. He has served as senior vice president and chief financial officer of General Dynamics Corporation since January 2014. Previously he was the senior vice president and chief financial officer of Gulfstream Aerospace Corporation, and held earlier positions with General Dynamics, including controller, vice president of accounting and director of consolidation accounting. Prior to joining General Dynamics, Mr. Aiken was an audit manager with Arthur Andersen LLP in Washington, D.C., where he provided audit and consulting services for defense contractors. He holds a masters in business administration degree from the Kellogg School of Management at Northwestern University, and a bachelor’s degree in business administration and accounting from Washington and Lee University.

Board Committees: ▪ Chairman of the Audit Committee
Other Public Company Boards: None

Mr. Aiken brings to the Board:
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Significant financial and accounting expertise through his service as chief financial officer and other senior finance positions with a Fortune 100 company; and

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Senior operational, transactional and strategic experience.

AnnaMaria DeSalva Age: 53	Independent Director since 2017 Vice Chairman since 2019

Ms. DeSalva has served as a director of the company since September 19, 2017 and vice chairman of the Board since February 7, 2019. She has served as global chairman and chief executive officer of Hill+Knowlton Strategies since June 2019. Prior to that, Ms. DeSalva served as chief communications officer of E.I. du Pont de Nemours & Co. (DuPont) from March 2014 to January 2018; then as senior advisor to the CEO of DowDuPont until February 2019. Previously, she served as vice president of corporate affairs for biopharmaceutical innovation at Pfizer, was an advisor to the U.S. Food and Drug Administration, and led the global healthcare practice of Hill & Knowlton. For Bristol-Myers Squibb, she led global public affairs for the oncology business and served as the director of the Bristol-Myers
Squibb Foundation. Ms. DeSalva serves on the board of governors of Argonne National Laboratory of the U.S. Department of Energy and is a member of its compensation and nominating committees. She is also a trustee of the Committee for Economic Development of The Conference Board. Ms. DeSalva is a graduate of The College of William & Mary in Williamsburg, Virginia, where she serves on the board of the Raymond A. Mason School of Business.

Board Committees: ▪ Chairman of the Nominating, Corporate Governance and Sustainability Committee ▪ Member of the Audit Committee
Other Public Company Boards: None

Ms. DeSalva brings to the Board:
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Global perspective as the chief executive officer of a multinational organization serving clients across almost every sector of the world economy; and

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Significant experience in corporate affairs, regulatory affairs and corporate social responsibility, having previously served in senior leadership roles at several public companies.

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Michael Jesselson Age: 70	Independent Director since 2011 Lead Independent Director since 2016

Mr. Jesselson has served as a director of the company since September 2, 2011 and as lead independent director since March 20, 2016. He has been president and chief executive officer of Jesselson Capital Corporation since 1994, and became a director of Ascendant Digital Acquisition Corp. III (NYSE: ACDI) in November 2021. Mr. Jesselson served as a director of Ascendant Digital Acquisition Corp. I from July 2020 to July 2021, and as a director of American Eagle Outfitters, Inc. (NYSE: AEO) from November 1997 to May 2017, most recently as its lead independent director. Earlier, he worked at Philipp Brothers, a division of Engelhard Industries from 1972 to 1981, then at Salomon Brothers Inc. in the financial trading sector. He is a director of C-III Capital Partners LLC,
Clarity Capital and other private companies, as well as numerous philanthropic organizations. Mr. Jesselson also serves as the chairman of Bar Ilan University in Israel. He attended New York University School of Engineering.

Board Committees: ▪ Member of the Audit Committee ▪ Member of the Nominating, Corporate Governance and Sustainability Committee
Other Public Company Boards: Ascendant Digital Acquisition Corp. III (NYSE: ACDI)

Mr. Jesselson brings to the Board:
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Significant experience with public company governance through prior service on the board of directors of American Eagle Outfitters, including as its lead independent director; and

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Extensive investment expertise.

Adrian Kingshott Age: 62	Independent Director since 2011

Mr. Kingshott has served as a director of the company since September 2, 2011. He has served as a managing director of Spotlight Advisors, LLC since September 2015. Previously, Mr. Kingshott was the chief executive officer of AdSon, LLC from October 2005 until November 2021, a member of the board of directors of Centre Lane Investment Corp. from May 2011 to March 2021, and a senior advisor to Headwaters Merchant Bank from 2013 until June 2018. Previously, with Goldman Sachs, he was co-head of the firm’s Global Leveraged Finance business and held other positions over a 17-year tenure. More recently, Mr. Kingshott was a managing director and portfolio manager at Amaranth Advisors, LLC. He is an adjunct professor of Global Capital Markets and Investments at
Fordham University’s Gabelli School of Business. He holds a master’s degree in business administration from Harvard Business School and a master of jurisprudence degree from Oxford University.

Board Committees: ▪ Member of the Nominating, Corporate Governance and Sustainability Committee
Other Public Company Boards: None

Mr. Kingshott brings to the Board:
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More than 25 years of experience in the investment banking and investment management industries; and

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Expertise with respect to corporate governance, acquisition transactions, debt and equity financing and corporate financial management issues.

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Mary Kissel Age: 45	Independent Director since 2021

Mary Kissel has served as a director of the company since August 2, 2021. She has served as executive vice president and senior policy advisor with Stephens Inc. since March 2021. Previously, from October 2018 to January 2021, Ms. Kissel served as senior advisor to the U.S. Secretary of State for policy and messaging, and conducted special assignments for the Secretary. From November 2005 to October 2018, Ms. Kissel was a member of The Wall Street Journal editorial board in New York, where she served as chief foreign policy writer, and as editorial page editor for Asia-Pacific, based in Hong Kong. Ms. Kissel serves as an advisory board member of the Center for Tech Diplomacy at Purdue and the Marathon Initiative in Washington, D.C. She is a life member of the Council on Foreign Relations and host of the Nixon Seminar on Conservative Realism and National Security. She holds a master’s degree from the Paul H. Nitze School of Advanced International Studies and a bachelor’s degree in government from Harvard College.

Board Committees: ▪ Member of the Compensation Committee
Other Public Company Boards: None

Ms. Kissel brings to the Board:
▪
Expertise with respect to political decision-making, economic policy, public policy, and their impact on business; and

▪
Extensive media, public speaking, government, and foreign affairs experience.

Allison Landry Age: 43	Independent Director since 2021

Allison Landry has served as a director of the company since August 2, 2021. From September 2005 to July 2021, she was a senior transportation research analyst with Credit Suisse, covering the trucking, railroad, airfreight and logistics industries. Previously, Ms. Landry served as a financial analyst and senior accountant with OneBeacon Insurance Company (now Intact Insurance Specialty Solutions). She holds a master’s degree in business administration from Boston University’s Questrom School of Business, and a bachelor’s degree in psychology from College of the Holy Cross.

Board Committees: ▪ Member of the Audit Committee ▪ Member of the Compensation Committee
Other Public Company Boards: None

Ms. Landry brings to the Board:
▪
More than 15 years experience in the transportation sector, equity markets, research and analysis; and

▪
Significant experience in investments, financial analysis and valuation.

17	© 2022 XPO Logistics, Inc.

Johnny C. Taylor, Jr. Age: 53	Independent Director since 2021

Mr. Taylor has served as a director of the company since August 2, 2021. He has served as president and chief executive officer of the Society of Human Resources Management (SHRM) since
December 2017. Previously, Mr. Taylor served as president and chief executive officer of the
Thurgood Marshall College Fund from May 2010 to December 2017. He has served as a member of the board of directors of Guild Education since February 2021 and of iCIMS, Inc. since March 2021.
He has served as a trustee of the University of Miami since June 2017, as a corporate member of
Jobs for America’s Graduates since January 2018, and as a member of the National Board of Governors of the American Red Cross since June 2018. He has served as chairman of the
President’s Advisory Board on Historically Black Colleges and Universities and on the White House American Workforce
Policy Advisory Board since February 2018. Mr. Taylor holds a juris doctorate degree and a master’s degree from Drake
University, and a bachelor’s degree from the University of Miami.

Board Committees: ▪ Chairman of the Compensation Committee
Other Public Company Boards: None

Mr. Taylor brings to the Board:
▪
More than 25 years experience in senior human resources, legal, and business roles across a variety of industries and organizations; and

▪
Expertise in human capital strategy and management, diversity and inclusion, workplace culture, and leadership training.

18	© 2022 XPO Logistics, Inc.

ROLE OF THE BOARD AND BOARD LEADERSHIP STRUCTURE
Our business and affairs are managed under the direction of our Board of Directors, which is our company’s ultimate decision-making body, except with respect to those matters reserved to our stockholders. Our Board’s primary responsibility is to seek to maximize long-term stockholder value. Our Board establishes our overall corporate policies, selects and evaluates our senior management team, which is charged with the conduct of our business, monitors the performance of our company and management, and provides advice and counsel to management. In fulfilling the Board’s responsibilities, our directors have full access to our management, internal and external auditors and outside advisors.
Furthermore, our Board of Directors is committed to independent Board oversight. Our current Board leadership structure includes an executive chairman as well as a lead independent director and an independent vice chairman. The positions of chairman of the Board and chief executive officer are both currently held by Mr. Jacobs. Our Board believes that this combination of roles is appropriate because the structure enables decisive leadership and ensures clear accountability in the context of strong Board practices and a Board culture that facilitates independent oversight. In August, Mr. Jacobs once again followed through on a major initiative to increase stockholder value when XPO completed the spin-off of its contract logistics segment as GXO Logistics, an independent, publicly-traded company. The spin-off and subsequently announced strategic plan, demonstrates Mr. Jacobs’ ability to focus on creating value for stockholders and also remain intensely committed to the satisfaction of our customers and employees. Our Board believes the dual roles function well for our company based on our current strategy, governance and ownership structure.
To further strengthen its independent decision-making, our Board has approved a set of Corporate Governance Guidelines (the “Guidelines”), which provide that the independent directors may appoint a lead independent director who presides over executive sessions of the independent directors, and who shall serve a term of at least one year. The position of lead independent director has been structured to serve as an effective balance to the dual roles served by Mr. Jacobs, and to include, among other duties: (i) presiding at all meetings of the Board of Directors at which the chairman is not present; (ii) presiding at all executive sessions of the independent directors, which must take place at least once a year without members of management present; and (iii) calling additional meetings of the independent directors as necessary. In practice, in 2021, our independent directors met in executive sessions much more frequently. The lead independent director also serves as a liaison between the chairman and the independent directors. Together with the chairman, the lead independent director approves Board meeting agendas, meeting schedules and meeting materials to be distributed to our Board in order to ensure sufficient time for informed discussion of issues. The lead independent director is also available to meet with significant stockholders as required. On March 20, 2016, the independent directors appointed Mr. Jesselson to serve as lead independent director.
In addition, on February 7, 2019, the Board established an independent vice chairman position as part of its ongoing commitment to strong corporate governance. The position of vice chairman is defined as an independent director with authorities and duties that include, among others: (i) presiding at meetings of the Board where the chairman and lead independent director are not present; (ii) assisting the chairman, when appropriate, in carrying out his or her duties; (iii) assisting the lead independent director, when appropriate, in carrying out his or her duties; and (iv) such other duties, responsibilities and assistance as the Board or the chairman may determine. Ms. DeSalva was appointed to serve as vice chairman on February 7, 2019, to provide support on key governance matters and stockholder engagement to the chairman, lead independent director and the Board.
Further information regarding the positions of lead independent director and vice chairman is set forth in the Guidelines. The Guidelines are available on the company’s website at www.xpo.com under the Investors tab.
Our Board of Directors held 11 meetings during 2021. Each person currently serving as a director attended at least 91% of the meetings of the Board and any committee(s) on which he or she served during the time he or she served on the Board or committees. In addition, during 2021, our Board of Directors acted three times via unanimous written consent.
Our directors are expected to attend our annual meetings. Any director who is unable to attend is expected to notify the chairman of the Board in advance of the meeting date. All of our directors then serving and standing for re-election attended the 2021 Annual Meeting of Stockholders.
BOARD RISK OVERSIGHT
Our Board of Directors provides overall risk oversight, with a focus on the most significant risks facing our company. In addition, the Board is responsible for ensuring that appropriate crisis management and business continuity plans are in place. The management of risks to our business, and the execution of contingency plans, are primarily the responsibility of our senior management team.
Our Board and senior management team regularly discuss the company’s business strategy, operations, policies, controls, prospects, and current and potential risks. These discussions include approaches for assessing, monitoring, mitigating and controlling risk exposure. The Board has delegated responsibility for the oversight of specific risks to special committees as follows:
■
Audit Committee. The Audit Committee oversees the policies that govern the process by which our exposure to risk is assessed and managed by management. In that role, the Audit Committee discusses major financial risk exposures with our management and discusses the steps that management has taken to monitor and control these exposures. Additionally, the Audit Committee is responsible for reviewing risks arising from related party transactions involving our company, and for overseeing our companywide Code of Business Ethics and overall compliance with legal and regulatory requirements.

19	© 2022 XPO Logistics, Inc.

■
Compensation Committee. The Compensation Committee monitors the risks associated with our compensation philosophy and programs. The Committee ensures that the company’s compensation structure strikes an appropriate balance in motivating our senior executives to deliver long-term results for the company’s stockholders, while simultaneously holding our senior leadership team accountable.

■
Nominating, Corporate Governance and Sustainability Committee. The Nominating, Corporate Governance and Sustainability Committee oversees risks related to our governance structure and processes, as well as risks associated with the company’s corporate sustainability practices and reporting.

COMMITTEES OF THE BOARD AND COMMITTEE MEMBERSHIP
Each of the Audit Committee, the Compensation Committee and the Nominating, Corporate Governance and Sustainability Committee has a written charter that complies with applicable SEC rules and with the NYSE Rules. These charters are available at www.xpo.com. You may obtain a printed copy of any of these charters, without charge, by sending a request to Corporate Secretary, XPO Logistics, Inc., Five American Lane, Greenwich, Connecticut 06831.
The committees are each comprised entirely of independent directors within all applicable standards, as discussed below. Our Board’s general policy is to review and approve committee assignments annually. After consulting with our Board chairman and considering member qualifications, the Nominating, Corporate Governance and Sustainability Committee is responsible for recommending to our Board all committee assignments, including the roles of committee chairmen. Each committee is authorized to retain, in its sole authority, its own outside counsel and other advisors at the company’s expense as it desires. Also, each committee may form and delegate authority to subcommittees when appropriate. Our Board may eliminate or create additional committees as it deems appropriate.
The following table sets forth the membership of each of our Board committees as of the Record Date. Mr. Jacobs does not serve on any Board committees.
Name	Audit Committee	Compensation Committee	Nominating, Corporate Governance and Sustainability Committee
Jason Aiken*	C
AnnaMaria DeSalva	✓		C
Michael Jesselson	✓		✓
Adrian Kingshott			✓
Mary Kissel		✓
Allison Landry	✓	✓
Johnny C. Taylor, Jr.		C
C = Committee chairman	✓ = Committee member	* = Audit Committee Financial Expert
A summary of the committees’ responsibilities is as follows:
Audit Committee. Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to assist our Board of Directors in fulfilling its responsibilities in a number of areas, including, without limitation, oversight of: (i) our accounting and financial reporting processes, including our systems of internal controls and disclosure controls, (ii) the integrity of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our independent registered public accounting firm, (v) the performance of our independent registered public accounting firm and internal audit function and (vi) related party transactions. Each member of the Audit Committee satisfies all applicable independence standards, has not participated in the preparation of our financial statements at any time during the past three years, and is able to read and understand fundamental financial statements. From January 1, 2021 to August 2, 2021, the Audit Committee was comprised of the following four directors: Mr. Oren Shaffer (chairman), Ms. Gena Ashe, Mr. Jesselson and Dr. Jason Papastavrou. Mr. Shaffer, Ms. Ashe and Dr. Papastavrou resigned from the company’s Board on August 2, 2021 to join the GXO board. From August 2, 2021 to December 31, 2021, the Audit Committee was comprised of the following four directors: Mr. Aiken (chairman), Ms. DeSalva, Mr. Jesselson and Ms. Landry. During 2021, the Audit Committee met eight times and acted twice via unanimous written consent. Our Board has determined that Mr. Aiken qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K under the Exchange Act.
20	© 2022 XPO Logistics, Inc.

Compensation Committee. The primary responsibilities of the Compensation Committee are, among other things: (i) to oversee the administration of our compensation programs, (ii) to review and approve the compensation of our executive management, (iii) to review company contributions to qualified and non-qualified plans, (iv) to prepare any report on executive compensation required by SEC rules and regulations, and (v) to retain independent compensation consultants and oversee the work of such consultants. During 2021, the Compensation Committee met nine times and, in addition, acted five times via unanimous written consent to deliberate on a range of matters relating to compensation, including:
■
Certification of goal attainment for performance-based stock unit awards (“PSUs”);

■
Director and executive compensation benchmarking, compared to market levels of pay;

■
Trends in executive pay practices and relevant developments within the regulatory landscape;

■
Executive compensation decision frameworks and strategies for cash and long-term incentive compensation;

■
Thresholds, targets and/or maximum values related to cash compensation;

■
Risk assessment of incentive compensation plans;

■
NEO performance evaluations with respect to financial and non-financial goals and expectations;

■
Approval of compensation decisions for directors and executive officers;

■
Evaluation of share utilization (i.e., burn rate and dilution) in our employee equity plan;

■
Compliance with executive stock ownership guidelines;

■
Material changes in benefit plans across the company;

■
Cash bonus accruals for employees in our company’s annual incentive plan, based on financial performance of each business;

■
Review and certification of compensation advisor independence; and

■
Inclusion of the compensation, discussion and analysis disclosure in the company’s annual proxy statement and its incorporation by reference into the company’s annual report on Form 10-K.

From January 1, 2021 to August 2, 2021, the Compensation Committee was comprised of the following three directors: Dr. Papastavrou (chairman), Ms. Marlene Colucci and Mr. Jesselson. On August 2, 2021, Dr. Papastavrou and Ms. Colucci resigned from the company’s Board to join the GXO board. From August 2, 2021 to December 31, 2021, the Compensation Committee was comprised of the following three directors: Mr. Taylor (chairman), Ms. Kissel and Ms. Landry.
Nominating, Corporate Governance and Sustainability Committee. The primary responsibilities of the Nominating, Corporate Governance and Sustainability Committee are, among other things: (i) to identify individuals qualified to become Board members and recommend that our Board select such individuals to be presented for stockholder consideration at the annual meeting or to be appointed by the Board to fill a vacancy, (ii) to make recommendations to the Board concerning committee appointments, (iii) to develop, recommend to the Board and annually review the Guidelines and oversee corporate governance matters, (iv) to support the Board in its oversight of our company’s purpose-driven sustainability strategies, performance and external disclosures, including ESG matters and related stakeholder engagement, and (v) to oversee an annual evaluation of our Board and its committees. From January 1, 2021 to August 2, 2021, the Nominating, Corporate Governance and Sustainability Committee was comprised of the following three directors: Ms. DeSalva (chairman), Mr. Jesselson and Dr. Papastavrou. Dr. Papastavrou resigned from the company’s Board on August 2, 2021 to join the GXO board and was replaced with Mr. Kingshott. The Nominating, Corporate Governance and Sustainability Committee met three times during 2021.
Acquisition Committee. From January 1, 2021 until July 30, 2021, the company’s Acquisition Committee, which was responsible for overseeing risks related to the execution of our acquisition strategy, consisted of Mr. Kingshott (chairman), Ms. Ashe and Ms. Colucci. The Acquisition Committee did not meet during 2021 and was dissolved on July 30, 2021.
21	© 2022 XPO Logistics, Inc.

DIRECTOR COMPENSATION
The following table sets forth information concerning the compensation of each person who served as a non-employee director of our company during 2021.
2021 Director Compensation Table(1)
Name	Fees Earned in Cash(2)	Stock Awards(3)	Total
Jason Aiken(4)	$43,370	$79,123	$122,493
Gena Ashe(5)	46,957	110,877	157,834
Marlene Colucci(6)	46,957	110,877	157,834
AnnaMaria DeSalva(7)	125,000	190,000	315,000
Michael Jesselson(8)	105,000	190,000	295,000
Adrian Kingshott(9)	88,804	190,000	278,804
Mary Kissel(10)	33,043	79,123	112,166
Allison Landry(11)	105,043	79,123	184,166
Jason Papastavrou, Ph.D.(12)	58,696	110,877	169,573
Oren Shaffer(13)	61,630	110,877	172,507
Johnny C. Taylor, Jr.(14)	41,304	79,123	120,427

(1)
Compensation information for Brad Jacobs, who is a NEO of our company, is disclosed in this Proxy Statement under the heading “Executive Compensation — Compensation Tables.” Mr. Jacobs did not receive additional compensation for his service as a director.

(2)
The amounts reflected in this column represent the fees earned by the directors for their service during 2021. Because the fees are paid in arrears and fourth quarter payments are received during the following calendar year, fees earned more accurately represent the compensation received by our directors.

(3)
The amounts reflected in this column represent a full or prorated grant date fair value of the awards made in 2021, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 “Compensation — Stock Compensation” (“ASC 718”). For further discussion of the assumptions used in the calculation of the grant date fair value, please see “Notes to Consolidated Financial Statements — Note 15. Stock-Based Compensation” of our company’s Annual Report on Form 10-K for the year ended December 31, 2021. Each director serving on January 3, 2021 was granted an award of 1,604 restricted stock units (“RSUs”), corresponding to the value of $190,000, the amount of annual equity compensation paid to our directors. Ms. DeSalva, Mr. Jesselson and Mr. Kingshott served as directors the entire calendar year of 2021 and their full grant vested on January 3, 2022. As a result of the spin-off, Ms. Ashe, Ms. Colucci, Dr. Papastavrou and Mr. Shaffer resigned from the company’s board on August 2, 2021 to join the GXO board. Their amounts represent a prorated value of the RSUs from January 1, 2021 to August 2, 2021 and their grants were transferred to GXO as per the terms of the spin-off transaction. Mr. Aiken, Ms. Kissel, Ms. Landry and Mr. Taylor joined the company’s board on August 2, 2021 and received a prorated award of 920 RSUs worth $79,123. These awards vested on January 3, 2022. Each director serving on January 3, 2022 received an award of 2,538 RSUs on such date for service as a director in 2022; these awards will vest on January 3, 2023 and are not reflected in the table above.

(4)
As of December 31, 2021, Mr. Aiken held 920 RSUs. As of the Record Date, Mr. Aiken directly owns a total of 920 shares of our common stock as disclosed in this Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

(5)
As of August 2, 2021, Ms. Ashe held 16,002 RSUs. Ms. Ashe resigned from the company’s board on August 2, 2021 as a result of the spin-off and her RSUs were transferred to GXO as per the terms of the spin-off transaction. The above table does not include €27,000 of fees paid to Ms. Ashe for her service as vice-chairman of the Supervisory Board of XPO Logistics Europe S.A., which was our subsidiary until the spin-off.

(6)
As of August 2, 2021, Ms. Colucci held 3,996 RSUs. Ms. Colucci resigned from the company’s board on August 2, 2021 as a result of the spin-off and her RSUs were transferred to GXO as per the terms of the spin-off transaction.

(7)
As of December 31, 2021, Ms. DeSalva held 11,970 RSUs. As of the Record Date, Ms. DeSalva directly owns a total of 2,881 shares of our common stock and 11,970 RSUs that are or will become vested within 60 days of the Record Date as disclosed in this Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

(8)
As of December 31, 2021, Mr. Jesselson held 12,630 RSUs. As of the Record Date, Mr. Jesselson directly and indirectly owns a total of 285,989 shares of our common stock and 9,980 RSUs that are or will become vested within 60 days of the Record Date as disclosed in this Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

(9)
As of December 31, 2021, Mr. Kingshott held 39,723 RSUs. As of the Record Date, Mr. Kingshott directly owns a total of 73,742 shares of our common stock and 39,723 RSUs that are or will become vested within 60 days of the Record Date as disclosed in this Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

(10)
As of December 31, 2021, Ms. Kissel held 920 RSUs. As of the Record Date, Ms. Kissel directly owns a total of 920 shares of our common stock as disclosed in this Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

(11)
As of December 31, 2021, Ms. Landry held 920 RSUs. As of the Record Date, Ms. Landry directly owns a total of 920 shares of our common stock as disclosed in this Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management.” Ms. Landry was paid an additional $72,000 (included in the table above) for the special responsibility of overseeing, on behalf of the Board, the company’s investor relations and external communications functions for a six-month period starting on August 2, 2021 and ending on January 31, 2022.

(12)
As of August 2, 2021, Dr. Papastavrou held 23,295 RSUs. Dr. Papastavrou resigned from the company’s board on August 2, 2021 as a result of the spin-off and his RSUs were transferred to GXO as per the terms of the spin-off transaction.

(13)
As of August 2, 2021, Mr. Shaffer held 29,044 RSUs. Mr. Shaffer resigned from the company’s board on August 2, 2021 as a result of the spin-off and his RSUs were transferred to GXO as per the terms of the spin-off transaction.

(14)
As of December 31, 2021, Mr. Taylor held 920 RSUs. As of the Record Date, Mr. Taylor directly owns a total of 920 shares of our common stock as disclosed in this Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

22	© 2022 XPO Logistics, Inc.

The compensation of our directors is subject to approval by our Board, which is based, in part, on the recommendation of the Compensation Committee. Directors who are employees of our company do not receive additional compensation for service as members of either our Board of Directors or its committees.
For service during calendar year 2021, our non-employee directors received an annual cash retainer of $80,000, payable quarterly in arrears, and time-based RSUs (“Time-Based RSUs”) worth $190,000. The annual grant of such Time-Based RSUs was made on the first business day of 2021 (the “RSU Grant Date”) and the number of units was determined by dividing $190,000 by the average of the closing prices of the company’s common stock on the ten trading days immediately preceding the RSU Grant Date. The grant vested on the first business day of 2022. The vice chairman of the Board received an additional $25,000 annual cash retainer, payable quarterly in arrears. The lead independent director also received an additional $25,000 annual cash retainer, payable quarterly in arrears. The chairmen of our Audit Committee, our Compensation Committee, and our Nominating, Corporate Governance and Sustainability Committee each received an additional cash retainer of $25,000, $20,000 and $20,000, respectively, payable quarterly in arrears. Our Acquisition Committee was dissolved on July 30, 2021 and the chairman received a prorated portion of the annual fee of $15,000, paid quarterly in arrears.
No other fees are paid to our directors for their attendance at or participation in meetings of our Board or its committees. We reimburse our directors for expenses incurred in the performance of their duties, including reimbursement for air travel and hotel expenses.
In 2016, our Board adopted a stock ownership policy establishing guidelines and stock retention requirements that apply to our non-employee directors and executive officers. Non-employee directors are subject to a stock ownership guideline of six (6) times the annual cash retainer. To determine compliance with these guidelines, generally, common shares held directly or indirectly, vested restricted stock units subject to deferred delivery of stock, and unvested restricted stock units subject solely to time-based vesting, count towards meeting the stock ownership guidelines. Stock options and equity-based awards subject to performance-based vesting conditions are not counted toward meeting stock ownership guidelines until they have been exercised or the performance conditions are met, as applicable. Until the guidelines are met, 70% of shares received upon settlement of equity-based awards are required to be retained by the director. Under the policy, a newly-appointed director is required to reach the required ownership level no later than three years from the date of his or her appointment. Accordingly, Mr. Aiken, Ms. Kissel, Ms. Landry and Mr. Taylor need to acquire the necessary amount of equity by August 2, 2024. As of the Record Date, Ms. DeSalva, Mr. Jesselson and Mr. Kingshott were in compliance with the policy.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
From January 1, 2021 to August 2, 2021, the Compensation Committee was comprised of the following three directors: Dr. Papastavrou (chairman), Ms. Colucci and Mr. Jesselson. On August 2, 2021, Dr. Papastavrou and Ms. Colucci resigned from the company’s Board to join the GXO board. From August 2, 2021 to December 31, 2021, the Compensation Committee was comprised of the following three directors: Mr. Taylor (chairman), Ms. Kissel and Ms. Landry. None of the members of our Compensation Committee have been an officer or employee of our company. During 2021, there were no material reportable transactions between the company and the members of the Compensation Committee, other than described in the “Certain Relationships and Related Party Transactions” section on page 27, and none of our executive officers served on any compensation committee or board of directors of any entity that has one or more executive officers serving on our Compensation Committee or on our Board of Directors.
CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS ETHICS
Our Board of Directors is committed to sound corporate governance principles and practices. Our Board adopted Corporate Governance Guidelines on January 16, 2012, and most recently adopted amendments to the Guidelines on February 7, 2019, to establish the position of vice chairman of the Board. The vice chairman provides support to the chairman, lead independent director and the Board on key governance matters and stockholder engagement.
The Guidelines serve as a framework within which our Board conducts its operations. Among other things, the Guidelines include criteria for determining the qualifications and independence of the members of our Board, requirements for the standing committees of our Board and responsibilities for members of our Board, including meeting attendance, and responsibility for conducting an annual evaluation of the effectiveness of our Board and its committees. The Nominating, Corporate Governance and Sustainability Committee is responsible for reviewing the Guidelines annually, or more frequently as appropriate, and recommending appropriate changes to our Board in light of applicable laws and regulations, the governance standards identified by leading governance authorities, and our company’s evolving needs.
We have a Code of Business Ethics (the “Code”) that applies to our directors and executive officers. This Code is designed to deter wrongdoing, promote the honest and ethical conduct of all employees and promote compliance with applicable governmental laws, rules and regulations, as well as provide clear channels for reporting concerns. The Code constitutes a “code of ethics” as defined in Item 406(b) of Regulation S-K. We intend to satisfy the disclosure requirements under applicable SEC rules relating to amendments to the Code or waivers of any provision of the Code as applicable to our principal executive officer, our principal financial officer and our principal accounting officer, by posting such disclosures on our website pursuant to SEC rules.
23	© 2022 XPO Logistics, Inc.

The Guidelines and our Code of Business Ethics are available on our website at www.xpo.com. In addition, you may obtain a printed copy of these documents, without charge, by sending a request to Corporate Secretary, XPO Logistics, Inc., Five American Lane, Greenwich, Connecticut 06831.
DIRECTOR INDEPENDENCE
Under the Guidelines, our Board of Directors is responsible for making independence determinations annually with the assistance of the Nominating, Corporate Governance and Sustainability Committee. Such independence determinations are made by reference to the independence standard under the Guidelines and the definition of “independent director” under Section 303A.02 of the NYSE Rules. Our Board has affirmatively determined that each person who served as a director during any part of 2021, except for Mr. Jacobs, our chairman of the Board and chief executive officer, satisfies the independence standards under the Guidelines and the NYSE Rules.
In addition to the independence standards provided in the Guidelines, our Board has determined that each director who serves on our Audit Committee satisfies standards for independence of Audit Committee members established by the SEC; that is, the director may not: (i) accept directly or indirectly any consulting, advisory or other compensatory fee from our company other than their director compensation, or (ii) be an affiliated person of our company or any of its subsidiaries. Our Board has also determined that each member of the Compensation Committee satisfies the NYSE standards for independence of Compensation Committee members. Additionally, our Board has determined that each member of the Nominating, Corporate Governance and Sustainability Committee satisfies the NYSE standards for independence. In making the independence determinations for each director, our Board and the Nominating, Corporate Governance and Sustainability Committee analyzed certain relationships of the directors including both those that were not required to be disclosed pursuant to Item 404(a) of Regulation S-K and those required to be disclosed pursuant to Item 404(a) of Regulation S-K as set forth below in the section titled Certain Relationships and Related Party Transactions. For Ms. Colucci, the relationships not required to be disclosed below include ordinary course commercial transactions between our company and the entity for which Ms. Colucci serves as an executive. For Ms. DeSalva, the relationships not required to be disclosed below include ordinary course commercial transactions between our company and the organization for which Ms. DeSalva serves as a member of the board of governors. For Ms. Landry, the relationships not required to be disclosed below include Ms. Landry’s special responsibility of overseeing, on behalf of the Board, the company’s investor relations and external communications functions (as described above in the 2021 Director Compensation Table).
DIRECTOR SELECTION PROCESS
The Nominating, Corporate Governance and Sustainability Committee is responsible for recommending to our Board of Directors all nominees for election to the Board, including nominees for re-election to the Board, in each case, after consultation with the chairman of the Board and in accordance with our company’s contractual obligations. Pursuant to the Investment Agreement, JPE has had and may in the future have the contractual right, based on its securities ownership as described above under “Directors,” to designate for nomination by our Board a certain percentage of the members of our Board. Subject to the foregoing, in considering new nominees for election to our Board, the Nominating, Corporate Governance and Sustainability Committee considers, among other things, breadth of experience, financial expertise, wisdom, integrity, an ability to make independent analytical inquiries, an understanding of our company’s business environment, knowledge and experience in areas such as technology and marketing, and other disciplines relevant to our company’s businesses, the nominee’s ownership interest in our company, and a willingness and ability to devote adequate time to Board duties, all in the context of the needs of the Board at that point in time and with the objective of ensuring diversity in the background, experience and viewpoints of Board members. When searching for new directors, our Board endeavors to actively seek out highly qualified women and individuals from historically underrepresented groups to include in the candidate pool. Our Board aims to create a team of diverse and highly skilled directors who provide our company with thoughtful board oversight. The Nominating, Corporate Governance and Sustainability Committee assesses the effectiveness of its diversity efforts through periodic evaluations of the Board’s composition.
Subject to the contractual rights granted to JPE pursuant to the Investment Agreement, the Nominating, Corporate Governance and Sustainability Committee may identify potential nominees for election to our Board from a variety of sources, including recommendations from current directors or management, recommendations from our stockholders or any other source the committee deems appropriate, including engaging a third-party consulting firm to assist in identifying independent director candidates.
Our Board will consider nominees submitted by our stockholders, subject to the same factors that are brought to bear when it considers nominees referred by other sources. Our stockholders can nominate candidates for election as directors by following the procedures set forth in our bylaws, which are summarized below. We did not receive any director nominees from our stockholders for the Annual Meeting.
Our bylaws require that a stockholder who wishes to nominate an individual for election as a director at our annual meeting must give us advance written notice. The notice must be delivered to or mailed and received by the secretary of our company not less than 90 days, and not more than 180 days, prior to the earlier of the date of the annual meeting and the first anniversary of the preceding year’s annual meeting. As more specifically provided in our bylaws, any nomination must include: (i) the nominator’s name and address and the number of shares of each class of our capital stock that the nominator owns, (ii) the name and address of any person with whom the nominator is acting in concert and the number of shares of each class of our capital stock that any such person
24	© 2022 XPO Logistics, Inc.

owns, (iii) the information with respect to each such proposed director nominee that would be required to be provided in a proxy statement prepared in accordance with applicable SEC rules, and (iv) the consent of the proposed candidate to serve as a member of our Board.
Any stockholder who wishes to nominate a potential director candidate must follow the specific requirements set forth in our bylaws, a copy of which may be obtained by sending a request to Corporate Secretary, XPO Logistics, Inc., Five American Lane, Greenwich, Connecticut 06831.
BOARD OVERSIGHT OF HUMAN RESOURCES MANAGEMENT
At XPO, every action we take is based on our values — we are safe, entrepreneurial, respectful, innovative and inclusive.
XPO management and our Board of Directors are committed to maintaining XPO’s rewarding work environment. Our success relies in large part on our strong governance structure and Code of Business Ethics, our good corporate citizenship and, importantly, engaged employees who embrace our values. Our management team and Board work together in a transparent manner, allowing for open communication, including with respect to human resources-related matters. Our directors have access to information about our human resources operations and plans, and our chief human resources officer is invited to attend and speak regularly at meetings of our Board. Additionally, all members of the Board continue to be invited to attend internal monthly operating review meetings with business unit leaders. These meetings include human capital management topics such as discussions about COVID-19, ESG initiatives and employee safety. The Compensation Committee met a combined nine times during 2021 and, in addition, acted five times via unanimous written consent. In addition to discussing executive compensation, the Committee discussions included ESG initiatives and other items related to human resources management.
As a customer-centric company with a strong service culture, we constantly work to maintain our position as an employer of choice. This requires an unwavering commitment to workplace inclusion and safety, as well as competitive total compensation that meets the needs of our employees and their families. Throughout 2021, we continued to make ongoing significant investments in the safety, well-being and satisfaction of our employees in the following areas, among others:
■
Diversity, Equity and Inclusion (DE&I): Led by our chief diversity officer, we offer inclusivity courses through our XPO University e-learning portal. We also engage in academic partnerships that advance diversity in higher education, including our collaboration with Historically Black Colleges and Universities (“HBCUs”) and the Hispanic Association of Colleges and Universities. We sponsor inclusion programs and employee resource groups that support employee heritage, women, veterans, the LGBTQ+ community, people with disabilities and other multicultural groups. Commitments added in 2021 include a partnership with Hiring our Heroes, a DE&I global employee portal and “Table Talk” conversations on DE&I topics with XPO leaders.

■
Health and Safety: Throughout the COVID-19 pandemic, we’ve continued to prioritize employee physical and mental health and have aimed to balance protecting employee health while creating a comfortable work environment. We remain diligent in upholding XPO’s COVID-19 safety protocols, including daily health attestations, a contactless delivery policy for our drivers and customers, pandemic paid sick leave and access to mental health counseling services for employees and their dependents. Another way we work to decrease occupational injuries and illnesses is through our global Road to Zero program. Road to Zero instills safety and compliance awareness through education, mentoring, communication and on-the-job training. In 2021, our North American Transport business unit maintained an Occupational Safety and Health Administration (“OSHA”) total recordable incident rate (“TRIR”) that was 2.63 points lower than the BLS national benchmark for the Truck Transportation industry, based on the “Industry Injury and Illness Data” of the U.S. Bureau of Labor Statistics.

■
Talent Development and Engagement: We ask our employees for feedback through engagement surveys, virtual roundtables and town halls, including an annual satisfaction survey among our “non-wired” U.S. frontline employee audience. We use these periodic engagements to gauge our progress, ask for constructive suggestions and create action plans to execute improvements. We emphasize professional development and the identification of top industry talent in all aspects of our talent development process. Our professional development initiatives include Grow at XPO, RISE and an XPO Graduate program.

■
Expansive Total Rewards: We offer a total compensation package that is both competitive and progressive to help attract and retain outstanding talent. In 2021, we provided concentrated and broad-based wage increases for more than 22,000 hourly workers throughout the year, and annual merit-based and promotional increases for our salaried employees. In addition, we hired nearly 15,000 employees globally at competitive rates as we continued to invest in the company’s growth, innovation and commitment to deliver relentlessly for our customers. We also offered health plan options, a comprehensive pregnancy care policy, family bonding policy, tuition reimbursement, company contributions to 401(k) retirement accounts and additional benefits, such as diabetes management, supplemental insurance and, for certain employees, short-term loans.

For additional details of our global progress in these key areas, see Human Capital Management included in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2021.
BOARD OVERSIGHT OF SUSTAINABILITY MATTERS
We work to promote environmental, social and organizational sustainability through the decisions we make and our interactions with colleagues, customers, suppliers and other stakeholders. Sustainability features prominently in deliberations among our directors and informs their overall approach to risk oversight. In December 2020, the Board approved amendments to the charter of the
25	© 2022 XPO Logistics, Inc.

Nominating, Corporate Governance and Sustainability Committee to support the Board in its oversight of, and engagement with, management regarding the company’s purpose-driven sustainability strategies, performance and external disclosures, including material ESG matters, and related stakeholder engagement.
We believe that sustainability is essential to our company’s long-term viability. It fosters an equitable workplace for our employees, both now and in the future. In addition, ESG matters are important to many of our stakeholders who want to do business with partners that share their goals; for example, the transition to a low-carbon economy. Our annual sustainability report is available at sustainability.xpo.com.
BOARD OVERSIGHT OF INFORMATION TECHNOLOGY AND CYBERSECURITY RISK MANAGEMENT
Our Board maintains direct oversight over information technology and cybersecurity risk. The directors both receive and provide feedback on regular updates from management regarding information technology and cybersecurity governance processes, the status of projects to strengthen internal cybersecurity, and the results of security breach simulations. The Board also discusses relevant incidents in the industry and the evolving threat landscape.
Our company has a robust cybersecurity team managed by our chief information security officer. This team continuously reviews relevant legislative, regulatory and technical developments and enhances our information security capabilities in order to protect against potential threats. Our cybersecurity infrastructure successfully blocked approximately 350 million threats to our operations during 2021.
We are committed to continually improving our detection and recovery processes and have rolled out an IT security training program that all employees are required to complete at regular intervals. We also have obtained an information security risk insurance policy.
STOCKHOLDER COMMUNICATION WITH THE BOARD
Stockholders and other parties interested in communicating with our Board of Directors, any Board committee, any individual director, including our lead independent director, or any group of directors (such as our independent directors) should send written correspondence to Board of Directors c/o Corporate Secretary, XPO Logistics, Inc., Five American Lane, Greenwich, Connecticut 06831. Please note that we will not forward communications to the Board that qualify as spam, junk mail, mass mailings, resumes or other forms of job inquiries, surveys, business solicitations or advertisements.
STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING
Stockholder proposals intended to be presented at our 2023 Annual Meeting of Stockholders must be received by our Corporate Secretary no later than December 19, 2022, in order to be considered for inclusion in our proxy materials, pursuant to Rule 14a-8 under the Exchange Act.
As more specifically provided for in our bylaws, no business may be brought before an annual meeting of our stockholders unless it is specified in the notice of the annual meeting or is otherwise brought before the annual meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote and who has delivered proper notice to us not less than 90 days, and not more than 180 days, prior to the earlier of the date of the annual meeting and the first anniversary of the preceding year’s annual meeting. For example, assuming that our 2023 Annual Meeting of Stockholders is held on or after May 18, 2023, any stockholder proposal to be considered at the 2023 Annual Meeting of Stockholders, including nominations of persons for election to our Board, must be properly submitted to us no earlier than November 19, 2022 and no later than February 17, 2023.
Additionally, to comply with the SEC’s universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2023.
Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request sent to Corporate Secretary, XPO Logistics, Inc., Five American Lane, Greenwich, Connecticut 06831.
26	© 2022 XPO Logistics, Inc.

CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS
Under its written charter, the Audit Committee of our Board of Directors is responsible for reviewing and approving or ratifying any transaction between our company and a related person (as defined in Item 404 of Regulation S-K) that is required to be disclosed under the rules and regulations of the SEC. Our management is responsible for bringing any such transaction to the attention of the Audit Committee. In approving or rejecting any such transaction, the Audit Committee considers the relevant facts and circumstances, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.
As disclosed in our 2021 Proxy Statement, in December 2020 and January 2021, the company entered into separate exchange agreements with certain holders of our preferred stock and warrants, including Jacobs Private Equity, LLC (“JPE”), of which Mr. Brad Jacobs is the Managing Member, and Mr. Troy Cooper, who served as the company’s president until December 27, 2021 (the “Exchanging Parties”). Pursuant to the exchange agreements, the Exchanging Parties (i) exchanged their preferred stock for a combination of (x) our common stock, based on the number of shares of common stock into which our preferred stock was then convertible; and (y) a lump-sum cash payment that represented an approximation of the net present value of the future dividends required by the terms of our preferred stock to be paid by us; and/or (ii) exchanged their warrants for the number of shares of our common stock that was equal to the number of shares of common stock that such holder would be entitled to receive upon an exercise of the warrants less the number of shares of our common stock that had an approximate value equal to the exercise price of the warrants, based on the formula set forth in the exchange agreements. Most of the exchanges were completed in 2020; Mr. Cooper’s warrant exchange was completed in January 2021 and he received 9,420 unregistered shares of our common stock. JPE’s warrant exchange was completed in February 2021 and we issued 9,071,162 unregistered shares of our common stock to JPE. The exchange transactions were made to simplify our equity capital structure, including in contemplation of our previously announced plan to pursue the spin-off.
During the year ended December 31, 2021, General Dynamics Corporation paid the company approximately $4.9 million for ordinary course commercial transactions, which amount is less than the greater of $1 million or 2% of General Dynamics Corporation’s consolidated gross revenues for each of the last three fiscal years. Mr. Aiken, a director of the company, serves as senior vice president and chief financial officer of General Dynamics Corporation.
During the year ended December 31, 2021, Jesselson Capital Corporation paid the company approximately $124,000, which amount is less than the greater of $1 million or 2% of Jesselson Capital Corporation’s consolidated gross revenues for each of the last three fiscal years. Mr. Jesselson, a director of the company, serves as the president and chief executive officer of Jesselson Capital Corporation.
27	© 2022 XPO Logistics, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our voting securities as of the Record Date by: (i) each person who is known by us, based solely on a review of public filings, to be the beneficial owner of more than 5% of any class of our outstanding voting securities, (ii) each director, (iii) each NEO, and (iv) all executive officers and directors as a group. None of the foregoing persons beneficially owned any shares of equity securities of our subsidiaries as of the Record Date.
Under applicable SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants or the conversion of convertible securities. A beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held solely by the beneficial owner, and which are exercisable or convertible within 60 days, have been exercised or converted. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all voting securities shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table below is care of XPO Logistics, Inc., Five American Lane, Greenwich, Connecticut 06831.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding(1)
Beneficial Ownership of 5% or more:
Jacobs Private Equity, LLC	11,915,701(2)	10.4%
Orbis Investment Management Limited(3)	11,104,073	9.7%
BlackRock, Inc.(4)	9,143,216	7.9%
The Vanguard Group(5)	9,032,676	7.9%
MFN Partners, LP(6)	6,075,369	5.3%
Directors:
Jason Aiken	920	*
AnnaMaria DeSalva	14,851(7)	*
Michael Jesselson	295,969(8)	*
Adrian Kingshott	113,465(9)	*
Mary Kissel	920	*
Allison Landry	920	*
Johnny C. Taylor, Jr.	920	*
NEOs:
Brad Jacobs+	12,303,117(10)	10.7%
Mario Harik	123,548	*
Ravi Tulsyan	56,269(11)	*
Troy Cooper	113,315(12)	*
David Wyshner	4,691(13)	*
Current Directors and Executive Officers as a Group: (10 People)	12,910,899(14)	11.2%

*
Less than 1%

+
Director and Executive Officer

(1)
For purposes of this column, the number of shares of the class outstanding for each person reflects the sum of: (i) 115,020,310 shares of our common stock that were outstanding as of the Record Date, and (ii) the number of RSUs held, if any, that are or will become vested within 60 days of the Record Date.

(2)
Mr. Jacobs has indirect beneficial ownership of the shares of our common stock beneficially owned by JPE as a result of being its managing member. In addition, Mr. Jacobs directly owns 387,416 shares of our common stock following the vesting of equity incentive awards and exercise of stock options. See footnote(10) below.

(3)
Based on Amendment No. 9 to the Schedule 13G filed on February 14, 2022 by Orbis Investment Management Limited (“OIML”), Orbis Investment Management (U.S.), L.P. (“OIMUS”) and Allan Gray Australia Pty Ltd (“AGAPL”), which reported that, as of December 31, 2021, OIML beneficially owned 10,952,444 shares of our common stock, OIMUS beneficially owned 148,734 shares of our common stock, and AGAPL beneficially owned 2,895 shares of our common stock. These entities have sole voting and sole dispositive power over such shares of our common stock. The address of the principal business office of OIML is Orbis House, 25 Front Street, Hamilton, Bermuda HM11. The address of the principal business office of OIMUS is 600 Montgomery Street, Suite 3800, San Francisco, CA 94111, USA. The address of the principal business office of AGAPL is Level 2, Challis House, 4 Martin Place, Sydney NSW2000, Australia.

28	© 2022 XPO Logistics, Inc.

(4)
Based on Amendment No. 3 to the Schedule 13G filed on February 3, 2022 by BlackRock, Inc., which reported that, as of December 31, 2021, BlackRock, Inc. beneficially owned 9,143,216 shares of our common stock, with sole voting power over 8,609,357 shares of our common stock and sole dispositive power over 9,143,216 shares of our common stock. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)
Based on Amendment No. 7 to the Schedule 13G filed on February 10, 2022 by The Vanguard Group, which reported that, as of December 31, 2021, The Vanguard Group beneficially owned 9,032,676 shares of our common stock with shared voting power over 73,635 shares of our common stock, sole dispositive power over 8,819,286 shares of our common stock and shared dispositive power over 213,390 shares of our common stock. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)
Based on the Schedule 13G filed on March 21, 2022 by (i) MFN Partners, LP (the “Partnership”); (ii) MFN Partners GP, LLC (“MFN GP”), as the general partner of the Partnership; (iii) MFN Partners Management, LP (“MFN Management”), as the investment adviser to the Partnership; (iv) MFN Partners Management, LLC (“MFN LLC”), as the general partner of MFN Management; (v) Michael F. DeMichele, as a managing member of MFN GP and of MFN LLC; and (vi) Farhad Nanji, as a managing member of MFN GP and of MFN LLC (each, a “Reporting Person” and collectively, the “Reporting Persons”), which reported that, as of March 9, 2022, the Reporting Persons collectively owned 6,075,369 shares of our common stock with shared voting power and shared dispositive power. The address of the principal business office of each of the Partnership, MFN GP, MFN Management, MFN LLC and Messrs. DeMichele and Nanji is c/o MFN Partners Management, LP, 222 Berkeley Street, 13th Floor, Boston, MA 02116.

(7)
Consists of 2,881 directly held shares of our common stock and 11,970 RSUs that are or will become vested within 60 days of the Record Date.

(8)
Consists of  (i) 28,931 directly held shares of our common stock, (ii) 5,000 shares of our common stock held in an individual retirement account of Mr. Jesselson, (iii) 6,000 shares of our common stock owned by Mr. Jesselson’s spouse, (iv) 201,001 shares of our common stock beneficially owned by the Michael G. Jesselson 4/8/71 Trust and the Michael G. Jesselson 12/18/80 Trust, of which trusts Mr. Jesselson is the beneficiary, (v) 8,000 shares of our common stock beneficially owned by the JJJ Irrevocable Trust, of which Mr. Jesselson is a trustee, (vi) 8,000 shares of our common stock beneficially owned by the RAJ Irrevocable Trust, of which Mr. Jesselson is a trustee, (vii) 8,000 shares of our common stock beneficially owned by the SJJ Irrevocable Trust, of which Mr. Jesselson is a trustee, (viii) 21,057 shares of our common stock beneficially owned by Michael G. Jesselson and Linda Jesselson, Trustees UID 6/30/93 FBO Maya Ariel Ruth Jesselson, and (ix) 9,980 RSUs that are or will become vested within 60 days of the Record Date.

(9)
Consists of 73,742 directly held shares of our common stock and 39,723 RSUs that are or will become vested within 60 days of the Record Date.

(10)
Mr. Jacobs has indirect beneficial ownership of the shares of our common stock owned by JPE as a result of being its managing member. As of the Record Date, JPE owned 11,915,701 shares of our common stock. As of the date of this Proxy Statement, JPE owns 6,468,201 shares of our common stock. In addition, Mr. Jacobs directly owns 387,416 shares of our common stock following the vesting of equity incentive awards and exercise of stock options. See footnote (2) above.

(11)
Mr. Tulsyan became chief financial officer of the company on September 2, 2021.

(12)
Mr. Cooper stepped down from his position as president of the company on December 27, 2021. His beneficial ownership information is based on the company’s records as of the Record Date.

(13)
Mr. Wyshner stepped down from his position as chief financial officer of the company on September 2, 2021. His beneficial ownership information is based on the company’s records as of the Record Date.

(14)
Includes 61,673 RSUs that are or will become vested within 60 days of the Record Date.

29	© 2022 XPO Logistics, Inc.

EXECUTIVE COMPENSATION
LETTER FROM THE COMPENSATION COMMITTEE
Dear Fellow Stockholders,
As first-time members of the Compensation Committee of the XPO Board of Directors (the “Committee”), it is our pleasure to introduce ourselves and express our commitment to ensuring XPO is focused on continuously enhancing its executive compensation and other human capital management practices. We know these matters are critically important to our shareholders, and we look forward to continued dialogue with you on these initiatives.
In conjunction with the spin-off of GXO Logistics in August 2021, XPO appointed four new directors with diverse backgrounds to its Board, including each of us on the Committee, and other prior XPO directors moved to GXO.
The members of the reformulated Committee providing this report are:
■
Johnny C. Taylor, Jr. (chairman), chief executive officer of the Society of Human Resources Management (SHRM), and former president and chief executive officer of the Thurgood Marshall College Fund, among others.

■
Mary Kissel, executive vice president and senior policy advisor with Stephens Inc., former senior advisor to the US Secretary of State, and formerly with The Wall Street Journal as a member of the editorial board and editorial page editor for Asia-Pacific.

■
Allison Landry, former senior transportation research analyst with Credit Suisse, covering the trucking, railroad, airfreight and logistics industries.

Our Committee is committed to building upon the company’s history of exceptional long-term value creation by setting ambitious targets for its executives and aligning their awards with achieving these goals. We want to sustain and enhance this strong pay-for-performance alignment. Additionally, we’ve spent considerable time discussing the company’s human resources management efforts, including workplace inclusion and safety, professional growth opportunities and competitive total compensation that benefits our employees and their families.
Responsiveness to 2021 Say-on-Pay Vote
We believe dialogue with stockholders is critical, in order to hear their perspectives and share our views on executive compensation philosophy and design. During the 2021 proxy season and in the weeks following the annual meeting, independent directors and senior members of management reached out to stockholders representing approximately 50% of XPO’s common stock and ultimately engaged with stockholders representing 47% of XPO’s common stock.
Both the pre- and post-spin-off Committees reviewed the feedback from stockholders with management to fully understand their viewpoints and examined executive pay structures in the context of the company’s changing business profile, following the planned (and subsequently executed) spin-off of GXO.
Many of those discussions focused on the form and vesting schedule of the cash long-term incentive awards granted to Mr. Jacobs, Mr. Harik and Mr. Cooper in 2020 (the “2020 LTI Awards”), the company’s expectations for addressing the outstanding equity awards upon the spin-off of GXO, the structure of the short-term incentive (“STI”) framework and the enhanced disclosures included in our 2021 proxy statement. This engagement includes management discussions with stockholders in the weeks following the annual meeting, including in depth discussions on ESG-related and executive compensation topics.
In light of this careful review and the feedback from our stockholders, the Committee, collectively, took the following actions:
■
Instituted a formulaic STI structure: In response to stockholder feedback expressing a preference for a formulaic annual incentive construct, the STI structure for all executive officers has been modified to be entirely formulaic, based on achievement of the company’s annual adjusted EBITDA target.

■
Replaced cash LTI Awards with performance-based equity awards: In response to stockholder feedback expressing a preference for equity-based incentives and to address 2022 strategic priorities, the Committee elected, in 2022, to cancel certain 2020 LTI Award tranches. These were replaced with performance-based stock units (“PSUs”) with target grant date values aligned to the same target values of the cancelled portions of the 2020 LTI Award. The PSUs preserve a sliding scale for payout, include a gating performance goal and are tied to rigorous financial goals reflecting the expected positive impact of the continuous improvement initiatives of the company’s less-than-truckload business, for which Mr. Harik serves as acting president, in addition to his role as chief information officer:

■
For Mr. Jacobs — Cancellation of 50% of the target value of the 2022 tranche of the 2020 LTI Award, originally denominated in cash and representing a $5 million target value, and

■
For Mr. Harik — Cancellation of 100% of the target value of the 2022 tranche of the 2020 LTI Award originally denominated in cash and representing a $2.25 million target value, and

30	© 2022 XPO Logistics, Inc.

■
The PSUs preserve the same payout opportunity as the cash-based 2020 LTI Award they replace: 0% payout below target and 200% at maximum level of achievement.

■
Recalibrated all outstanding long-term awards with post-spin-off targets, including changes to strengthen the rigor of absolute financial targets in the 2020 LTI Award: In response to stockholder requests for greater rigor of performance targets in the 2020 LTI Award, upon the spin-off of GXO, the Committee recalibrated all outstanding long-term awards, including the 2018 and 2019 PSUs and 2020 LTI Award with post-spin-off targets. For the 2020 LTI Award adjustment, the Committee took the opportunity to use the revised 2021 budget for the post-spin-off transportation company to create a new baseline, which projected upward targets for 2021 and, in turn, a higher basis for forecasted growth for the performance periods of 2022 and 2023. The adjustments thereby increased the rigor of the absolute targets underlying this award and created a higher standard of performance for the NEOs to achieve, while also appropriately reflecting XPO’s post-GXO spin-off business profile. For the 2018 and 2019 PSUs, the adjustment methodology was based on the requirement of the 2016 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) to make equitable adjustments.

■
Designed CFO LTI Award as an equity-based incentive: In response to stockholder preference for equity incentives, upon the appointment of Mr. Tulsyan as our chief financial officer, his reward package did not include a cash denomination and instead was comprised entirely of equity, including performance-based stock units which replicated the performance conditions of the 2020 LTI Awards granted to the other named executive officers. Mr. Tulsyan also received an award of time-based restricted stock units.

■
Made no additional LTI awards to CEO: No incremental grants of long-term incentive compensation were issued to Mr. Jacobs, our chief executive officer.

In 2022, the Committee will continue to place importance on stockholder feedback in forming our executive compensation decisions. We are mindful of the company’s strategic plan for the spin-off of our tech-enabled brokered services platform and two divestitures this year. We remain committed to the long-standing core principles of the Committee’s approach to executive compensation, which are firmly rooted in pay-for-performance alignment, and which have effectively propelled XPO to have the seventh best-performing stock in the last decade on the Fortune 500, and we look forward to discussing our efforts to maintain XPO’s rewarding work environment for all employees.
Sincerely,
Johnny C. Taylor, Jr. (Committee chairman)
Mary Kissel
Allison Landry
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes XPO’s executive compensation program for 2021. The Committee oversees our executive compensation program and practices. In this section, we explain the Committee’s 2021 compensation decisions for the following named executive officers (“NEOs”).
NEO	2021 ROLE
Brad Jacobs	Chairman and Chief Executive Officer
Mario Harik	Chief Information Officer and Acting President, LTL
Ravi Tulsyan	Chief Financial Officer
Troy Cooper	Former President (served until December 27, 2021)
David Wyshner	Former Chief Financial Officer (served until September 2, 2021)
2021 COMPANY PERFORMANCE HIGHLIGHTS
Overview
In 2021, our NEOs successfully capitalized on strong end-market tailwinds to drive performance, create significant stockholder value through the spin-off of our logistics segment, GXO, and continue to enhance our organizational culture.
On balance, the operating environment was favorable for our company. The economic recovery drove increasing demand for our services, led by the continued strength of e-commerce and a nascent industrial rebound in North America. Supply chain disruptions, a tight labor market and the onset of inflation spurred more shippers to use third-party transportation outsourcing.
In August 2021, our NEOs transformed XPO into a pure-play freight transportation leader by successfully spinning off GXO as a separate public company. The spin-off created billions of dollars of stockholder value, simplified our business model and focused our resources on driving XPO’s transportation revenue and margin higher, including in those parts of the business where our performance is already industry-best.
31	© 2022 XPO Logistics, Inc.

Having led XPO through the transition, our NEOs delivered record results in the fourth quarter of 2021 — our first full period as a pure-play transportation company. We reported significantly improved net income from continuing operations attributable to common shareholders, as well as the highest revenue and highest adjusted diluted EPS of any quarter in our company’s history, as well as adjusted EBITDA that was a fourth quarter record.
For the full year 2021, under the skilled leadership of our NEOs, we achieved higher-than-expected revenue, profitability and cash generation, based on the operations of the remaining business:
■
Record $12.8 billion of revenue, including year-over-year revenue growth of 26% overall, 31% in our Brokerage and Other Services segment and 16% in our North American LTL segment;

■
$323 million of net income from continuing operations attributable to common shareholders;

■
$616 million of operating income;

■
$2.82 of diluted earnings per share from continuing operations;

■
$1.24 billion of adjusted EBITDA,* 46% growth year-over-year from $847 million in 2020;

■
$656 million of cash flow provided by operating activities from continuing operations, a 69% increase year-over-year from $388 million;

■
$475 million of free cash flow,* 77% growth year-over-year from $268 million in 2020; and

■
Ongoing net debt deleveraging as a key step in achieving an investment-grade credit rating.

In addition to strong financial results, our NEOs continued to take strong steps to deliver sustainable stockholder value through fostering a culture based on employee well-being, technological innovation and customer service. In 2021, our NEOs prioritized employee safety in the pandemic, introduced new diversity initiatives, widened our technology advantage and further engaged our organization in helping our company and customers meet ESG goals.
Strategic Execution and Tactical Agility
Our NEOs’ integral role in the ongoing execution of our company’s strategy is exemplified by the significant year-over-year increases in the four metrics shown below, and by the tactical success of key initiatives in our core businesses:
■
North American LTL. In 2021, our NEOs implemented company-specific initiatives to optimize our LTL operations, with an emphasis on our proprietary technology. In October 2021, our NEOs initiated a five-point tactical plan to drive efficiency and growth, primarily by investing in more network capacity and deploying additional technology tools. This plan is delivering significant benefits that extend beyond 2021.

■
Truck Brokerage. Our truck brokerage business realized strong volume growth and margins in 2021, due in large part to the rapid adoption of our proprietary XPO Connect® digital brokerage platform. The management, talent and capital resources allocated by our NEOs expanded the automation capabilities of XPO Connect® and enhanced the customer and carrier experiences. This propelled usage of the platform to record levels and strengthened our first-mover advantage in brokerage technology.

Due to the leadership of our NEOs in these and other areas of the business in 2021, we believe XPO is in a strong position to capitalize on the world-class organization we built over the last decade and unlock significantly more value going forward.
*
See Annex A for reconciliations of non-GAAP measures

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The below metrics summarize the significant year-over-year gains generated in our key financial indicators, based on the continuing operations of the business post-GXO spin-off.
($ in millions, except per share data)
*
See Annex A for reconciliations of non-GAAP measures; adjusted net income from continuing operations attributable to common shareholders and adjusted diluted EPS from continuing operations

Absolute and Combined Total Stockholder Return
The primary focus of our company’s leadership team is to unlock superior value for our stockholders and other stakeholders through the effective execution of both our strategy and the optimal business model, and use of resources including our capital structure. This focus has resulted in the long-term outperformance of our total stockholder return (TSR) relative to the comparative indices and peer group illustrated below.
The spin-off of our logistics segment as GXO on August 2, 2021 resulted in a 1:1 distribution of 100% of shares to XPO stockholders, creating substantial value:
■
If the value of a GXO share distributed in the spin-off ($63.07 as determined by the closing share price of GXO stock on the distribution date) is treated as a dividend reinvested in XPO on August 2, 2021, XPO’s resulting absolute TSR for 2021 is 14%.

■
If a GXO share distributed in the spin-off is assumed retained by the stockholder through December 31, 2021, the resulting combined TSR of XPO and GXO shares is 41% for 2021, surpassing the performance of the comparative indices and the core peer group.

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Notes:
Our core peer group is described in more detail under the heading “Key Factors Considered in Determining Executive Compensation.”
TSR calculations reflect the trading price of XPO common stock and that of the relevant indices/companies as of the last trading day of calendar years 2021, 2020, 2019, 2018, 2017, and 2016, as supplied by Research Data Group. The graph above is not the stock performance graph required by Item 201(e) of Regulation S-K; the required graph can be found in Part II, Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 16, 2022.
The combined TSR of XPO and GXO of 41% reflects the aggregate increase of the trading prices of XPO common stock and GXO common stock as of the last trading day of calendar year 2021, as measured against the trading price of XPO common stock on an unadjusted basis as of the last trading day of calendar year 2020. Three-year and five-year TSR calculations reflect XPO only.
OUR COMPENSATION PHILOSOPHY AND EXECUTIVE COMPENSATION PROGRAM OBJECTIVES
XPO’s executive compensation philosophy is founded on the following core objectives:
■
Attract high-impact, results-oriented executives in a competitive job market who will contribute to XPO’s strategic goals, including maximizing stockholder value.

■
Ensure that each executive receives total compensation that encourages his or her long-term retention through business and individual performance assessments.

■
Maintain executive focus on the company’s top priorities of profitable growth, innovation, operational excellence and customer satisfaction, as well as increased focus on ESG matters, including employee safety and engagement.

■
Set ambitious targets that incentivize our executives to responsibly drive long-term stockholder value creation.

■
Align the interests of our executives with those of our stockholders by emphasizing high growth and high returns in our long-term, performance-based incentives.

■
Incorporate stockholder feedback into the Committee’s decision-making process.

Our Commitment to Stockholder Value Creation and Alignment with Pay-for-Performance
The Committee regularly analyzes pay-for-performance alignment to ensure that our compensation plan is achieving its intended outcomes.
In recent years, the Committee reviewed the pay-for-performance alignment of our compensation program on a realizable basis, using a four-year period to correspond with XPO’s performance periods for prior awards. A realizable pay analysis allows the Committee to assess whether the value of the compensation received by our CEO is rightsized relative to stockholder return on investment in the company over time. The analysis affirms performance alignment of our executive compensation program.
As shown below, the most recent analysis demonstrated that our CEO’s relative pay and performance are fully aligned, demonstrating strong performance relative to peers over the past four years. From 2017 to 2020 (2021 data was not yet publicly available for peer analysis), XPO’s realizable CEO pay and TSR performance were both at the 100th percentile versus core peers. The Committee takes a strategic approach to long-term incentive design and does not make grants on a typical annual cycle. Award grants are heavily performance-based and tied closely to the company’s progress on long-term results. Our method of award design also allows for continuous incorporation of stockholder feedback into the design of subsequent awards. This approach to granting awards has successfully aligned pay outcomes with performance and sustainable value creation.
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Note:
Realizable pay reflects the impact of performance on target pay and is calculated as the sum of  (i) salary paid; (ii) STI paid; (iii) the value of equity compensation that vested, calculated using the closing stock price on 12/31/2020; (iv) the value of cash-settled performance awards, including the 2020 LTI Award, at the settlement value; and (v) the annualized realizable target value of outstanding equity awards using the closing stock price on 12/31/2020.
STOCKHOLDER OUTREACH AND ENGAGEMENT
We believe that stockholder engagement is key to strong corporate governance and best practices in executive compensation. In our 2021 spring engagement, we engaged with stockholders representing approximately 47% of our common stock. This includes meetings led by our investor relations team and chief strategy officer following our quarterly earnings calls, participation at investor conferences and other communication channels in which we engage extensively on all topics, including in depth discussions on ESG, compensation and proxy ballot-focused meetings in the spring both prior to and after our annual meeting.
In spring of 2021 and in the weeks following the annual meeting, members of the Board and senior management, including our chief human resources officer, chief strategy officer and senior vice president of legal, reached out to stockholders representing approximately 50% of our common stock to discuss matters on our ballot prior to the 2021 Annual Meeting. We ultimately engaged across a range of engagement topics, including, but not limited to, executive compensation, sustainability, board composition, business strategy, the spin-off of GXO and general corporate governance practices. The pre-spin-off Board and Committee discussed the feedback from these sessions to determine how to implement responsive changes to the compensation program. Those steps included changing to a formulaic STI program structure and recalibrating all outstanding long-term incentive awards to be more rigorous and reflective of new baseline budget expectations for 2021 in the remaining business.
In the second half of 2021, our Board and management team were focused on optimizing XPO’s portfolio by executing the GXO spin-off, and subsequently announcing another spin-off and business sale in early 2022. In conjunction with the spin-off completed in August, we took the opportunity to reformulate the Committee with entirely new members, each of whom bring diverse backgrounds and experiences to their roles. As our Committee took on their new roles, they continued to focus on ways to enhance our executive compensation program. The Committee elected to make several changes, including the decision in March 2022 to replace half of the CEO’s 2022 tranche of the 2020 LTI Award, originally denominated in cash, with performance-based stock units tied to rigorous goals in order to incentivize the expected positive impact of the continuous improvement initiatives of the company’s LTL business, while also responding to stockholders’ preferences for equity-based incentives. In 2022, the Committee will continue to place importance on stockholder feedback in forming its executive compensation decisions. We are mindful of the company’s
35	© 2022 XPO Logistics, Inc.

strategic plan for the spin-off of its tech-enabled brokered services platform and two divestitures this year, and we remain committed to the long-standing core principles of the Committee’s approach to executive compensation. We intend to maintain ongoing engagement to inform our practices throughout this exciting transition.
The following chart demonstrates the ways in which the pre-spin-off and post-spin-off Committees collectively sought to address stockholder feedback in our executive compensation program.
Topic	Stockholder Perspective	Our Response
Goal Achievement and Metrics
■
Stockholders asked for more disclosure around the STI program and for the structure to be less discretionary and more formulaic

■
Stockholders expressed a preference for more rigor around long-term awards and alignment with go-forward strategy following the spin-off of GXO

■
The STI structure for all executive officers has been modified to be formulaic, based on achievement of the company’s annual adjusted EBITDA target, aligned with the same bonus pool funding as all corporate employees, with a cap at 200%

■
Upon the spin-off of GXO, the Committee recalibrated all outstanding long-term awards, including the 2018 and 2019 PSUs and 2020 LTI Awards and its component ESG scorecard with post-spin-off targets using an adjustment methodology that is consistent with market practice and, for the 2018 and 2019 PSUs, was in line with the requirement of the Omnibus Plan to make equitable adjustments. The 2020 LTI Award adjustment reflected the new baseline of the 2021 budget which was inclusive of upwardly revised targets for the remaining business and results in higher forecasted growth for the performance periods of 2022 and 2023, increasing the rigor of the targets. All adjustments reflect XPO’s post-spin-off business profile

Outstanding Awards and Cadence of Awards
■
Stockholders expressed preference for outstanding performance-based awards to incorporate an equity component, as opposed to entirely cash-based awards

■
Stockholders asked for XPO to not issue another award while the current award is active

■
In 2022, the Committee elected to cancel 50% of the target value of Mr. Jacobs’ 2022 tranche of the 2020 LTI Award, originally denominated in cash and representing a $5 million value; and elected to cancel 100% of the 2022 tranche of the 2020 LTI Award for Mario Harik, originally denominated in cash and representing a $2.25 million value

■
No incremental grants of long-term incentive compensation were issued to Mr. Jacobs

■
PSUs were issued to Mr. Harik to replace the cancelled 2020 LTI tranche, with a grant date target value equivalent to that of the cancelled tranche; the PSUs are tied to rigorous goals related to the performance of the company’s LTL business, which Mr. Harik leads

Pay-for-Performance Alignment	■ Stockholders expressed a preference for equity-based performance awards and asked XPO to consider including equity-based awards in the future
■
Upon the appointment of our current chief financial officer, Ravi Tulsyan, the performance goals applicable to the 2020 LTI Awards granted to the other named executive officers were applied to performance-based stock units granted as part of Mr. Tulsyan’s new reward package, along with time-based RSUs

36	© 2022 XPO Logistics, Inc.

COMPENSATION GOVERNANCE HIGHLIGHTS
The company has adopted a compensation governance framework that includes the components described below, each of which the Committee believes reinforces the company’s executive compensation philosophy.
WHAT WE DO	WHAT WE DON’T DO
 Significant emphasis on variable compensation. Our NEO compensation program is heavily weighted toward variable compensation, including long-term incentives that are primarily performance-based, and annual short-term cash incentives. This allows the Committee to closely align total compensation values with both company and individual performance on an annual and long-term basis. All long-term incentives for Mr. Jacobs and Mr. Harik are variable and performance-based while Mr. Tulsyan’s long-term incentives include a portion as time-based awards.

  No exceptional perquisites. Our NEOs have no guaranteed STI, relocation benefits or supplemental pension or retirement savings beyond what is provided broadly to all XPO employees. In addition, our NEOs have no personal use of executive health services, club memberships, stipends or financial planning services.

  Substantial portion of compensation linked to creation of stockholder value. Performance-based awards are, and have been, subject to meaningful stock price and/or earnings-related performance goals measured over service-based vesting periods. While performance-based awards have an important role in sustaining the NEOs’ focus on the company’s strategic objectives, the Committee also regularly reviews the full portfolio of XPO stockholdings for each NEO to ensure there is a sufficient amount of compensation at risk if the objectives are not met, further aligning compensation with stockholder returns and value creation, while sustaining the NEOs’ focus on the company’s strategic objectives.

  No pledging or hedging of company stock, without preclearance. Under our insider trading policy, our company’s directors and executive officers, including the NEOs, are prohibited from pledging or holding company securities in a margin account without preclearance. In addition, they are prohibited from engaging in hedging transactions without preclearance, such as prepaid variable forwards, equity swaps, collars and exchange funds or any other transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of company equity securities.

  Stock ownership policies. The Board has established stock ownership guidelines and stock retention requirements that encourage the strong ownership mindset that exists among our NEOs. Our ownership guidelines reflect 6x annual base salary for our CEO and 3x annual base salary for our other NEOs.
No guaranteed annual salary increases or STI. Salary increases are not guaranteed annually and are benchmarked against market data. Additionally, XPO does not guarantee STI payouts.
Clawback policy. Our NEOs are subject to clawback restrictions with respect to long-term and annual STI compensation.
  No stock option repricing or discounted exercise price. Our company’s equity incentive plan does not permit either stock option repricing without stockholder approval or stock option awards with an exercise price below fair market value.

Restrictive covenants. Our NEOs are subject to comprehensive non-competition and other restrictive covenants.	No golden parachute excise tax gross-ups. XPO does not provide golden parachute excise tax gross-ups.
  Engage with stockholders. Our Board values stockholder feedback and carefully considers investor perspectives for incorporation into its decision-making processes for governance, compensation and sustainability practices.

  No consultant conflicts. The Committee retains an independent compensation consultant who performs services only for the Committee, as described in more detail below under the heading “Role of the Committee’s Independent Compensation Consultant.”

THE COMPENSATION COMMITTEE’S DECISION-MAKING PROCESS
Strong Governance and Robust Dialogue with Management
Following the spin-off of GXO in August 2021, the compositions of XPO’s Board and the Committee were reformulated, with the resulting Committee comprised of entirely new members. The Committee met a combined nine times during 2021 and, in addition, acted five times via unanimous written consent. The Committee discussed executive compensation and other routine items pursuant to its charter, in addition to addressing special situational topics, such as the spin-off, at times in special sessions. Additionally, all members of the Board continued to be invited to attend internal monthly operating review meetings with business unit leaders. These meetings included in-depth reviews of the company’s financial results, as well as discussions about COVID-19, operational execution, ESG initiatives, sales, customer service, technology initiatives, process innovations, human capital
37	© 2022 XPO Logistics, Inc.

management, safety, the market landscape and business growth trajectories. The meetings also included reviews of key performance indicators that track the company’s achievement of financial and non-financial objectives for each business line. Multiple Committee members attended these sessions throughout the year in order to remain well-informed about the company’s financial and operational performance.
Key Factors Considered in Determining Executive Compensation
The Committee balances the company’s progress against objectives with insights from several other sources to form a multi-dimensional view of executive compensation. Influential factors include:
■
Direct feedback from our stockholders;

■
Performance against target expectations on annual adjusted EBITDA (the basis for the STI formula), absolute and relative annual total stockholder return for single year and multi-year periods, revenue, organic revenue growth, free cash flow and EPS;

■
Market intelligence on executive pay levels and trending practices, relative to both our compensation peer group and other companies inside and outside the industry with a revenue size and/or business profile similar to XPO’s;

■
A review of each executive’s current XPO stock holdings — both vested and unvested — as a representation of the realized and realizable pay accumulation for each executive;

■
Individual performance and contributions within each executive’s respective role;

■
The bonus pool funding and payout ratio against target for all other companywide bonus-eligible employees; and

■
The company’s pay-for-performance alignment over the most recent several years.

Summary of Key Executive Compensation Decisions in 2021
In response to stockholder feedback received during the lead up to the 2021 annual meeting, the Committee (inclusive of both the members before and after the spin-off of GXO), made numerous responsive changes to the company’s executive compensation program.
■
In response to certain stockholders’ preference for a formulaic approach to STI, the Committee approved a fixed calculation of NEO annual STI beginning in 2021, with 100% of each executive officer’s STI opportunity tied to achievement of the company’s annual adjusted EBITDA target. The payout scale continues to range from 0% for achievement below 90% of the target adjusted EBITDA to 50% payout at 90% of target, and a maximum payout of 200% for achievement of 120% or more of the target.

■
Once the formula is applied, the Committee can consider various other factors to determine if the formula appropriately reflects company performance for the year, including: (i) other financial and market-related indicators, such as revenue, free cash flow and annual total stockholder return, and (ii) qualitative assessment of progress on strategic initiatives at an individual and company level, with final payout capped at 200%. This approach provides for both quantitative and qualitative elements to be considered in the decision-making process. The Committee believes that its comprehensive approach to evaluating individual and company performance results in greater alignment with stockholder interests.

■
For 2021, the Committee applied no other considerations upon evaluating the results of the STI formula, resulting in payouts of 156.25% of target for each of Mr. Jacobs, Mr. Harik and Mr. Tulsyan based on the level of attainment of the adjusted EBITDA target.

■
No incremental long-term incentive grants were awarded to Mr. Jacobs and Mr. Harik during 2021. In connection with the spin-off of GXO, the Committee recalibrated the absolute adjusted cash flow per share targets for the 2020 LTI Awards granted to Mr. Jacobs and Mr. Harik in 2020, ensuring that the awards not only reflect targets associated with the remaining business profile of the company, but also represent higher performance hurdles that more accurately represent the updated view of the company’s long-term performance. Specifically, the adjustments reflected the new baseline of the 2021 budget which was inclusive of upwardly revised targets for the remaining business and results in higher forecasted growth for the performance periods of 2022 and 2023.

■
The ESG scorecard applicable to the 2020 LTI Awards was also amended to eliminate or appropriately restate targets that related to the logistics business. All resulting targets, both for the absolute adjusted cash flow per share metric and the ESG scorecard, appropriately reflect the financial and strategic position of XPO as a pure-play transportation company, on a post-spin-off basis.

■
The Committee adjusted the performance goals applicable to the performance-based stock unit awards granted to Mr. Jacobs and Mr. Harik in August 2018 (the “2018 PSU Awards”) and June 2019 (the “2019 PSU Awards”) using an adjustment methodology that was in line with the requirement of the Omnibus Plan to make equitable adjustments. The adjustments adhered to a formulated methodology and reflect XPO’s post-spin-off business profile. The adjustments to the PSU award grants did not result in any change to the fair value of the award.

Additionally, the Committee certified the performance outcomes for the previously granted 2020 LTI Awards for Mr. Jacobs and Mr. Harik and made determinations on award grants for the NEOs, as follows:
■
With respect to Mr. Jacobs and Mr. Harik, the second annual performance period for the 2020 LTI Awards was completed on December 31, 2021 with a payout of 175% of target based on actual performance results. The 2021 payout percentages resulted

38	© 2022 XPO Logistics, Inc.

from the three weighted performance goals as follows: absolute adjusted cash flow per share (200% earned at 50% weighting); relative growth in adjusted cash flow per share (200% earned at 25% weighting); and ESG scorecard metrics (100% earned at 25% weighting). The Committee certified performance achievements in March 2022.
■
Ravi Tulsyan received, in connection with his appointment as our chief financial officer, a $1.75 million long-term incentive grant, with $1 million in performance-based restricted stock units and $750,000 awarded in time-based restricted stock units, with the same performance goals that apply to the 2020 LTI Awards (the “2021 PSU Award”). These topics are described further in the section below, titled “Long Term Incentives.”

■
In response to previous stockholder feedback expressing a preference for equity-based awards, in the first quarter of 2022, the Committee elected to cancel 50% of the target value of Mr. Jacobs’ 2022 tranche of the 2020 LTI Award (a value of $5 million, relating to the third annual performance period under the award) and replaced the cancelled cash value with LTL Performance Stock Units consisting of a gating performance goal tied to completion of the intended separation of XPO’s tech-enabled brokered transportation services from its LTL business in North America no later than December 31, 2022, and achievement of rigorous and formulaic performance goals supporting the continuous improvement of the company’s LTL business in 2022. This is described in further detail in “Forward-Looking Perspective: Long-Term Incentive Revisions Following Announcements of LTL Improvement Efforts and Planned Transactions.”

■
For Mr. Harik, 100% of the cash value of the 2022 tranche of his 2020 LTI Award, representing a value of $2.25 million, was cancelled and replaced with LTL Performance Stock Units, and Mr. Harik also received an incremental grant of LTL Performance Stock Units, given his pivotal role in leading the LTL business.

Benchmarking Executive Compensation Levels
In order to attract and retain high-performing talent, the Committee references prevailing pay rates when establishing target compensation opportunities for our NEOs. To do this, the Committee uses a variety of sources for both the broader market and for a core peer group of companies.
The Committee, with input from management and its independent advisor, established the core peer group used in referencing executive compensation levels to ensure that the peer companies reflect characteristics comparable to XPO.
Following the spin-off of GXO, the Committee, with input from its independent advisor, conducted a review of the existing core peer group to assess peer alignment. The review included an examination of peers selected by size, performance, organization, geography and financial structure. Potential peers were further evaluated by comparing executive compensation levels against the existing core peer group. The review found limited compensation variability between the potential peers and the existing core peer group. Additionally, XPO’s 2021 year-end revenue continued to more closely reflect the performance of the existing core peer group; therefore, it was determined that no changes to the existing core peer group are needed at this time.
The companies that continue to comprise the core peer group for 2021 represent most of our key US-based, publicly traded competitors in the freight transportation industry, as listed below.
PEER	TICKER	2021 FULL-YEAR REVENUE $ in millions
United Parcel Service, Inc.	UPS	$97,287
FedEx Corp.	FDX	$83,959
C.H. Robinson Worldwide, Inc.	CHRW	$23,102
Union Pacific Corp.	UNP	$21,804
Expeditors International of Washington, Inc.	EXPD	$16,524
CSX Corp.	CSX	$12,522
J.B. Hunt Transport Services, Inc.	JBHT	$12,168
Norfolk Southern Corp.	NSC	$11,142
Ryder Systems, Inc.	R	$9,663
Knight-Swift Transportation	KNX	$5,998
Yellow Corp.(1)	YELL	$5,122

XPO Logistics, Inc.	XPO	$12,806
Percentile Rank Based on 2021 Full Year Revenue		50%
(1) Yellow Corp. (YELL) was formerly YRC Worldwide (YRCW)
Additionally, the Committee reviews general industry market data for companies within a similar revenue range, as a secondary reference. Given the significant number of senior executives hired from outside the transportation and logistics industry, general industry market data contributes to a comprehensive view of the market landscape.
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Pay Elements
Our executive compensation program consists of three primary elements: base salary, annual STI awards and long-term incentive awards. These elements are described in more detail below.
ELEMENT	PURPOSE	PAY-FOR-PERFORMANCE DESIGN
BASE SALARY	■ To attract and retain high-performing executives	■ Fixed cash compensation corresponds to experience and job scope, and is aligned with market levels
SHORT-TERM INCENTIVE	■ To reward annual performance and individual contributions that support XPO’s strategy and realize results
■
Executives become eligible for a STI if adjusted EBITDA is at least 90% of the full-year target level

■
Payouts are determined based upon formulaic results of adjusted EBITDA relative to predetermined targets, with potential adjustments up or down based on other considerations, such as revenue, free cash flow, TSR and other financial, operational and strategic results

■
Award amounts range from 0% to a cap of 200% of target

LONG-TERM INCENTIVES	■ To focus executives on the execution of our strategy for long-term value creation, and to align their compensation with outcomes for our stockholders
■
The Committee designs long-term incentive awards to motivate executives to achieve goals over an extended period of time; the Committee takes a strategic approach to long-term incentive design in order to align awards with the company’s strategy and stockholder returns

■
Since 2014, awards for Mr. Jacobs and Mr. Harik have been 100% performance-based and subject to the achievement of ambitious goals

EXECUTIVE COMPENSATION OUTCOMES FOR 2021
Annual Base Salary
Annual base salary provides a fixed incentive that corresponds to an executive’s experience and job scope. The Committee reviews base salaries each year, and may make periodic adjustments in response to changes in job scope, prevailing market levels or other factors. Mr. Tulsyan received a salary increase in conjunction with his promotion to chief financial officer in September 2021. Base salaries for all other NEOs, including Mr. Jacobs as chief executive officer, were not increased and have remained flat since the last salary increase in 2019.
Annual Short-term Incentive
Our STI program is designed to reward annual performance and individual contributions that support XPO’s strategy and align with results against expectations set for the year. Each NEO is eligible for a STI if annual adjusted EBITDA is at least 90% of the full-year forecast. The maximum annual STI payout opportunity is capped at 200% of target.
Target STI amounts were not increased in 2021 for Mr. Jacobs and Mr. Harik, consistent with the decision to not increase NEO salaries. Mr. Tulsyan’s target STI amount was established in conjunction with his promotion to chief financial officer in September 2021.
For the 2021 performance year, the company’s adjusted EBITDA* was $1.24 billion, meaningfully surpassing the post-spin-off annual target as well as initial post-spin-off pro forma guidance of $1.195 billion to $1.235 billion provided in July 2021, and ultimately resulting in aggregate STI funding of 156.25% of target for the NEOs, consistent with all corporate bonus-eligible employees.
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In determining individual annual incentive award amounts, the Committee considered a holistic review of the company’s financial results based on the applicable STI formula, as well as other operational and strategic results, together with individual performance. After review, the Committee approved the formulaic STI outcome, and each of the NEOs was awarded STI payouts equal to 156.25% of target. In recognition of their significant contributions to the successful spin-off of GXO, Mr. Tulsyan and Mr. Harik were each awarded additional supplemental STI of $100,000.
The table below reflects the 2021 annual target STI opportunities and final outcomes for 2021.
STI FOR PERFORMANCE YEAR 2021(1)
		Target			Actual
Executive Officer	Annual Base Salary	Annual STI Opportunity as a percentage of annual base salary	Annual STI Opportunity	Total Combined Salary and STI	STI(2)	Total Combined Salary and STI(2)
Brad Jacobs	$1,000,000	200%	$2,000,000	$3,000,000	$3,125,000	$4,125,000
Mario Harik	$500,000	125%	$625,000	$1,125,000	$1,076,563	$1,576,563
Ravi Tulsyan	$500,000	100%	$500,000	$1,000,000	$881,250	$1,381,250

(1)
Mr. Cooper and Mr. Wyshner were not eligible for an STI payment for 2021, according to the terms of their employment agreements following their separations

(2)
For Mr. Harik and Mr. Tulsyan, totals include supplemental cash STI of  $100,000 each, in recognition of their significant contributions to the successful spin-off of GXO

*
See Annex A for reconciliations of non-GAAP measures

Financial Results Relative to Publicly Disclosed Targets for 2021
PRIMARY PERFORMANCE INDICATORS UNDERSCORING COMMITTEE ASSESSMENT OF PERFORMANCE
Key Measures	2021 Pro forma Targets(1)	2021 Achievements
Adjusted EBITDA*	$1.228 billion to $1.233 billion; midpoint of $1.231 billion	$1.24 billion
Free Cash Flow*	$425 million to $475 million; midpoint of $450 million	$475 million
Annual TSR	Expectation of alignment with relevant indices	XPO + GXO: 41% (2) Dow Jones US Transportation Average: 33% S&P 400 MidCap: 25%
Strategic Initiatives	Successful spin-off of logistics business	Completed August 2, 2021

(1)
2021 pro forma targets above reflect updated guidance provided on November 2, 2021; initial pro forma guidance for 2021 adjusted EBITDA of  $1.195 billion to $1.235 billion and free cash flow of  $400 million to $450 million was provided on July 28, 2021.

(2)
The combined TSR of XPO and GXO of 41% reflects the aggregate increase of the trading prices of XPO common stock and GXO common stock as of the last trading day of calendar year 2021, as measured against the trading price of XPO common stock on an unadjusted basis as of the last trading day of calendar year 2020. This calculation assumes one-year TSR (excluding dividend reinvestment) of XPO and GXO of 12% and 44%, respectively.

*
See Annex A for reconciliations of non-GAAP measures

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Assessment of Individual Performance and Contributions In 2021
The chart below summarizes key 2021 achievements of each of our continuing NEOs, as considered by the Committee in their deliberations on executive compensation outcomes. Mr. Cooper and Mr. Wyshner are excluded, due to their departures from the company during 2021.
HIGHLIGHTED 2021 ACHIEVEMENTS OF THE CEO
1	SPIN-OFF OF GXO
Mr. Jacobs led the company through the transformative spin-off of XPO’s logistics segment in August 2021:
■
GXO was the highest performing fully distributed US spin-off of 2021, based on the initial trading prices of stock of companies that were spun off in 2021 and closing prices for such companies on December 31, 2021.

2	CONTINUED STRONG FINANCIAL RESULTS
Under Mr. Jacobs’ leadership, XPO achieved better-than expected financial results in key metrics as a freight transportation company, including record profitable growth (data excludes the logistics segment for the full year):
■
2021 revenue of  $12.8 billion, a company record and 26% year-over-year growth

■
2021 net income from continuing operations attributable to common shareholders of  $323 million, an improvement of  $364 million from a net loss from continuing operations attributable to common shareholders of  $41 million in 2020

■
Year-over-year growth in adjusted EBITDA* of 46%, to $1.239 billion, also a company record

■
Strong net cash provided by operating activities from continuing operations of  $656 million in 2021, an improvement of  $268 million from 2020

■
Robust free cash flow* generation of  $475 million, up $207 million year-over-year

■
One-year, three-year and five-year TSR of 14% (41% inclusive of GXO gains), 138%, and 214%, respectively

* See Annex A for reconciliations of non-GAAP measures

3	LEADERSHIP OF THE COMPANY
Under Mr. Jacobs’ leadership, XPO continued its ascent as a technology-driven transportation leader with a people-first culture:
■
Newsweek named XPO one of  “America’s Most Responsible Companies” for 2021

■
XPO was named a leader in the Gartner “Magic Quadrant” for the sixth time, including worldwide and North American recognition

■
The company has demonstrated a rigorous commitment to employee safety and well-being throughout the pandemic and continues to do so

■
XPO was No. 190 on the Fortune 500 List

4	EMPLOYEE ENGAGEMENT
■
Mr. Jacobs conducted quarterly employee engagement surveys, which are sent to approximately 18,000 employees across our global workforce

■
Through these surveys, he solicits feedback on employee satisfaction and encourages employees to voice their ideas for improving the company

■
Employee satisfaction ratings and the percentage of satisfied employees remained high throughout 2021, including a companywide self-reported job satisfaction rating of 7.56 out of 10 in the fourth quarter survey

■
40% of employees rated their job satisfaction a 9 or a 10

■
Mr. Jacobs continues to hold live town halls with employees to provide clarity on our company’s strategic decisions and answer questions

■
Mr. Jacobs continued to lead our company in several charitable endeavors, including XPO’s partnership with the Susan G. Komen Foundation as official transportation provider for the 3-Day Walks to fight breast cancer, sponsorship support of Truckers Against Trafficking and a companywide drive benefitting Soles4Souls to donate shoes to those in need, among others

5	BOARD ENGAGEMENT
■
Throughout 2021, Mr. Jacobs engaged Board members in internal business reviews and discussions, enabling real-time interaction and feedback

■
Directors were deeply involved in discussions surrounding the spin-off of GXO, having authorized the plan in December 2020 and approved the transaction in July 2021

■
Directors engage regularly in discussions with Mr. Jacobs and members of his leadership team on strategy, as well as immediate issues that may affect the business

42	© 2022 XPO Logistics, Inc.

HIGHLIGHTED 2021 ACHIEVEMENTS OF OTHER NEOs
MARIO HARIK Chief Information Officer and Acting President, LTL — North America
■
Managed a team of more than 900 technology professionals and one of the largest technology budgets in the industry

■
Was named acting president for the LTL business in October 2021 and immediately began leading the company’s five-point plan to enhance LTL efficiency and growth:

■
Executed tactical actions to increase network efficiency while regaining high service levels

■
Led company-specific initiatives that support growth in national network capacity, including investments in new LTL terminal openings and doors

■
Engaged deeply with employees through field visits and the implementation of an extensive communications plan to provide regular updates to employees regarding ongoing initiatives

■
Led the continued development of XPO Connect®, our cloud-based, digital brokerage platform with fully automated features and self-learning capabilities for transportation transactions.

Highlights of the industry’s rapid adoption of XPO Connect® in 2021 include:
■
Over 600,000 cumulative downloads of the platform’s mobile app for truck drivers by year-end 2021, more than doubling the count in 12 months

■
In the fourth quarter of 2021, XPO Connect® had a 74% year-over-year increase in weekly average carrier users, reflecting a significant increase in truckload carrier capacity available digitally to XPO customers

■
Rapid adoption of XPO Connect® capabilities were seamlessly adopted into the company’s last mile business

■
XPO Connect® implementations expanded in the company’s European operations

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Continued to oversee XPO’s robust cybersecurity infrastructure, which successfully blocked approximately 400 million threats to our operations during 2021

RAVI TULSYAN Chief Financial Officer
■
Kept XPO on target to generate significant free cash flow* of  $475 million in 2021

■
Helped lead the company through the highly successful spin-off of GXO in August 2021

■
Led an $800 million debt offering for GXO

■
Led efforts to pay down approximately $3 billion of debt in 2021

■
Kept the company on track for balance sheet deleveraging toward a targeted net debt leverage ratio** of 1x to 2x by the first half of 2023

■
Actively managed the company’s real estate portfolio

■
Led procurement efforts, resulting in increased savings

■
Continued to optimize the company’s financial operations by upgrading processes and further expanding XPO’s finance shared-services model

*
See Annex A for reconciliations of non-GAAP measures

**
Net debt leverage ratio is calculated as total debt less cash and cash equivalents divided by adjusted EBITDA for the trailing twelve months.

LONG-TERM INCENTIVES
XPO’s incentive compensation is weighted heavily toward long-term incentives that are tied to ambitious goals for key operational indicators. The Committee’s pay-for-performance philosophy is focused on rewarding our NEOs for performance that creates substantial, long-term value for our stockholders; long-term incentive awards for our chief executive officer and chief information officer have been fully performance-based since 2014. Awards have been tied closely to the company’s long-term results and outstanding long-term incentive awards do not have overlapping payouts. With the appointment of Ravi Tulsyan as chief financial officer in September 2021, the post-spin-off Committee provided a structured total reward package that includes a long-term incentive award grant based on the same performance metrics as other NEOs who participate in the 2020 LTI Award, issued in performance-based equity, as well as a separate time-based equity award.
2021 LTI Grants
None of our NEOs received LTI grants in 2021, except for Mr. Tulsyan, who received equity grants upon his appointment as chief financial officer in September 2021, consisting of a PSU award and a time-based restricted stock unit award, representing a total annualized mix of 57% performance-based and 43% time-based equity. Mr. Tulsyan’s PSU award was granted by the Committee with the same performance goals that apply to the 2020 LTI Awards, in consideration of stockholder feedback that indicated a preference for equity-based constructs. Mr. Tulsyan’s PSU award includes the three performance periods remaining at the time of Mr. Tulsyan’s appointment (2021, 2022 and 2023). The 2021 performance period is prorated for his appointment time during 2021, and the PSU award, to the extent earned, cliff vests on December 31, 2024.
Long-Term Award Recalibration Following the GXO Spin-off in August 2021
In connection with the spin-off of GXO in August 2021 and to demonstrate responsiveness to feedback received from stockholders during our engagement sessions in the spring of 2021, the Committee elected to modify the operational performance and market goals included in all three outstanding awards in order that, in the case of the 2018 PSU Awards and 2019 PSU Awards, such goals would continue to represent high-growth stretch goals as originally contemplated in the award structures and, in the case of the
43	© 2022 XPO Logistics, Inc.

2020 LTI Awards, the rigor of the targets would be strengthened. These modifications better reflect our business expectations and financial targets following the spin-off of GXO. The Committee used an adjustment methodology consistent with market practice, and, for the 2018 and 2019 PSUs, is in line with the requirement of the Omnibus Plan for the Committee to make equitable adjustments.
Forward-Looking Perspective: Long-Term Incentive Revisions Following Announcements of LTL Improvement Efforts and Planned Transactions
The Committee has taken the view that our executive officers should demonstrate their commitment to stockholders to secure a 100-basis-point improvement in LTL’s adjusted operating ratio as compared to the prior year and meet an adjusted EBITDA target of at least $1 billion (with a maximum of $50 million attributable to gains on sales of real estate) for full year 2022, while also executing a successful spin-off of our tech-enabled brokered services platform no later than December 31, 2022. These actions are aimed at driving exceptional value for our stockholders by increasing the potential for the stock of each separate company to trade at greater multiples of EBITDA than they do today, as a consolidated enterprise.
In light of these 2022 strategic priorities, and to keep the interests of our executives consistently aligned with those of our stockholders, in the first quarter of 2022, the Committee made adjustments to the 2020 LTI Award for each of Mr. Jacobs and Mr. Harik. The Committee cancelled a portion of the target cash value of the previously granted 2020 LTI Award for Mr. Jacobs and Mr. Harik, and reallocated these designated cash values to LTL Performance Stock Units with the same corresponding grant date values.
The cancelled portion of each 2020 LTI Award has a target cash value of $5 million for Mr. Jacobs and $2.25 million for Mr. Harik, and corresponds to 50% of the target cash opportunity for the third performance year (2022) for Mr. Jacobs and 100% of the target cash opportunity for the third performance year (2022) for Mr. Harik. The LTL Performance Stock Units generally align to the officers’ 2020 LTI Award framework, with a target grant date value aligning to the value of the cancelled portion of the 2020 LTI Award, preservation of a sliding scale for ultimate payout (0% for below-target performance and 200% cap for maximum performance level), and the time-based vesting condition requiring continued service through December 31, 2023 or an earlier qualifying termination of service.
The LTL Performance Stock Units consist of a gating performance goal and certain financial performance goals relating to targets for the LTL business for full year 2022. The gating performance goal requires completion of the planned separation of the company’s tech-enabled brokered services platform from its LTL business by December 31, 2022 as a condition to any portion of the LTL Performance Stock Units becoming vested, with the result that, if the planned separation is not completed by December 31, 2022, each LTL Performance Stock Unit will be forfeited in its entirety. The financial performance goals are weighted equally and require a 100-basis-point improvement in LTL adjusted operating ratio and adjusted EBITDA of at least $1 billion (with a maximum of $50 million attributable to gains on sales of real estate) for full year 2022 to earn target value, with a payout opportunity of between 0% (for performance below the threshold level specified above) and 200% of target (for LTL adjusted operating ratio improvement of 200-basis-points or more and LTL adjusted EBITDA of $1.05 billion or more, respectively), and linear interpolation of payouts between the threshold and maximum levels.
In addition, in consideration of his leadership of the LTL business as acting president, Mr. Harik was granted incremental LTL Performance Stock Units with a grant date value of approximately $3.25 million. The incremental award for Mr. Harik is designed to encourage an “all-in” mindset aimed at achieving these goals, and requires continued service through the third anniversary of the grant date, or an earlier qualifying termination of service.
44	© 2022 XPO Logistics, Inc.

Historical Overview: Currently Outstanding Long-Term Awards
XPO’s performance-based long-term incentive program is designed to align NEO performance with the interests of our stockholders and incentivize achievement of sustained long-term value. The Committee takes the view that long-term awards should incorporate ambitious strategic goals that drive optimal levels of performance. Highlights of our currently outstanding long-term awards are as follows:

2018 PSU AWARD
2019 – 2022

- As modified, dual-conditioned performance goals require achievement of *both* a $114.08 stock price and $9.25 adjusted cash flow per share by year-end 2022 to earn any payout
- As required under the Omnibus Plan, performance goals are restated to replicate the same level of high growth that was originally contemplated for the remaining XPO transportation business post-spin-off
- If earned, the award would represent extraordinary stockholder value creation
- CFO Ravi Tulsyan is not included in this grant

2019 PSU AWARD
2019 – 2024

- As modified, dual-conditioned performance goals require achievement of both relative TSR (outperformance of at least 310 percentage points relative to the S&P Transportation Select Industry index) and at least $2.54 adjusted EPS by year-end 2024 to earn any payout(1)
- As required under the Omnibus Plan, performance goals are restated to replicate the same level of high growth that was originally contemplated for the remaining XPO transportation business post-spin-off
- Six-year performance period
- CFO Ravi Tulsyan is not included in this grant

(1) Adjusted EPS of $2.54 represents a CAGR of 19% relative to 2018 adjusted EPS.

2020 LTI AWARD
2020 – 2026

- Three weighted performance goals, including an absolute and relative metric, as well as an ESG scorecard
- Sliding scale achievement between 100% and 200%, with no payout below target
- Four successive annual performance periods, two of which (2020 and 2021) are completed
- Four tranches vesting at different dates through 2026 (if earned), designed to avoid overlapping payouts with other outstanding awards
- Performance goals are restated as further described below, to reflect the new baseline of the revised 2021 budget which projects upward targets for the remaining business and results in higher forecasted growth for the performance periods of 2022 and 2023. The adjustments adhered to a formulated methodology, increased the rigor of the target goals and reflect XPO's post-spin-off business
- CFO Ravi Tulsyan is not included in the 2020 LTI Awards. In consideration of stockholder feedback expressing a preference for equity-based awards, the Committee issued a new grant in equity for Mr. Tulsyan upon his appointment as chief financial officer, described in more detail in "2021 LTI Grants."

Note:
Outstanding awards do not have overlapping settlements; the settlements for the 2018 PSU Awards and 2019 PSU Awards, if earned, would occur within the first quarter of the years 2023 and 2025, respectively, with no settlements scheduled in these years for the 2020 LTI Award. Additionally, all references to adjusted EPS refer to adjusted diluted EPS, unless otherwise noted, and are calculated in accordance with the applicable PSU award agreement. As applicable, and as required under the Omnibus Plan for the 2018 PSU Awards and 2019 PSU Awards, performance metrics were modified to reflect the impact of the GXO spin-off.
45	© 2022 XPO Logistics, Inc.

2020 LTI Awards — Background
The 2020 LTI Award was granted to each of Mr. Jacobs, Mr. Cooper and Mr. Harik in connection with the execution of new, four-year employment agreements, as their previous employment agreements expired in February 2020. Mr. Tulsyan did not receive the 2020 LTI Award. Mr. Wyshner was granted performance-based restricted stock units and time-based restricted stock units upon his hire on March 2, 2020, and did not receive the 2020 LTI Award.
The structure of the 2020 LTI Award incorporates stockholder feedback received in prior years. As originally constructed, the target value for each tranche is $10 million, $3.35 million and $2.25 million for Mr. Jacobs, Mr. Cooper and Mr. Harik, respectively, except for 2022 which has a target value of $5 million for Mr. Jacobs and $0 for Mr. Harik, as discussed in further detail above in “Forward-Looking Perspective: Long-Term Incentive Revisions Following Announcements of LTL Improvement Efforts and Planned Transactions.” The Committee denominated the 2020 LTI Award in cash due to the macroeconomic uncertainty and stock volatility at the time of the grant, which could potentially lead to an outsized return in the event of a strong recovery from the pandemic.
The 2020 LTI Awards are fully performance-based and include four tranches vesting through January 2026. To earn the award, the executives must attain and maintain performance levels for the annual performance periods of 2020, 2021, 2022 and 2023, with additional vesting periods (if the award is earned) of up to two years following the end of the 2022 and 2023 performance periods. Each tranche may be earned at a level ranging from zero to 200% of target value, depending on the degree of achievement of goals tied to both absolute and relative adjusted cash flow per share and ESG performance. If a goal for a given tranche is not achieved, the portion of the award associated with that goal is forfeited (that is, the forfeited portion cannot be carried forward and earned in a future year). Awards are based on rigorous performance targets, with no payouts for below-target performance.
The award structure contains three performance metrics for each performance year: absolute adjusted cash flow per share, relative growth in adjusted cash flow per share (as compared to a defined peer group in the transportation industry), and ESG scorecard deliverables. The adjusted cash flow per share performance metrics for 2021, 2022 and 2023 were modified to reflect the impact of the GXO spin-off. The ESG scorecard goals were reviewed and goals impacted by the spin-off were identified and modified to reflect our business expectations and financial targets following the spin-off of GXO. The adjusted cash flow per share modifications incorporated the new baseline of the 2021 budget which is inclusive of upwardly revised targets for the remaining business and results in higher forecasted growth for the performance periods of 2022 and 2023, increasing the rigor of the targets. All adjustments adhered to a formulated methodology and reflect XPO’s post-spin-off business profile.
2020 LTI Award Outcomes — Second Performance Period
The second performance period (2021) of the 2020 LTI Award was completed on December 31, 2021 and resulted in a payout level of 175% of target. The 2021 payout level resulted from the three weighted performance goals as follows: absolute adjusted cash flow per share (200% earned at 50% weighting); relative growth in adjusted cash flow per share (200% earned at 25% weighting); and the ESG scorecard (100% earned at 25% weighting). The Committee certified performance achievements in March 2022. The earned amounts for Mr. Jacobs, Mr. Cooper and Mr. Harik are shown on the following table:
2020 LTI AWARD ACHIEVEMENT FOR PERFORMANCE YEAR 2021
NEO	Target Value at 100%	Actual Value Earned at 175%
Brad Jacobs	$10,000,000	$17,500,000
Troy Cooper(1)	$3,350,000	$5,798,253
Mario Harik	$2,250,000	$3,937,500

(1)
Mr. Cooper’s earned value was prorated to reflect his December 27, 2021 separation date

The following tables detail the 2021 performance period achievement for each of the performance metrics and the associated payout scales.
46	© 2022 XPO Logistics, Inc.

2020 LTI Award Outcome by Metric — Second Performance Period (2021) (175% Aggregated Payout)
Absolute Adjusted Cash Flow Per Share 50% weighting; Linear interpolation; Targets adjusted to reflect impact of GXO spin-off
■
Calculated as adjusted EBITDA (determined in accordance with the company’s monthly operating reports and financial data produced for external reporting purposes, and adjusted for the impact of stock and long-term cash-based compensation) less gross capital expenditures and net interest; divided by diluted shares outstanding, provided that the Committee may, in its discretion, adjust the number of diluted shares outstanding to neutralize the impact of changes in capital structure (including stock splits, reverse stock splits or stock dividends)

■
Actual achievement in adjusted cash flow per share for 2021 was significantly above the target of $4.51, resulting in earned payout at 200%

Relative Growth in Adjusted Cash Flow Per Share 25% weighting; Linear interpolation; Full year 2021 measurement period
■
Calculated as the percentile rank of the company’s growth in adjusted cash flow per share relative to the growth in adjusted cash flow per share of the companies in the peer group, as compared to each of their own full year 2020 adjusted cash flow per share outcome

■
Growth, with respect to the 2021 performance period, refers to the percent change between the adjusted cash flow per share for 2021 and 2020 for XPO, and for each company in the peer group

■
Actual achievement relative to the peer group was above the 75th percentile rank for 2021, resulting in earned payout at 200%

ESG Scorecard 25% weighting; Full year 2021 measurement period
■
Calculated as the aggregate outcome of 43 equally-weighted initiatives for 2021, with each initiative worth a rounded value of 2.3 points (initiatives add up to 100 points)

■
Actual achievement of 81.8 out of 100 points resulted in earned payout at 100%

47	© 2022 XPO Logistics, Inc.

2020 LTI Award Structure and Design
Impact of the Spin-Off of GXO
Below are the details of the three metrics underlying the 2020 LTI Award, chosen by the Committee for their alignment of performance with value creation over time.
In light of the spin-off of GXO, the Committee reviewed the 2020 LTI Award structure to recalibrate its targets, so that they reflect the remaining company’s strategy and financial metrics on a post-separation basis, including the initiatives that underlie the ESG scorecard goals.
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ESG Scorecard Overview
Our ESG scorecard is designed to provide a progressive means of evaluating the management of ESG initiatives and incentivizing long-term, successive ESG achievements. The company commissioned a management consultant to conduct a gap analysis relative to our core peer group, so that we could better understand the optimal ESG tracking methods and disclosures. Using these insights, management identified the most relevant initiatives as the basis for measurable ESG improvements over four years, taking into account lead time requirements, category weighting and target variances. The Committee agreed with the inputs from management and incorporated these recommendations into the scorecard.
The ESG scorecard was recalibrated after the spin-off of GXO, and continues to reflect rigorous goals that build toward long-term achievement, with the majority of targets reflecting progressively higher achievement through 2023. Initiatives are 87% quantitative, with the remainder subject to predetermined hurdles or binary milestones.
The resulting scorecard initiatives encompass a range of material issues at the corporate and business unit levels in our Sustainability Report materiality matrix. The ESG scorecard metrics are a combination of annual and multi-year goals that span the total performance cycle of the award, with many building to full achievement at the end of the four-year period. The Committee uses the scorecard to objectively assess performance, and the company uses it to monitor ESG progress.
Our ESG scorecard is organized into six categories, with an average of approximately 41 initiatives per year, and with each initiative weighted equally within the year.

Current and Outstanding Performance Periods(1)
ESG Category	2021	2022	2023
	Weighting of ESG category within each performance period(2)
Workforce and talent	18.2%	19.5%	21.6%
Employee and community safety	27.3%	26.8%	21.6%
Diversity, equity and inclusion	20.5%	17.1%	18.9%
Information security	11.4%	12.2%	13.5%
Environment and sustainability	18.2%	19.5%	16.2%
Governance	4.5%	4.9%	8.1%
(A) Total	100%	100%	100%
(B) Total # of Initiatives	44	41	37
# of Points Awarded Per Initiative (A/B)(2)	2.3	2.4	2.7

(1)
The 2020 performance period is not reflected

(2)
May reflect rounded values

ESG Scorecard Structure and Content Summary
The following tables use examples to provide a summary of our ESG scorecard methodology. The tables do not reflect the full set of targets for each performance period.
ESG SCORECARD SUMMARY
ACHIEVEMENT METHODOLOGY	PRINCIPLES

■
Achievement is certified by the Committee annually using a scale of 1 – 100, with each target worth a predefined equal number of points

■
Category weighting is dependent upon the total number of targets in the category and varies by performance period, as some goals require a baseline or implementation time for achievement (i.e., increasing the hiring of women or underrepresented racial/ethnic groups)

■
Achievement against targets is measured using a strict, predetermined calculation for each target and incorporates industry-specific measurement standards, as well as the Sustainability Accounting Standards Board (SASB) and Global Reporting Initiative (GRI) standards

■
Targets are rigorous and include a combination of annual and multi-year goals that span the total performance cycle of the award, with many targets building to full achievement at the end of the four-year period

■
Initiatives represent an overarching roadmap of deliverables for the company as a whole that align with the categories identified in the materiality matrix available in our Sustainability Report

■
The ESG scorecard’s inclusion in the long-term incentive program is indicative of the company’s commitment to ensuring that we are incentivizing achievement of our sustainability goals along a sufficiently long-term time horizon

49	© 2022 XPO Logistics, Inc.

<table>
<tr><th>CATEGORY / WEIGHT % [1]</th><th>STRATEGIC OBJECTIVES</th><th colspan="4">SAMPLE INITIATIVES AND TARGETS (2021-2023 were recalibrated post spin-off)
Year-over-year measurements reflect pro forma adjustments for the spin-off</th></tr>
<tr><td rowspan="2">**Workforce and Talent**
2021: *18%*
2022: *20%*
2023: *22%*</td><td rowspan="2">▪ Maintain employee job satisfaction
▪ Maintain a rewarding, high-performance culture</td><td colspan="4">◆ Maintain an average job satisfaction score of at least 7 out of 10 in companywide and hourly engagement surveys for each performance period</td></tr>
<tr><td colspan="4">◆ Maintain an annualized voluntary turnover rate of no more than 10% for LTL drivers, excluding retirees, for each performance period</td></tr>
<tr><td rowspan="6">**Employee and Community Safety**
2021: *27%*
2022: *27%*
2023: *22%*</td><td rowspan="6">▪ Provide employee health, safety and financial protection (including during the COVID-19 pandemic)
▪ Maintain a safe workplace
▪ Encourage accident and injury prevention</td><td colspan="4">◆ Improve DOT-recordable preventable accident frequency in both managed transportation (MT) and LTL</td></tr>
<tr><td>2020</td><td>2021</td><td>2022</td><td>2023</td></tr>
<tr><td>0.65 (MT) and 0.68 (LTL) DOT-reportable preventable accidents per one million miles</td><td>3% (MT) and 2% (LTL) improvement over prior year</td><td>3% (MT) and 2% (LTL) improvement over prior year</td><td>3% (MT) improvement over prior year</td></tr>
<tr><td colspan="4">◆ Improve rate of lost workdays as a proportion of hours worked in LTL</td></tr>
<tr><td>2020</td><td>2021</td><td>2022</td><td>2023</td></tr>
<tr><td>99 lost workdays for every 200,000 hours worked</td><td>2% improvement over prior year</td><td>2% improvement over prior year</td><td>--</td></tr>
<tr><td rowspan="5">**Diversity, Equity and Inclusion**
2021: *21%*
2022: *17%*
2023: *19%*</td><td rowspan="5">▪ Attract, retain and develop a diverse and inclusive workforce
▪ Build sustained diversity, equity and inclusion functions, with impactful programs and measurable actions</td><td colspan="4">◆ Increase the rate of women and underrepresented racial/ethnic groups promoted to managerial positions, with separate targets for each group</td></tr>
<tr><td>2020</td><td>2021</td><td>2022</td><td>2023</td></tr>
<tr><td>--</td><td>Growth of at least 5% from 2020</td><td>Cumulative growth of at least 10% from 2020</td><td>Cumulative growth of at least 15% from 2020</td></tr>
<tr><td colspan="4">◆ Maintain an annualized percentage of diverse US employee hires of at least 50% (2021 and 2022 performance periods), and at least 55% (starting in the 2023 performance period)</td></tr>
<tr><td colspan="4">◆ Maintain an annualized percentage of diverse XPO Graduate Program global hires of at least 50% (2021, 2022 and 2023 performance periods)</td></tr>
<tr><td rowspan="2">**Information Security**
2021: *11%*
2022: *12%*
2023: *14%*</td><td rowspan="2">▪ Safeguard confidential customer and employee information; protect against external threats</td><td colspan="4">◆ Target a mean time to resolve (MTTR) below industry average of 1.73 days (2021 performance period)</td></tr>
<tr><td colspan="4">◆ Perform an annual information security health check by an independent third-party and assess against benchmarks, maintaining rigorous information security at a level in the two top quartiles of the industry average for each performance period</td></tr>
<tr><td rowspan="4">**Environment and Sustainability**
2021: *18%*
2022: *20%*
2023: *16%*</td><td rowspan="4">▪ Reduce fossil fuel dependency
▪ Reduce carbon emissions and carbon footprint
▪ Reduce nitrogen oxide emissions
▪ Reduce waste</td><td colspan="4">◆ Improvement in fuel efficiency in managed transportation</td></tr>
<tr><td>2020</td><td>2021</td><td>2022</td><td>2023</td></tr>
<tr><td>Average of at least 7 mpg by year end</td><td>Average at least 7.5 mpg by year end</td><td>Average 7.5 mpg or higher by year end</td><td>Average 7.5 mpg or higher by year end</td></tr>
<tr><td colspan="4">◆ Reduce LTL carbon emissions by increasing the load factor rate by at least 1.5% over the prior year (2021 performance period)
◆ Establish a European Sustainability Steering Committee (2020 performance period)*
* The mandate of the European Sustainability Steering Committee includes carbon reduction targets to reduce overall greenhouse gas emissions by 25% and reduce vehicular emissions by 10% per tkm (the transport of one tonne of goods over a distance of one kilometre), by 2030, from a 2019 baseline</td></tr>
<tr><td>**Governance**
2021: *5%*
2022: *5%*
2023: *8%*</td><td>▪ Maintain compliance with federal, state and local laws</td><td colspan="4">Completion rate of at least 85% for all mandatory and assigned compliance training courses by the end of each performance period year</td></tr>
</table>

[1] *The 2020 performance period weightings are not reflected*

50	© 2022 XPO Logistics, Inc.

Performance and Vesting Schedule
The graphic below depicts the performance and vesting schedules of the 2020 LTI Award, demonstrating that multi-year performance goals reward cumulative growth in steps over the defined time period.
(1)
The award is earned in four installments and vests on the first anniversary of grant (July 31, 2021) for the first tranche and each of January 15, 2022, 2024 and 2026 for the remaining tranches.

Sliding Scale Payout
The 2020 LTI Award features a sliding scale payout structure in place of the “all or nothing” construct used in prior long-term awards. This change was made in response to stockholder feedback that overly rigorous goals may pose a retention risk or encourage excessive risk-taking. The payout scales are formulated as shown below.
(1)
Linear interpolation applied between attainment values

51	© 2022 XPO Logistics, Inc.

OUR EXECUTIVE COMPENSATION GOVERNANCE FRAMEWORK
Stock Ownership Policies
We believe that executive equity ownership in the company mitigates a number of risks, including risks related to executive attrition and undue risk-taking.
Guidelines
Stock ownership guidelines are expressed as a multiple of each NEO’s annual base salary:
■
CEO: 6x annual base salary

■
Other NEOs: 3x annual base salary

Compliance with our stock ownership guidelines is generally determined using the aggregate count of shares of common stock held directly or indirectly by the NEO, plus unvested restricted stock units subject solely to time-based vesting. Stock options, whether vested or unvested, and equity-based awards subject to performance-based vesting conditions, are not counted toward meeting stock ownership guidelines until they have settled or been exercised, as applicable.
Until the stock ownership guidelines are met, an executive is required to retain 70% of the net shares (after tax withholding) received upon settlement of equity-based awards. A newly appointed executive is required to reach his or her stock ownership guideline no later than three years from the date of appointment.
As of the most recent record date of April 14, 2022, Mr. Jacobs, Mr. Harik, and Mr. Tulsyan were in compliance with our stock ownership guidelines.
Clawback Policy
Our NEOs who are or were party to employment agreements — Messrs. Jacobs, Harik, Cooper and Wyshner — are subject to clawback restrictions with respect to long-term and annual STI compensation. The Committee is focused on mitigating the company’s risk associated with its compensation program for NEOs and believes that clawback provisions are an important tool to achieve this.
Long-term incentive compensation
The NEO employment agreements include a clawback provision under which the NEO may be required, upon certain triggering events, to repay all or a portion of long-term incentive compensation that was previously paid (including proceeds from previously-exercised and vested equity-based awards) and to forfeit unvested equity-based awards during the term of the employment agreements. In cases where a cure is possible, the NEO will first be provided with a 15-day period to cure. These clawback provisions are generally triggered if any of the following conditions apply; the NEO:
■
Is terminated for cause, as defined in the employment agreement;

■
Has engaged in fraud or other willful misconduct that contributes materially to any significant financial restatement or material loss to our company or any of our affiliates or

■
Breaches the restrictive covenants that are applicable under the employment agreement.

The time period for the company to take action under this clawback provision is up to six months from the date of termination for cause and, for all other specified conditions, at any time up to six months after learning of the conduct but in no event more than two years after the NEO engages in such conduct.
Annual STI compensation
In addition, the NEO employment agreements provide that if a NEO has engaged in fraud or other willful misconduct that contributes materially to any financial restatement or material loss to the company or any of its affiliates, the company may: (i) require repayment by the NEO of any cash STI or annual STI previously paid, net of any taxes paid by the NEO on such STI; (ii) cancel any earned but unpaid cash STI or annual STI; and/or (iii) adjust the NEO’s future compensation in order to recover an appropriate amount with respect to the restated financial results or the material loss.
Additional provision
To the extent that the rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act are broader than the clawback provisions contained in our NEO employment agreements, and to the extent the company is required to implement a clawback policy pursuant to applicable law, the NEOs will each be subject to additional clawback provisions pursuant to such rules as described under the heading “Employment Agreements with NEOs — Clawbacks.”
52	© 2022 XPO Logistics, Inc.

Role of the Committee
The Committee is responsible for approving our compensation practices and overseeing our executive compensation program in a manner consistent with XPO’s compensation philosophy. The Committee is tasked with: (i) reviewing the annual and long-term performance goals for our NEOs; (ii) approving awards under incentive compensation and equity-based plans; and (iii) approving all other compensation and benefits for our NEOs. The Committee acts independently but works closely with the full Board and executive management in making many of its decisions. To assist it in discharging its responsibilities, the Committee has retained the services of an independent compensation consultant, as discussed further below.
Role of Management
Executive management provides input to the Committee, including with respect to the Committee’s evaluation of executive compensation practices. In particular, our chief executive officer, Mr. Jacobs, provides recommendations for proposed compensation actions with respect to our executive team, but not with respect to his own compensation. The Committee carefully and independently reviews the recommendations of management without members of management present and consults its independent advisor before making final determinations. We believe this process ensures that our executive compensation program effectively aligns with XPO’s compensation philosophy and stockholder interests.
Role of the Committee’s Independent Compensation Consultant
The Committee directly retained Exequity as its independent advisor throughout 2021. Among other things, the Committee’s independent advisor consults on compensation and governance matters, monitors trends and evolving market practices in executive compensation and provides general advice and support to the Committee and the Committee’s chairman. Exequity’s support for the Committee in 2021 included reviewing long-term incentive awards for NEOs, providing guidance regarding the annual STI awards and reviewing the content of this Compensation Discussion and Analysis. Exequity did not provide any other services to the company.
The Committee considered the independence of Exequity in light of applicable SEC rules and NYSE listing standards. After taking into account the absence of any relationships with management and members of the Committee, as well as Exequity’s internal policies and other information provided to the Committee, the Committee determined that no conflicts of interest existed that would prevent Exequity from serving as an independent compensation consultant to the Committee.
OTHER COMPENSATION-RELATED ITEMS
Equity Granting Policy
All equity awards to NEOs are approved by the Committee with a grant date determined at the time of approval. The Committee does not target a specific time during the year to make equity grants, but grant dates are always on the date of Committee approval.
Benefits
Our NEOs are provided with the same benefits as are generally offered to other eligible employees, including participation in the XPO Logistics, Inc. 401(k) Plan and insurance benefit programs. Our NEOs receive minimal perquisites, as shown in the “All Other Compensation” table following this Compensation Discussion and Analysis.
Employment Agreements
We have entered into multi-year employment agreements with certain of our NEOs, which promote long-term retention while allowing the Committee to exercise discretion in designing incentive compensation programs. The material compensation-related terms of these agreements are described under the heading “Employment Agreements with NEOs” and the tables that follow this Compensation Discussion and Analysis.
Separation from Employment of Mr. Wyshner and Mr. Cooper
Following Mr. Wyshner’s separation from the company on September 2, 2021, and as a result of his separation, Mr. Wyshner did not receive severance payments or benefits.
Following Mr. Cooper’s mutual separation from the company on December 27, 2021, Mr. Cooper received the severance benefits required by his employment agreement in connection with termination without cause provisions, including: (i) a cash severance payment of $650,000 and (ii) medical and dental coverage for six months. Mr. Cooper’s severance benefits are detailed in the “Potential Payments Upon Termination or Change of Control” table following this Compensation Discussion and Analysis.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986 as amended (the “Code”) disallows a federal income tax deduction to public companies for compensation greater than $1 million paid in any tax year to covered executive officers.
53	© 2022 XPO Logistics, Inc.

As a general matter, while tax deductibility is one of several relevant factors considered by the Committee in determining compensation, we believe that the tax deduction limitation imposed by Section 162(m) should not compromise the company’s access to compensation arrangements that will attract and retain a high level of executive talent. Accordingly, the Committee and our Board will take into consideration a multitude of factors in making executive compensation decisions and may approve executive compensation that is not tax deductible.
Risk Assessment of Incentive Compensation Programs
The company, in partnership with a third-party compensation advisory group, performed an assessment for the Committee in order to determine whether there were material risks that could arise from our compensation plans and programs. This assessment included a review of material elements of non-executive and executive compensation plans for the 2021 plan year. The Committee has concluded that the company’s compensation plans and programs are not reasonably likely to have a material adverse effect on the company.
COMPENSATION COMMITTEE REPORT
The following statement made by the Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate such statement by reference.
The Committee reviewed the Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K, as set forth above. Based on this review and the resulting discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
COMPENSATION COMMITTEE:
Johnny C. Taylor, Jr., chairman (since August 2, 2021)
Allison Landry, member (since August 2, 2021)
Mary Kissel, member (since August 2, 2021)
54	© 2022 XPO Logistics, Inc.

COMPENSATION TABLES
Summary Compensation Table
We compensate our NEOs pursuant to the terms of their respective employment agreements. The information reported in the Summary Compensation Table below reflects the terms of such agreements. For more information about our NEOs’ employment agreements, see the discussion in this Proxy Statement under the heading “Employment Agreements with NEOs.”
The following table sets forth information concerning the total compensation awarded to, earned by, or paid to our NEOs for the year ended December 31, 2021.
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Brad Jacobs(6) Chairman and Chief Executive Officer	2021	$1,000,000	—	—	$20,625,000	$418,280	$22,043,280
	2020	$1,000,000	$3,300,000	—	$17,500,000	$12,660	$21,812,660
	2019	$838,462	—	$7,007,415(7)	—	$12,460	$7,858,337
Mario Harik Chief Information Officer	2021	$500,000	$100,000	—	$4,914,063	$12,863	$5,526,925
	2020	$500,000	$1,031,250	—	$3,937,500	$12,660	$5,481,410
	2019	$467,692	—	$1,648,799(7)	—	$12,271	$2,128,762
Ravi Tulsyan(8) Chief Financial Officer	2021	$431,539	$100,000	$2,084,951(9)	$874,800	$12,545	$3,503,835

Troy Cooper(10) Former President	2021	$650,000	—	—	$5,798,253	$13,238	$6,461,491
	2020	$650,000	$2,145,000	—	$5,862,500	$12,660	$8,670,160
	2019	$601,539	—	$3,751,031(7)	—	$12,460	$4,365,030
David Wyshner(11) Former Chief Financial Officer	2021	$437,173	—	—	—	$33,775	$470,948
	2020	$525,096	$1,225,000	$3,032,212(12)	—	$1,050	$4,783,358

(1)
Annual cash bonus awards for 2021 are included in the column “Non-Equity Incentive Plan Compensation” and reflect formulaic annual cash bonus awards earned in respect of 2021 for Mr. Jacobs, Mr. Harik and Mr. Tulsyan. Mr. Harik and Mr. Tulsyan received an additional $100,000 cash bonus in 2021 in consideration of their work related to the GXO spin-off. Annual cash bonus awards for 2020 reflect discretionary annual cash bonus awards earned in respect of 2020 for Mr. Jacobs, Mr. Harik, Mr. Cooper and Mr. Wyshner. No cash bonus awards were earned in respect of 2019.

(2)
In order to preserve the value of the awards held by employees continuing with XPO following the spin-off, including our named executive officers, the number of outstanding shares underlying outstanding awards were adjusted using the ratio and methodology outlined in that certain Employee Matters Agreement entered into by XPO and GXO as of August 1, 2021 (the “Employee Matters Agreement”). The ratio was based on the closing price per share of XPO common stock on July 30, 2021 compared to the closing price per share of XPO common stock on August 2, 2021. The modification of these awards in connection with the spin-off did not result in incremental compensation cost.

(3)
The amounts reflected in this column represent the aggregate grant date fair value of the awards made during each respective year, as computed in accordance with FASB ASC Topic 718. For additional information related to the measurement of stock-based compensation awards, see Note 15 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(4)
The amounts reflected in this column for 2021 include formulaic annual cash bonus awards earned in respect of 2021 of  $3,125,000, $976,563 and $781,250 for Mr. Jacobs, Mr. Harik and Mr. Tulsyan, respectively. The amounts reflected in this column for 2021 and 2020 also include a cash LTI award granted in 2020 and earned in respect of 2021 and 2020 for Mr. Jacobs, Mr. Cooper and Mr. Harik. On July 31, 2020, the Committee awarded Mr. Jacobs, Mr. Cooper and Mr. Harik LTI awards that require achievement of an absolute adjusted cash flow per share goal, a relative growth in adjusted cash flow per share goal and a scorecard related to ESG goals. The award is earned in cash in four installments on the first anniversary of grant (July 31, 2021) and each of January 15, 2022, 2024 and 2026. The goals underlying the 2020 LTI award are subject to both performance-based and service-based conditions. The target award can be earned based on attainment of the absolute adjusted cash flow per share goals of  $3.04, $4.51, $5.35 and $5.95 for each of the second half of 2020 and full year 2021, 2022 and 2023, respectively (50% of award); the relative growth in adjusted cash flow per share goal at the 55th percentile (25% of award); or achievement against goals related to ESG as outlined in a comprehensive scorecard (25% of award). The award is earned based on a sliding scale with a minimum payout of 0% and a maximum payout of 200%.

(5)
The components of  “All Other Compensation” for 2021 are detailed in the “All Other Compensation” table.

(6)
Mr. Jacobs did not receive any additional compensation for his service as a director.

(7)
In June 2019, the Committee awarded Mr. Jacobs, Mr. Cooper and Mr. Harik PSUs that require achievement of both a high-growth performance and TSR goal, and cannot be earned until after the six-year performance period ending December 31, 2024. The goals underlying these PSUs include: (i) the compound annual growth rate of the Company’s adjusted EPS during the Performance Period, measured by reference to the Company’s recalibrated full year 2018 adjusted EPS of  $2.54, of at least 19%, and (ii) Company TSR during the Performance Period exceeds Comparator Group TSR during the Performance Period by a minimum of 310 percentage points. Both goals must be attained for the award to be earned; there is no threshold level of payment for below-target performance and no upside leverage for exceeding the targets.

(8)
Effective as of September 2, 2021, Mr. Tulsyan, deputy chief financial officer and treasurer, assumed the role of chief financial officer. Mr. Tulsyan’s 2021 amounts reflect all of his compensation for the full fiscal year.

(9)
The amounts for Mr. Tulsyan reflect RSU and PSU awards granted upon promotion to chief financial officer on September 2, 2021. The Committee awarded Mr. Tulsyan PSUs that require achievement of an absolute adjusted cash flow per share goal, a relative growth in adjusted cash flow per share goal and a scorecard related to ESG goals. The award is earned in equity in one installment on December 31, 2024. The goals underlying these PSUs are subject to both performance-based and service-based conditions. The target award can be earned based on attainment of the absolute adjusted cash flow per share goals of  $4.51, $5.35 and $5.95 for each of the pro-rated year 2021, the full year 2022 and 2023, respectively (50% of award); the relative growth in adjusted cash flow per share goal at the 55th percentile (25% of award); or achievement against goals related to ESG as outlined in a comprehensive scorecard (25% of award). The award is earned based on a sliding scale with a minimum payout of 0% and a maximum payout of 200%.

55	© 2022 XPO Logistics, Inc.

(10)
Effective as of December 27, 2021, Mr. Cooper separated from employment with the Company.

(11)
Effective as of September 2, 2021, Mr. Wyshner stepped down as chief financial officer.

(12)
The amounts for Mr. Wyshner reflect RSU and PSU awards granted upon hire on March 2, 2020. The Committee awarded Mr. Wyshner PSUs that require achievement of both a high-growth performance and TSR goal, and cannot be earned until after the six-year performance period ending December 31, 2024. The goals underlying these PSUs include: (i) the compound annual growth rate of the Company’s adjusted EPS during the Performance Period, measured by reference to the Company’s recalibrated full year 2018 adjusted EPS of  $2.54, of at least 19%, and (ii) Company TSR during the Performance Period exceeds Comparator Group TSR during the Performance Period by a minimum of 310 percentage points. Both goals must be attained for the award to be earned; there is no threshold level of payment for below-target performance and no upside leverage for exceeding the targets. In connection with Mr. Wyshner stepping down as chief financial officer, these awards were fully forfeited.

All Other Compensation Table
The following table sets forth the amounts included in the “All Other Compensation” column in the “Summary Compensation” table for our NEOs in 2021.
Name	Matching Contributions to 401(k) Plan(1) ($)	Company- Paid Life Insurance Premiums(2) ($)	Reimbursement For Filing Fees(3) ($)	Payout of Paid Time Off(4) ($)	Severance ($)	Total ($)
Brad Jacobs	$11,600	$1,680	$405,000	—	—	$418,280
Mario Harik	$11,600	$1,263	—	—	—	$12,863
Ravi Tulsyan	$11,600	$945	—	—	—	$12,545
Troy Cooper	$11,600	$1,638	—	—	—	$13,238
David Wyshner	$11,600	$1,202	—	$20,973	—	$33,775

(1)
Amounts in this column represent matching contributions made by XPO to the Company’s 401(k) plan. Only amounts contributed directly by our NEOs are eligible for matching contributions, and our NEOs are eligible for matching contributions on the same basis as all other eligible employees of our Company.

(2)
Amounts in this column include the Company-paid premiums for basic life insurance.

(3)
Amounts in this column reflect reimbursement of Hart-Scott-Rodino fees relating to Company securities held by Mr. Jacobs.

(4)
Amounts in this column reflect a payout of paid time off provided to Mr. Wyshner in connection with his termination of employment with the Company.

Grants of Plan-Based Awards
The following table sets forth additional details regarding grants of equity and non-equity plan-based awards.
			Estimated Future Payouts Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Grant Type	Threshold (#)	Target (#)(2)	Maximum (#)
Brad Jacobs	n/a	—	—	—	—	—	—
Mario Harik	n/a	—	—	—	—	—	—
Ravi Tulsyan	3/10/2021(4)	RSU	—	—	—	4,702	$334,970
	9/8/2021	RSU	—	—	—	8,773	$750,004
	9/8/2021	PSU	—	11,697	23,394	—	$999,977
Troy Cooper	n/a	—	—	—	—	—	—
David Wyshner	n/a	—	—	—	—	—	—

(1)
The amount for Mr. Tulsyan reflects award granted upon appointment to chief financial officer on September 2, 2021.

(2)
PSUs are reflected at the target level, which is also the threshold level. There is no threshold level of payment for below target performance and the maximum level that may be paid is 200%.

(3)
Amounts in this column reflect the grant date fair value of awards calculated in accordance with FASB ASC Topic 718, using the valuation methodology set forth in Note 15 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(4)
In order to preserve the value of the awards held by employees continuing with XPO following the spin-off, including our named executive officers, the number of outstanding shares underlying outstanding awards were adjusted using the ratio and methodology outlined in the Employee Matters Agreement. The ratio was based on the closing price per share of XPO common stock on July 30, 2021 compared to the closing price per share of XPO common stock on August 2, 2021. The modification of these awards in connection with the spin-off did not result in incremental compensation cost.

Additional information relevant to the awards shown in the above table (including a discussion of the applicable performance criteria and the actual payouts under such awards) is included under the heading “Outstanding Equity Awards at Fiscal Year-End”.
56	© 2022 XPO Logistics, Inc.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2021.
Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Brad Jacobs	—	—	1,174,495(3)	$90,941,148(3)
Mario Harik	—	—	221,923(4)	$17,183,498(4)
Ravi Tulsyan	44,245(5)	$3,425,890(5)	11,697(6)	$905,699(6)
Troy Cooper	—	—	265,300(7)	$20,542,179(7)
David Wyshner	—	—	—(8)	—(8)

Note: Vesting of all outstanding equity awards is subject to continued employment by the NEO on the applicable vesting date, subject to certain exceptions in connection with a qualifying termination of employment.
(1)
In order to preserve the value of the awards held by employees continuing with XPO following the spin-off, including our named executive officers, the number of outstanding shares underlying outstanding awards were adjusted using the ratio and methodology outlined in the Employee Matters Agreement. The ratio was based on the closing price per share of XPO common stock on July 30, 2021 compared to the closing price per share of XPO common stock on August 2, 2021. The modification of these awards in connection with the spin-off did not result in incremental compensation cost.

(2)
The values reflected in this column were calculated using $77.43, the closing price of a Company share on the NYSE on December 31, 2021, the last trading day of our fiscal year 2021.

(3)
Consists of 393,346 PSUs which vest on December 31, 2022, and 781,149 PSUs which vest on December 31, 2024 subject to achievement of certain performance criteria. Both goals (as described below) must be attained for the award to be earned. PSUs are reflected at the target level, which is also the maximum level. There is no threshold level of payment for below-target performance and no upside leverage for exceeding the targets, generally reflecting the same features included in previously awarded performance-based equity grants.

a.
The PSUs noted as vesting on December 31, 2022 require achievement of both a high-growth performance and stock price goal, and cannot be earned until after the four-year performance period ending December 31, 2022. The goals underlying these PSUs include: (i) achievement of an average stock price of  $114.08 over a 20-trading day period by December 31, 2022, and (ii) Adjusted Cash Flow Per Share (as defined in the relevant award agreements) of  $9.25 by December 31, 2022.

b.
The PSUs noted as vesting on December 31, 2024 require achievement of both a high-growth performance and TSR goal, and cannot be earned until after the six-year performance period ending December 31, 2024. The goals underlying these PSUs include: (i) the compound annual growth rate of the Company’s adjusted EPS during the Performance Period, measured by reference to the Company’s recalibrated full year 2018 adjusted EPS of  $2.54, of at least 19%, and (ii) Company TSR during the Performance Period exceeds Comparator Group TSR during the Performance Period by a minimum of 310 percentage points.

(4)
Consists of 38,124 PSUs which vest on December 31, 2022, and 183,799 PSUs which vest on December 31, 2024 subject to achievement of certain performance criteria. PSUs are reflected at the target level, which is also the threshold and maximum level. Both goals (as described below) must be attained for the award to be earned; there is no threshold level of payment for below-target performance and no upside leverage for exceeding the targets, generally reflecting the same features included in previously awarded performance-based equity grants.

a.
The PSUs noted as vesting on December 31, 2022 require achievement of both a high-growth performance and stock price goal, and cannot be earned until after the four-year performance period ending December 31, 2022. The goals underlying these PSUs include: (i) achievement of an average stock price of  $114.08 over a 20-trading day period by December 31, 2022, and (ii) Adjusted Cash Flow Per Share (as defined in the relevant award agreements) of  $9.25 by December 31, 2022.

b.
The PSUs noted as vesting on December 31, 2024 require achievement of both a high-growth performance and TSR goal, and cannot be earned until after the six-year performance period ending December 31, 2024. The goals underlying these PSUs include: (i) the compound annual growth rate of the Company’s adjusted EPS during the Performance Period, measured by reference to the Company’s recalibrated full year 2018 adjusted EPS of  $2.54, of at least 19%, and (ii) Company TSR during the Performance Period exceeds Comparator Group TSR during the Performance Period by a minimum of 310 percentage points.

(5)
Consists of 13,309 RSUs which vest ratably on March 15, 2022 and 2023; 3,732 RSUs which vest ratably on January 15, 2022 and 2023; 13,729 RSUs which vest ratably on December 8, 2022 and 2023; 4,702 RSUs which vest ratably on March 10, 2022, 2023, 2024 and 2025; and 8,773 RSUs which vest ratably on September 8, 2022 and 2023.

(6)
Consists of 11,697 PSUs which vest on December 31, 2024 subject to achievement of certain performance criteria. PSUs are reflected at the target level, which is also the threshold level. There is no threshold level of payment for below target performance and the maximum level that may be paid is 200%. The target award can be earned based on attainment of the absolute adjusted cash flow per share goals of  $4.51, $5.35 and $5.95 for each of the pro-rated year 2021, the full year 2022 and 2023, respectively (50% of award); the relative growth in adjusted cash flow per share goal at the 55th percentile (25% of award); or achievement against goals related to ESG as outlined in a comprehensive scorecard (25% of award). The award is earned based on a sliding scale with a minimum payout of 0% and a maximum payout of 200%.

(7)
Consists of 56,991 PSUs which remain eligible to vest on December 31, 2022, and 208,309 PSUs which remain eligible to vest on December 31, 2024 subject to achievement of certain performance criteria. PSUs are reflected at the target level, which is also the threshold and maximum level. Both goals (as described below) must be attained for the award to be earned; there is no threshold level of payment for below-target performance and no upside leverage for exceeding the targets, generally reflecting the same features included in previously awarded performance-based equity grants.

a.
The PSUs noted as vesting on December 31, 2022 require achievement of both a high-growth performance and stock price goal, and cannot be earned until after the four-year performance period ending December 31, 2022. The goals underlying these PSUs include: (i) achievement of an average stock price of  $114.08 over a 20-trading day period by December 31, 2022, and (ii) Adjusted Cash Flow Per Share (as defined in the relevant award agreements) of  $9.25 by December 31, 2022.

b.
The PSUs noted as vesting on December 31, 2024 require achievement of both a high-growth performance and TSR goal, and cannot be earned until after the six-year performance period ending December 31, 2024. The goals underlying these PSUs include: (i) the compound annual growth rate of the Company’s adjusted EPS during the Performance Period, measured by reference to the Company’s recalibrated full year 2018 adjusted EPS of  $2.54, of at least 19%, and (ii) Company TSR during the Performance Period exceeds Comparator Group TSR during the Performance Period by a minimum of 310 percentage points.

(8)
In connection with Mr. Wyshner’s stepping down as chief financial officer, the awards described in footnote 12 of the Summary Compensation Table were forfeited.

57	© 2022 XPO Logistics, Inc.

Option Exercises and Stock Vested
The following table sets forth the options exercised and stock vested for our NEOs during 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Brad Jacobs	—	—	—	—
Mario Harik	—	—	—	—
Ravi Tulsyan	—	—	5,889	$735,284
Troy Cooper	—	—	—	—
David Wyshner	—	—	8,773	$1,051,356

(1)
The values reflected in this column were calculated by multiplying the number of shares that vested in 2021 by the closing price of one share of XPO common stock on the NYSE on each applicable vesting or settlement date.

58	© 2022 XPO Logistics, Inc.

Potential Payments Upon Termination or Change of Control
The following table sets forth the amounts of compensation that would be due to Messrs. Jacobs, Harik, Tulsyan, Cooper and Wyshner pursuant to their respective employment agreements (or in the case of Mr. Tulsyan, pursuant to his Change in Control and Severance Agreement), as applicable, upon the termination events as summarized below, as if each such event had occurred on December 31, 2021. The amounts shown below are estimates of the payments that each NEO would receive in certain instances. The actual amounts payable will only be determined upon the actual occurrence of any such event. For Mr. Cooper and Mr. Wyshner, the following table sets forth the amounts of compensation that were due in connection with their actual separations of employment.
	Brad Jacobs	Mario Harik	Ravi Tulsyan	Troy Cooper(1)	David Wyshner(2)
Termination without Cause:
Cash severance(3)(4)(5)	$1,000,000	$500,000	$500,000	$1,950,000(6)	—
Acceleration of equity-based awards(7)(8)	$53,090,034	$9,330,315	$884,947	—	—
Outstanding performance-based equity awards(9)	—	—	—	$20,324,633	—
Acceleration of 2020 LTI(10)	$10,000,000	$2,250,000	—	$5,798,253	—
Continuation of medical / dental benefits(11)	$7,932	$11,076	$9,864	$7,932	—
Total	$64,097,966	$12,091,391	$1,394,811	$28,080,818	—
Voluntary Termination with Good Reason:
Cash severance(3)(5)	—	—	—	—	—
Acceleration of equity-based award	—	—	—	—	—
Acceleration of 2020 LTI	—	—	—	—	—
Continuation of medical / dental benefits	—	—	—	—	—
Total	—	—	—	—	—
Termination for Cause or Voluntary Termination without Good Reason:
Cash severance(3)(5)	—	—	—	—	—
Acceleration of equity-based awards	—	—	—	—	—
Acceleration of 2020 LTI	—	—	—	—	—
Continuation of medical / dental benefits	—	—	—	—	—
Total	—	—	—	—	—
Disability:
Cash severance(3)(5)	—	—	—	—	—
Acceleration of equity-based award	—	—	—	—	—
Acceleration of 2020 LTI	—	—	—	—	—
Continuation of medical / dental benefits	—	—	—	—	—
Total	—	—	—	—	—
Death:
Cash severance(3)	—	—	—	—	—
Acceleration of equity-based awards(7)(8)	$90,941,148	$17,183,498	$4,331,589	—	—
Acceleration of 2020 LTI and Cash LTI(10)	$30,000,000	$6,750,000	$93,550	—	—
Continuation of medical / dental benefits	—	—	—	—	—
Total	$120,941,148	$23,933,498	$4,425,139	—	—
Change of Control and No Termination:
Cash severance(3)	—	—	—	—	—
Acceleration of equity-based awards(7)(8)	$90,941,148	$17,183,498	$1,319,485	—	—
Acceleration of 2020 LTI and Cash LTI(10)	$30,000,000	$6,750,000	$93,550	—	—
Continuation of medical / dental benefits	—	—	—	—	—
Total	$120,941,148	$23,933,498	$1,413,034	—	—
Change of Control and Termination without Cause or for Good Reason:
Cash severance(3)	$8,970,000	$2,250,000	$2,000,000	—	—
Acceleration of equity-based awards(7)(8)	$90,941,148	$17,183,498	$4,331,589	—	—
Acceleration of 2020 LTI and Cash LTI(10)	$30,000,000	$6,750,000	$93,550	—	—
Continuation of medical / dental benefits(11)	$31,728	$44,304	$39,456	—	—
Total	$129,942,876	$26,227,802	$6,464,595	—	—

(1)
Effective December 27, 2021, Mr. Cooper separated from employment with the Company. For purposes of Mr. Cooper’s employment agreement and compensation arrangements, Mr. Cooper is receiving payments and benefits due upon a termination of employment without cause. The values reflected in this column are the actual amounts paid or to be paid in connection with his separation except that the amounts for PSUs have not yet been paid. Although the PSUs for Mr. Cooper are no longer subject to a continued service requirement after his mutual separation, payment of such award remains subject to the actual achievement of the applicable performance goals. The amounts shown for PSUs have been estimated assuming a closing price of  $76.61, the closing price of a Company share on the NYSE on December 27, 2021, and that all applicable performance goals are met at target levels.

(2)
Effective September 2, 2021, Mr. Wyshner stepped down as chief financial officer. Mr. Wyshner did not receive severance payments and his outstanding awards were fully forfeited.

(3)
Amounts shown do not include any payments for accrued and unpaid salary, bonuses or vacation.

(4)
In the event of a termination by our Company without cause, cash severance payable to each of Mr. Jacobs, Mr. Harik, Mr. Tulsyan and Mr. Cooper will be reduced, dollar for dollar, by other income earned by such NEO in accordance with the terms of their employment agreement. The calculations of severance pay in the above table use the NEO’s base salary effective as of December 31, 2021, except for Mr. Cooper, which is effective December 27, 2021.

(5)
In the event of a termination for any reason, our Company has the right to extend the period during which each of Mr. Jacobs, Mr. Harik, Mr. Tulsyan, Mr. Cooper and Mr. Wyshner

59	© 2022 XPO Logistics, Inc.

is bound by the non-competition covenant in their employment agreement for up to 12 additional months, which would extend the non-compete period from three years to four years following termination for Mr. Jacobs, Mr. Harik, Mr. Tulsyan and Mr. Cooper, and from two years to three years following termination for Mr. Wyshner. During the period the non-compete is extended, the NEO would be entitled to receive cash compensation equal to his or her monthly base salary as in effect on the date employment is terminated, reduced dollar for dollar by any other income earned at the time by the NEO. Fully extending the non-compete provision would increase the amounts shown as “Cash Severance” by up to $1,000,000 for Mr. Jacobs, $500,000 for Mr. Harik, $500,000 for Mr. Tulsyan, $650,000 for Mr. Cooper and $635,000 for Mr. Wyshner.
(6)
Cash severance for Mr. Cooper has been increased to include the extension of his non-compete provision, and an additional extension of his non-solicit provision, to be paid during the period from December 28, 2023 through December 27, 2025, according to the terms of his separation agreement.

(7)
In order to preserve the value of the awards held by employees continuing with XPO following the spin-off, including our named executive officers, the number of outstanding shares underlying outstanding awards were adjusted using the ratio and methodology outlined in the Employee Matters Agreement. The ratio was based on the closing price per share of XPO common stock on July 30, 2021 compared to the closing price per share of XPO common stock on August 2, 2021. The modification of these awards in connection with the spin-off did not result in incremental compensation cost.

(8)
The values reflected in this column were calculated using $77.43, the closing price of a Company share on the NYSE on December 31, 2021, the last trading day of our fiscal year 2021. The amounts shown for PSUs have been estimated assuming that the applicable performance goals are met at target levels. Although the PSUs would no longer be subject to a continued service requirement upon the occurrence of a termination by our Company without cause, payment of such award would remain subject to the actual achievement of the applicable performance goals. As of December 31, 2021, none of the NEOs had any unvested stock options.

(9)
Amounts shown for Mr. Cooper consists of 56,991 PSUs which remain eligible to vest on December 31, 2022, and 208,309 PSUs which remain eligible to vest on December 31, 2024 subject to achievement of certain performance criteria (for further details related to the performance criteria see footnote 7 in the Outstanding Equity Awards Table at Fiscal Year-end table). The amounts shown for Mr. Cooper assume that all performance criteria are actually met or are deemed met upon a change of control pursuant to the terms of the PSUs.

(10)
The amounts shown for 2020 LTI Award, applicable to Mr. Jacobs and Mr. Harik, have been estimated assuming that the applicable performance goals are met at target levels. Although the 2020 LTI Award would no longer be subject to a continued service requirement upon the occurrence of a termination by our Company without cause, payment of such award would remain subject to the actual achievement of the applicable performance goals. The amount shown for Mr. Cooper reflects the amount that he actually received pursuant to the 2020 LTI Award in connection with his separation from employment. Amounts shown for Cash LTI are applicable to Mr. Tulsyan and are not subject to performance conditions. These vest and are paid in full upon the occurrence of a change in control or upon the death of the NEO pursuant to the terms of the award.

(11)
The amounts of continued medical and dental benefits shown in the table (i) have been calculated based upon our current actual costs of providing the benefits through COBRA and (ii) have not been discounted for the time value of money. In the event of a termination without cause, continued medical and dental benefits would cease when the NEO commences employment with a new employer.

As of December 31, 2021, each of Mr. Jacobs’, Mr. Cooper’s, Mr. Harik’s and Mr. Wyshner’s employment agreement, which are described in detail in this Proxy Statement under the heading “Employment Agreements with NEOs,” generally provided that, in the event of a termination without cause either prior to a Change of Control or more than two years following a change of control, cash severance payments and continued benefits would be made ratably over the six-month period following the executive’s termination (subject to any delays required pursuant to Section 409A of the Code). The employment agreements generally did not provide for payments other than accrued benefits if employment is terminated due to death or disability. Generally, in the event of a termination upon or within two years following a change of control, cash severance payments would be made in one lump sum (subject to any delays required pursuant to Section 409A of the Code). The severance payments set forth in the table are generally subject to and conditioned upon the NEO signing and not revoking a waiver and release and continued compliance with certain restrictive covenants.
For more information regarding the payments and benefits to which our NEOs are entitled upon certain termination events or upon a Change of Control, see the discussion in this Proxy Statement under the heading “Employment Agreements with NEOs.”
CEO PAY RATIO DISCLOSURE
As required by Item 402(u) of the SEC’s Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our CEO to that of our median employee. The pay ratio and annual total compensation amount disclosed in this section are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules.
Identifying the Median Employee
Due to material changes to XPO’s employee population following the spin-off of GXO in 2021, we newly identified our median employee. As permitted under the SEC executive compensation disclosure rules, we elected to run a full analysis to identify a new median employee and selected December 31, 2021 as the measurement date for the median. The median employee was identified based on the same compensation parameters used to select the 2020 median employee, as follows:
■
As of December 31, 2021, we had 42,172 employees globally, including 27,321 US employees and 14,851 non-US employees. In determining the identity of our median employee, we excluded 72 employees from China (60), Hong Kong (9) and Singapore (3). After excluding the countries and employees described above, we determined the identity of our median employee from a population of 42,100 employees (27,321 US employees and 14,779 non-US-employees); this employee group included full-time, part-time and seasonal employees.

■
The median employee was identified by calculating the 2021 cash compensation for the population of 42,100 employees excluding the CEO. For this purpose, cash compensation included all earnings paid to each employee during the calendar year, including base salary and wages, bonuses, commissions, overtime and holiday or PTO pay. Compensation was converted into US dollars using currency conversion rates as of December 31, 2021.

60	© 2022 XPO Logistics, Inc.

Annual Compensation of Median Employee using Summary Compensation Table Methodology
After identifying the median employee as described above, we calculated annual total compensation for this employee using the same methodology we use for our CEO in the 2021 Summary Compensation Table. This compensation calculation includes, where applicable, base salary and wages, bonuses, commissions, overtime, holiday or PTO pay, equity awards, 401(k) company match and company-paid life insurance premiums, as applicable. The compensation for our median employee was $47,257 and the compensation for our company’s CEO was $22,043,280.
2021 Pay Ratio
Based on the above information, the ratio of the annual total compensation of our CEO to the median employee is 466:1. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, due to variances in business mix, proportion of seasonal and part-time employees and distribution of employees across geographies. XPO operates globally with approximately 35% of our population located outside of the United States. We seek to attract, incentivize and retain our employees through a combination of competitive base pay, bonus opportunities, 401(k) contributions, the opportunity to participate in our employee stock purchase plan and other benefits.
EMPLOYMENT AGREEMENTS WITH NEOS
Effective as of July 31, 2020, we entered into employment agreements with Messrs. Jacobs, Cooper and Harik that replaced their 2016 employment agreements with XPO, which would have expired on February 9, 2020. On March 2, 2020, we entered into an employment agreement with Mr. Wyshner. The employment agreements with Messrs. Jacobs, Cooper, Harik and Wyshner are referred to in this section as the “NEO Employment Agreements.”
Term
The NEO Employment Agreements with Messrs. Jacobs, Cooper and Harik each provide for a four-year term commencing on July 31, 2020. The NEO Employment Agreement with Mr. Wyshner provides for a three-year term commencing on March 2, 2020.
Severance Payments and Benefits
The severance payments pursuant to the NEO Employment Agreements and Severance Agreements are generally subject to and conditioned upon a NEO signing and not revoking a waiver and general release and also complying with the restrictive covenants contained in his NEO Employment Agreement.
In the event that we terminate a NEO’s employment without cause (as defined in his 2020 NEO Employment Agreement or Severance Agreement), either prior to a change of control (as defined in the company’s Omnibus Plan) or more than two years following a change of control, such NEO will be entitled to the following severance payments and benefits:
■
Twelve months’ base salary, at the level in effect on the date of termination, which will be paid in equal installments over the six months following the date of termination, or over twelve months in the event of Mr. Tulsyan’s termination (subject to any delay required by Section 409A of the Code), and which generally will be reduced, dollar-for-dollar, by other earned income;

■
Mr. Tulsyan receives a prorated target STI for the year of termination; and

■
Medical and dental coverage for a period of up to six months from the date of termination.

The NEO Employment Agreements do not provide for accelerated vesting of equity, equity-based or other long-term incentive compensation awards other than as set forth in the applicable award agreements.
In the event that, upon or within two years following a change of control, a NEO’s employment is terminated by our company without cause or such NEO resigns for good reason (as defined in his 2020 NEO Employment Agreement), he will receive the following severance payments and benefits:
■
A lump-sum cash payment equal to two times (or 2.99 times, in the case of the Mr. Jacobs) the sum of his annual base salary and target annual STI, in each case at the level in effect on the date of termination (subject to any delay required by Section 409A of the Code);

■
A prorated target STI for the year of termination; and

■
Medical and dental coverage for a period of 24 months from the date of termination.

In the event that any amounts payable to a NEO in connection with a change of control constitute “parachute payments” within the meaning of Section 280G of the Code, then any such amounts will be reduced to avoid triggering the excise tax imposed by Section 4999 of the Code, if such reduction would be more favorable to the NEO on a net after-tax basis. No NEO is entitled to a gross-up payment for excise taxes imposed by Section 4999 of the Code on “excess parachute payments,” as defined in Section 280G of the Code.
61	© 2022 XPO Logistics, Inc.

Clawbacks
Under the NEO Employment Agreements:
■
A NEO is subject to certain long-term incentive compensation forfeiture and clawback provisions in the event of: (i) a breach of the restrictive covenants; (ii) termination of employment by our company for cause; or (iii) engagement in fraud or willful misconduct that contributes materially to any financial restatement or material loss to our company or its affiliates. In cases where a cure is possible, the NEO will first be provided with a 15 day period to cure. The time period for the company to take action under this clawback provision is up to six months from the date of termination for cause and, for all other specified conditions, at any time up to six months after learning of the conduct but in no event more than two years after the NEO engages in such conduct.

■
A NEO is subject to certain annual STI forfeiture and clawback provisions in the event of engagement in fraud or other willful misconduct that contributes materially to any financial restatement or material loss to our company.

In addition, in the event a NEO breaches any restrictive covenant, such NEO will be required, upon written notice from us, to forfeit or repay his severance payments to our company.
In certain circumstances, the triggering event must have occurred within a certain period in order for us to be able to cause the forfeiture or clawback of equity-based awards, annual STI or severance payments.
Each NEO shall also be subject to any other clawback or recoupment policy of the company as may be in effect from time to time or any clawback or recoupment as may be required by applicable law.
Restrictive Covenants
Under the NEO Employment Agreements, the applicable NEO is generally subject to the following restrictive covenants: employee and customer non-solicitation during employment and for a period of two years thereafter (in the case of Messrs. Jacobs, Cooper and Harik) or three years thereafter (in the case of Mr. Wyshner); confidentiality and non-disparagement during employment and thereafter; and non-competition during employment and for a period of three years thereafter (in the case of Messrs. Jacobs, Cooper and Harik) or two years thereafter (in the case of Mr. Wyshner). In addition, the company has the option to extend the non-competition period for up to an additional year following a termination for any reason, provided that we continue to pay the applicable NEO’s base salary as in effect on the date of termination during the extended non-competition period.
AGREEMENTS WITH CERTAIN NEOS
In August 2021, XPO entered into agreements with each of Messrs. Jacobs, Harik, and Cooper setting forth the recalibrated performance goals applicable to the 2020 LTI Awards, the 2018 PSU Awards, and the 2019 PSU Awards approved by the Committee in connection with the spin-off of GXO, as described above. The recalibrated performance goals reflect the profile and financial targets associated with the remaining transportation segment of the business.
In addition, each agreement defined “change in control” for purposes of the 2018 PSU Awards and 2019 PSU Awards to include the eligible transfer (as defined in the agreement) of either (a) assets having a total value of 50% or more of the assets of XPO as of the applicable measurement date or (b) one or more businesses or lines of business representing at least 50% of XPO’s revenue during the applicable measurement period. The applicable measurement date and period is December 31, 2018 and fiscal year 2018, respectively, for 2018 PSU Awards or December 31, 2019 and fiscal year 2019 for 2019 PSU Awards.
Upon further review by the Committee in March 2022, the applicable thresholds were changed, increasing the requirement for consummating an eligible transfer from 50% to 75%. The definition of eligible transfer was also clarified to include only a transaction or series of transactions with respect to an entire business or business line of XPO, provided that the distribution of 80% or more of the common stock of a subsidiary of XPO that holds an entire business or business line would be included as an eligible transfer. This change prevents the ability of any less substantial subcomponent of a business line to count towards meeting the required thresholds for an eligible transfer.
Each agreement also, as an additional retention mechanism, provides that if the 2018 PSU Awards and 2019 PSU Awards vest upon the occurrence of a change in control under this new clause, the shares of XPO common stock delivered pursuant to the vested awards (less shares withheld to cover taxes) would be subject to clawback if the NEO voluntarily terminates his employment for any reason or the NEO’s employment is terminated by XPO for cause, in each case, within two years following such change in control. Such shares will also be subject to a lock-up during such two-year period.
The agreement with Mr. Jacobs also provides that his continued service as a non-employee director of XPO following his termination of employment would be treated as continued employment for purposes of the new clawback provision applicable to the 2018 PSU Awards and 2019 PSU Awards (if such termination of employment occurs during the clawback period) and for purposes of the service-based vesting conditions applicable to his 2020 LTI Award. Under certain circumstances described in the agreement, Mr. Jacobs’s involuntary cessation of service as a non-employee director would result in the clawback obligation with respect to his 2018 PSU Award and 2019 PSU Award (if otherwise applicable) ceasing to apply and full or partial vesting of his 2020 LTI Award.
62	© 2022 XPO Logistics, Inc.

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information as of December 31, 2021, with respect to the company’s compensation plans, under which equity securities are authorized for issuance.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,474,453(2)	$9.80	3,374,850(3)
Equity compensation plans not approved by security holders	—	—	—
Total	3,474,453	$9.80	3,374,850

(1)
The weighted average exercise price is based solely on the outstanding options.

(2)
Includes 6,608 stock options outstanding under the XPO Logistics, Inc. Amended and Restated 2011 Omnibus Incentive Compensation Plan. Also includes an aggregate of 3,383,990 RSUs and PSUs granted under the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan and 83,855 RSUs granted under the XPO Logistics, Inc. Amended and Restated 2011 Omnibus Incentive Compensation Plan.

(3)
Includes 1,655,972 securities available for issuance under the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan and 1,718,878 securities available for issuance under the XPO Logistics, Inc. Employee Stock Purchase Plan.

63	© 2022 XPO Logistics, Inc.

AUDIT-RELATED MATTERS
AUDIT COMMITTEE REPORT
The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such statement by reference.
The Audit Committee (“we” in this Audit Committee Report) currently consists of Mr. Aiken (chairman), Ms. DeSalva, Mr. Jesselson and Ms. Landry.
The Board of Directors has determined that each current member of the Audit Committee has the requisite independence and other qualifications for audit committee membership under SEC rules, the listing standards of NYSE, our Audit Committee charter, and the independence standards set forth in the XPO Logistics, Inc. Corporate Governance Guidelines. The Board of Directors has also determined that Mr. Aiken qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act. As described more fully below, in carrying out its responsibilities, the Audit Committee relies on management and XPO’s independent registered public accounting firm (“KPMG” or the “outside auditors”). The Audit Committee members are not professionally engaged in the practice of accounting or auditing. The Audit Committee operates under a written charter that is reviewed annually and is available at www.xpo.com.
In accordance with our charter, the Audit Committee assists the Board of Directors in fulfilling its responsibilities in a number of areas. These responsibilities include, among others, oversight of: (i) XPO’s accounting and financial reporting processes, including the company’s systems of internal controls over financial reporting and disclosure controls, (ii) the integrity of XPO’s financial statements, (iii) XPO’s compliance with legal and regulatory requirements, (iv) the qualifications and independence of XPO’s outside auditors, and (v) the performance of XPO’s outside auditors and internal audit function. Management is responsible for XPO’s financial statements and the financial reporting process, including the system of internal controls over financial reporting. We are solely responsible for selecting and reviewing the performance of XPO’s outside auditors and, if we deem appropriate in our sole discretion, terminating and replacing the outside auditors. We also are responsible for reviewing and approving the terms of the annual engagement of XPO’s outside auditors, including the scope of audit and non-audit services to be provided by the outside auditors and the fees to be paid for such services, and discussing with the outside auditors any relationships or services that may impact the objectivity and independence of the outside auditors.
In fulfilling our oversight role, we met and held discussions, both together and separately, with the company’s management and our outside auditor KPMG. Management advised us that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and KPMG, both together and separately, in advance of the public release of operating results and filing of annual and quarterly reports with the SEC. We discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and reviewed a letter from KPMG disclosing such matters.
KPMG also provided us with the written disclosures and letter required by applicable requirements of the PCAOB regarding the outside auditors’ communications with the Audit Committee concerning independence, and we discussed with KPMG matters relating to their independence and considered whether their provision of certain non-audit services is compatible with maintaining their independence. KPMG has confirmed its independence, and we determined that KPMG’s provision of non-audit services to XPO is compatible with maintaining its independence. We also reviewed a report by KPMG describing the firm’s internal quality-control procedures and any material issues raised in the most recent internal quality-control review or external peer review or inspection performed by the PCAOB.
Based on our review and discussion of XPO’s audited consolidated financial statements with management and KPMG, and KPMG’s report on such financial statements, and based on the discussions and written disclosures described above, and our business judgment, we recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in XPO’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
AUDIT COMMITTEE:
Jason Aiken, chairman (since August 2, 2021)
AnnaMaria DeSalva, member (since August 2, 2021)
Michael Jesselson, member
Allison Landry, member (since August 2, 2021)
64	© 2022 XPO Logistics, Inc.

POLICY REGARDING PRE-APPROVAL OF SERVICES PROVIDED BY THE OUTSIDE AUDITORS
The Audit Committee’s charter requires review and pre-approval by the Audit Committee of all audit services provided by our outside auditors and, subject to the de minimis exception under applicable SEC rules, all permissible non-audit services provided by our outside auditors. The Audit Committee has delegated to its chairman the authority to approve, within guidelines and limits established by the Audit Committee, specific services to be provided by our outside auditors and the fees to be paid. Any such approval must be reported to the Audit Committee at the next scheduled meeting. As required by Section 10A of the Exchange Act, the Audit Committee pre-approved all audit and non-audit services provided by our outside auditors during 2021 and 2020, and the fees paid for such services.
SERVICES PROVIDED BY THE OUTSIDE AUDITORS
As described above, the Audit Committee is responsible for the appointment, compensation, oversight, evaluation and termination of our outside auditors. Accordingly, the Audit Committee appointed KPMG to serve as our independent registered public accounting firm for fiscal year 2022 on April 13, 2022.
The following table shows the fees for audit and other services provided by KPMG for fiscal years 2021 and 2020.
Fee Category	2021	2020
Audit Fees	$5,306,000	$5,849,335
Audit-Related Fees	4,815,197	8,664,528
Tax Fees	5,893	—
All Other Fees	—	—
Total Fees	$10,127,090	$14,513,863

Audit Fees. This category includes fees for professional services rendered by KPMG for 2021 and 2020, for the audits of our financial statements included in our Annual Report on Form 10-K, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include comfort letter fees for 2021.
Audit-Related Fees. The 2021 and 2020 fees include transaction-related carve-out audit and other audit-related services.
Tax Fees. This category includes fees billed for professional services rendered by KPMG in connection with general tax consulting services in 2021.
All Other Fees. This category represents fees for all other services or products provided and not covered by the categories above. There were no such fees for 2021 and 2020.
65	© 2022 XPO Logistics, Inc.

PROPOSALS TO BE PRESENTED
AT THE ANNUAL MEETING
Proposal 1: Election of Directors
Our Board of Directors has nominated for election at the Annual Meeting each of the following persons to serve until the 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified:
Brad Jacobs
Jason Aiken
AnnaMaria DeSalva
Michael Jesselson
Adrian Kingshott
Mary Kissel
Allison Landry
Johnny C. Taylor, Jr.
Mr. Jacobs, Ms. DeSalva, Mr. Jesselson and Mr. Kingshott were elected as directors by our stockholders at our 2021 Annual Meeting of Stockholders. As a result of the spin-off, four of our directors resigned from the XPO Board and became directors of GXO. To fill the vacancies, the Board engaged an independent third party to conduct a search to find highly qualified candidates who bring relevant experience and diverse perspectives to the Board. Mr. Aiken, Ms. Kissel, Ms. Landry and Mr. Taylor were identified as such candidates and, upon the recommendation of the Nominating, Corporate Governance and Sustainability Committee, appointed directors by the Board on August 2, 2021. Information about the nominees is set forth above under the heading “Board of Directors and Corporate Governance — Directors.”
In the event that any of these nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies voting for his or her election will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, we are not aware that any of the nominees is unable or will decline to serve as a director if elected.
REQUIRED VOTE
The election of each of the eight (8) director nominees named in this Proxy Statement requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) by holders of shares of our common stock. If any incumbent director standing for election receives a greater number of votes “against” his or her election than votes “for” his or her election, our bylaws require that such person must promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors.
RECOMMENDATION
Our Board of Directors recommends a vote “FOR” the election of each of the nominees listed above to our Board of Directors.
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Proposal 2: Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2022
The Audit Committee of our Board of Directors has appointed KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for the year ending December 31, 2022. KPMG has served in this capacity since 2011.
We are asking our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2022. Although ratification is not required by our bylaws or otherwise, our Board of Directors is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of KPMG, the Audit Committee will consider whether it is appropriate and advisable to appoint a different independent registered public accounting firm. Even if our stockholders ratify the appointment of KPMG, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of our company and our stockholders.
Representatives of KPMG are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and to respond to appropriate questions.
REQUIRED VOTE
Ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock at the annual meeting at which a quorum is present.
RECOMMENDATION
Our Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2022.
67	© 2022 XPO Logistics, Inc.

Proposal 3: Approval of an Amendment to the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan to Increase the Number of Available Shares Thereunder
We are asking our stockholders to approve an amendment (the “Amendment”) to the company’s 2016 Omnibus Incentive Compensation Plan (as amended from time to time, the “Omnibus Plan” or the “2016 Plan”) which increases the number of shares of our common stock available for issuance thereunder by 2,300,000 shares to a total of 9,546,940 shares. Our Compensation Committee and our Board believe that this share increase is necessary to ensure that the company has a sufficient reserve of shares available to enable the company to make equity award grants that attract and retain the services of key individuals essential to the company’s long-term growth and success. The Amendment was adopted by the Board on April 13, 2022, subject to, and effective upon, approval by our stockholders. Currently, the 2016 Plan provides that the maximum number of shares available for issuance pursuant to awards issued thereunder is 7,246,940 shares of our common stock (including shares added through an antidilution adjustment made in connection with the spin-off of GXO). If the stockholders do not approve the Amendment, the Amendment will not become effective, the 2016 Plan will continue in effect (without giving effect to the Amendment), and we will be subject to the current share limit set forth in the 2016 Plan.
Background of the Amendment
Prior to recommending that the Board adopt the Amendment, the Compensation Committee considered the advice and input of management. The Amendment, as approved by our Board, is designed to allow us to continue to use different forms of compensation awards, retain and reward eligible participants under the 2016 Plan and strengthen the alignment of interests between management and our stockholders. The purpose of the Amendment is to continue promoting our interests and those of our stockholders by (1) enabling us to grant awards that attract and retain exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants), and (2) enabling such individuals to participate in, and motivating their efforts toward, our long-term growth and financial success. As of April 5, 2022, 586,322 shares of our common stock remained available for future grants under the 2016 Plan, which is our only incentive award plan with shares available for issuance. The Board and the Compensation Committee considered various factors, including (a) the number of shares available for issuance under the 2016 Plan, both currently and after giving effect to the Amendment and (b) the Company’s potential burn rate, dilution and overhang data (described below).
The company does not expect to use shares approved through the Amendment for additional grants of awards to Messrs. Jacobs, Harik or Tulsyan while the 2020 LTI Awards (with respect to Messrs. Jacobs and Harik) and 2021 PSU Award (with respect to Mr. Tulsyan) remains outstanding.
Determination of Number of Shares for the Amendment
As of April 5, 2022, our capital structure consisted of 114,981,862 shares of outstanding common stock. There are no shares of preferred stock or warrants currently outstanding.
Our Fully-Diluted Capitalization:
Shares of common stock	114,981,862
Fully-Diluted Common Stock Outstanding	114,981,862
The table below represents our potential overhang levels based on our fully-diluted common stock outstanding, as shown above, and our request for 2,300,000 additional shares to be available for awards pursuant to the Amendment.
Potential Overhang with 2,300,000 Additional Shares:
Total equity awards outstanding as of April 5, 2022		4,335,779
Options and Stock Appreciation Rights Outstanding*	6,608
Restricted Stock Units and Performance-based Restricted Stock Units Outstanding	4,329,171
Shares available for grant under the 2016 Plan		586,322
Additional requested shares		2,300,000
Total Potential Dilution, or Overhang		7,222,101
Potential Dilution as a Percentage of Fully-Diluted Common Stock Outstanding		6.28%

*
Weighted average exercise price: $9.80; weighted average remaining term: 0.93 years

XPO BURN RATE
We actively manage our long-term dilution by limiting the number of shares subject to equity awards that we grant, commonly expressed as a percentage of total shares outstanding and referred to as “burn rate.” Burn rate is a key measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations and other shares returned to the reserve. In order to calculate our burn rate, we
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include the number of stock options granted in any given period, plus the number of full value shares earned during the period and divide the total by the weighted average common shares outstanding.
We have calculated our burn rate under the 2016 Plan for the past three years, as set forth in the following table (share numbers rounded and reported in thousands):
	Fiscal Year Ended December 31,
	2021	2020	2019
Options Granted	0	0	0
Restricted Stock Units Granted	839	1,053	1,148
Performance-based Restricted Stock Units Vested	23	104	407
Weighted Average Common Shares Outstanding	112,000	92,000	96,000
Volatility Multiplier	2.0	2.0	2.0
3-Year Average
Burn Rate	1.15%	1.89%	2.43%	1.82%

Note:
Burn rate is calculated as (options granted + RSUs granted + Performance-based RSUs vested) / weighted average shares outstanding. All RSUs granted and Performance-based RSUs vested are adjusted using a multiplier of 2.0 options per share (based on the ISS methodology and the Company’s 3-year average stock price volatility).

The purpose of the Amendment is to increase the number of authorized shares of our common stock available under the 2016 Plan. Our Board believes that this increase in authorized shares represents a reasonable amount of potential equity dilution and allows us to continue awarding equity incentives, which are an important component of our overall compensation program. Our Board and the Compensation Committee considered the following material factors, among others, in determining acceptable and targeted levels of dilution: competitive data from relevant peer companies, the current and future accounting expense associated with our equity award practices, stockholder feedback and the influence of certain proxy advisory firms. Our equity programs are revisited at least annually and assessed against these and other measures.
SUMMARY OF SIGNIFICANT FEATURES OF THE 2016 PLAN
The 2016 Plan (as modified by the Amendment) contains the following significant features:
■
The maximum total number of shares of common stock, par value $0.001 per share (our “common stock”) that we may issue under the 2016 Plan is 9,546,940 shares (including 2,300,000 additional shares added by the Amendment). The closing trading price of our common stock on the NYSE on April 8, 2022 was $60.90;

■
The maximum number of shares of our common stock available to be granted under the 2016 Plan to any participant in any fiscal year is 2,500,000;

■
The maximum aggregate amount of cash and other property that is permitted to be paid or delivered under the 2016 Plan to any participant in any fiscal year is $10,000,000; and

■
The value of shares of our common stock that are available to be granted pursuant to awards to any non-employee director in the 2016 Plan in any fiscal year is limited to $350,000 on the date of grant.

HIGHLIGHTS OF KEY CORPORATE GOVERNANCE PRACTICES AND PROVISIONS UNDER THE 2016 PLAN
The 2016 Plan promotes the interests of our stockholders and is consistent with principles of good corporate governance. The 2016 Plan includes, among other things, the following practices and provisions:
■
Administered by an independent compensation committee. Awards under the 2016 Plan are administered by our Compensation Committee, which is composed entirely of independent directors who meet the SEC and NYSE standards of independence.

■
Awards require a minimum vesting period. The 2016 Plan requires a minimum vesting period of one year, except that up to five percent of shares available for grant under the 2016 Plan may be granted without regard to this requirement.

■
Clawbacks. All awards under the 2016 Plan are subject to recoupment or clawback under certain circumstances.

■
No liberal share counting. The 2016 Plan prohibits the reuse of shares withheld to satisfy the exercise price or tax withholding requirements of an award or share-based awards granted under the 2016 Plan that are settled in cash.

■
Cap on awards to non-employee directors. The value of shares (as of the date of grant) awarded to a single non-employee director during a fiscal year will not exceed $350,000.

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■
No discounted stock options or SARs. All stock options and stock appreciation right awards (“SARs”) under the 2016 Plan must have an exercise price or base price that is not less than the fair market value of the underlying common stock on the date of grant.

■
No repricing of stock options or SARs. The 2016 Plan prohibits any repricing of stock options or SARs for shares or cash without stockholder approval.

■
No tax gross-ups. The 2016 Plan does not include any tax gross-up provisions.

■
No reloads. The 2016 Plan does not permit the grant of stock option reloads.

■
No Dividends on Unvested Awards. No dividends or dividend equivalents may be paid with respect to stock options, SARs, or cash awards. The 2016 Plan does not permit dividends or dividend equivalents to be paid in respect of any full value stock award until the underlying award becomes vested.

SUMMARY OF THE 2016 PLAN
The material terms of the 2016 Plan are summarized below. This summary does not contain all information about the 2016 Plan. This summary is qualified in its entirety by reference to, and should be read together with, the full text of the Amendment, which is attached to this Proxy Statement as Annex B, and full text of the 2016 Plan, which is attached to this Proxy Statement as Annex C.
Types of Awards
The 2016 Plan provides for the grant of options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code, nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted share awards, restricted stock units (“RSUs”), performance compensation awards, performance units, cash incentive awards, deferred share units and other equity-based and equity-related awards, as well as cash-based awards.
Plan Administration
The 2016 Plan is administered by the Compensation Committee of our Board or such other committee our Board designates to administer the 2016 Plan (the “Committee”). Subject to the terms of the 2016 Plan and applicable law, the Committee has sole authority to administer the 2016 Plan, including, but not limited to, the authority to (1) designate plan participants, (2) determine the type or types of awards to be granted to a participant, (3) determine the number of shares of our common stock to be covered by awards, (4) determine the terms and conditions of awards, (5) determine the vesting schedules of awards and, if certain performance criteria were required to be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (6) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the 2016 Plan, (7) establish, amend, suspend or waive such rules and regulations and appoint such agents as it should deem appropriate for the proper administration of the 2016 Plan, (8) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, and (9) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2016 Plan.
Shares Available For Awards
Subject to adjustment for changes in capitalization, there are 7,246,940 shares of our common stock, in the aggregate, that are currently authorized for delivery pursuant to awards granted under the 2016 Plan, 5,400,000 shares of which may be granted pursuant to ISOs. If the Amendment is approved by stockholders, an additional 2,300,000 shares of our common stock would be available to be delivered pursuant to awards granted under the 2016 Plan so that the total number of shares available to be delivered pursuant to awards granted under the 2016 Plan would be 9,546,940, of which 5,400,000 may be granted pursuant to ISOs. Awards that are settled in cash do not reduce the number of shares available for delivery under the 2016 Plan. If any award granted under the 2016 Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of all shares subject thereto, then the number of shares subject to such award that were not issued are not treated as issued for purposes of reducing the maximum aggregate number of shares that may be delivered pursuant to the 2016 Plan.
Notwithstanding the foregoing, and for the avoidance of doubt, shares that were surrendered or tendered to us in payment of the exercise price of an award (including with respect to stock-settled SARs) or any taxes required to be withheld in respect of an award and awards based on the fair market value of a share that are settled other than by the delivery of shares (including cash settlement) do not become available again to be delivered pursuant to awards under the 2016 Plan or increase the number of shares that may be delivered pursuant to ISOs under the 2016 Plan. Subject to adjustment for changes in capitalization, the maximum number of shares of our common stock that are available to be granted pursuant to awards to any participant in the 2016 Plan in any fiscal year is 2,500,000. In the case of awards settled in cash based on the fair market value of a share, the maximum aggregate amount of cash that is permitted to be paid pursuant to awards granted to any participant in the 2016 Plan in any fiscal year is equal to the per-share fair market value as of the relevant vesting, payment or settlement date multiplied by the maximum number of shares which could be granted, as described above (i.e., 2,500,000 shares). The maximum aggregate amount of cash and other property (valued at fair market value) that is permitted to be paid or delivered pursuant to awards under the 2016 Plan (other than as described in the two immediately preceding sentences) to any participant in any fiscal year is $10,000,000. The maximum value of shares of our common stock that are available to be granted pursuant to awards to any non-employee director in the 2016 Plan
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in any fiscal year is $350,000 as of the date of grant. Subject to adjustment for changes in capitalization, the maximum number of shares of our common stock that are available to be granted pursuant to ISOs to any participant in the 2016 Plan in any fiscal year is 2,500,000.
Changes in Capitalization
In the event of any extraordinary dividend or other extraordinary distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off affecting the shares of our common stock, the Committee shall make equitable adjustments and other substitutions to the 2016 Plan and awards under the 2016 Plan in the manner it determined to be appropriate or desirable. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of our common stock or other similar corporate transactions, the Committee in its discretion is permitted to make such adjustments and other substitutions to the 2016 Plan and awards under the 2016 Plan as it deems appropriate or desirable.
Substitute Awards
The Committee is permitted to grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of our affiliates or a company that we acquired or with which we combined. Any shares issued by us through the assumption of or substitution for outstanding awards granted by a company that we acquired do not reduce the aggregate number of shares of our common stock available for awards under the 2016 Plan, except that awards issued in substitution for ISOs will reduce the number of shares of our common stock available for ISOs under the 2016 Plan.
Source of Shares
Any shares of our common stock issued under the 2016 Plan consist, in whole or in part, of authorized and unissued shares or of treasury shares.
Eligible Participants
Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of our company or our affiliates is eligible to participate in the 2016 Plan. As of March 31, 2022, there were seven non-employee directors, three executive officers, approximately 43,000 employees globally, and approximately 3,500 consultants in the United States (the number of consultants engaged in other jurisdictions varies, and the Company generally does not expect to grant awards to consultants in such other jurisdictions).
Stock Options
The Committee is permitted to grant both ISOs and NSOs under the 2016 Plan. The exercise price for stock options may not be less than the fair market value (as defined in the 2016 Plan) of our common stock on the grant date. The Committee may not reprice any stock option granted under the 2016 Plan without the approval of our stockholders. All stock options granted under the 2016 Plan are NSOs unless the applicable award agreement expressly stated that the stock option was intended to be an ISO. Subject to the provisions of the 2016 Plan (including the minimum vesting period described below) and the applicable award agreement, the Committee determines, at or after the grant of a stock option, the vesting criteria, term, methods of exercise and any other terms and conditions of any stock option. Unless otherwise set forth in the applicable award agreement, each stock option expires upon the earlier of (i) the tenth anniversary of the date the stock option was granted and (ii) three months after the participant who was holding the stock option ceased to be a director, officer, employee or consultant for us or one of our affiliates. The exercise price is permitted to be paid with cash (or its equivalent) or, in the sole discretion of the Committee, with previously acquired shares of our common stock or through delivery of irrevocable instructions to a broker to sell our common stock otherwise deliverable upon the exercise of the stock option (provided that there was a public market for our common stock at such time), or, in the sole discretion of the Committee, a combination of any of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares so tendered to us as of the date of such tender, together with any shares withheld by us in respect of taxes relating to a stock option, was at least equal to such aggregate exercise price.
Stock Appreciation Rights
The Committee is permitted to grant SARs under the 2016 Plan. The exercise price for SARs may not be less than the fair market value (as defined in the 2016 Plan) of our common stock on the grant date. The Committee may not reprice any SAR granted under the 2016 Plan without the approval of our stockholders. Upon exercise of a SAR, the holder receives cash, shares of our common stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a share of our common stock on the date of exercise of the SAR over the exercise price of the SAR. Subject to the provisions of the 2016 Plan (including the minimum vesting period described below) and the applicable award agreement, the Committee determines, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Unless otherwise set forth in the applicable award agreement, each SAR expires upon the earlier of (i) the tenth anniversary of the date the SAR was granted and (ii) three months after the participant who was holding the SAR ceased to be a director, officer, employee or consultant for us or one
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of our affiliates. Under certain circumstances, the Committee has the ability to substitute, without the consent of the affected participant, SARs for outstanding NSOs. No SAR granted under the 2016 Plan can be exercised more than 10 years after the date of grant.
Restricted Shares and Restricted Stock Units
Subject to the provisions of the 2016 Plan, the Committee is permitted to grant restricted shares and RSUs. Restricted shares and RSUs are not permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the 2016 Plan or the applicable award agreement, except that the Committee may determine that restricted shares and RSUs are permitted to be transferred by the participant for no consideration. Restricted shares may be evidenced in such manner as the Committee determines.
An RSU is granted with respect to one share of our common stock or has a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU may be paid in cash, shares of our common stock, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement. In connection with each grant of restricted shares, except as provided in the applicable award agreement, the holder is entitled to the rights of a stockholder (including the right to vote and receive dividends) in respect of such restricted shares. The Committee is permitted to, on such terms and conditions as it might determine, provide a participant who holds RSUs with dividend equivalents, payable in cash, shares of our common stock, other securities, other awards or other property.
Performance Units
Subject to the provisions of the 2016 Plan, the Committee is permitted to grant performance units to participants. Performance units are awards with an initial value established by the Committee (or that was determined by reference to a valuation formula specified by the Committee) at the time of the grant. In its discretion, the Committee sets performance goals that, depending on the extent to which they were met during a specified performance period, determine the number and/or value of performance units that are paid out to the participant. The Committee, in its sole discretion, is permitted to pay earned performance units in the form of cash, shares of our common stock or any combination thereof that has an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Committee with respect to the form and timing of payout of performance units is set forth in the applicable award agreement. The Committee is permitted to, on such terms and conditions as it might determine, provide a participant who holds performance units with dividends or dividend equivalents, payable in cash, shares of our common stock, other securities, other awards or other property.
Cash Incentive Awards
Subject to the provisions of the 2016 Plan, the Committee is permitted to grant cash incentive awards to participants. In its discretion, the Committee determines the number of cash incentive awards to be awarded, the duration of the period in which, and any condition under which, the cash incentive awards vest or are forfeited, and any other terms and conditions applicable to the cash incentive awards. Subject to the provisions of the 2016 Plan, the holder of a cash incentive award may receive payment based on the number and value of the cash incentive award earned, which is determined by the Committee, in its discretion, based on the extent to which performance goals or other conditions applicable to the cash incentive award have been achieved.
Other Stock-Based Awards
Subject to the provisions of the 2016 Plan, the Committee is permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock, which shall be granted pursuant to the five percent limit described below under the header “Minimum Vesting Period.” The Committee is permitted to determine the amounts and terms and conditions of any such awards.
Clawbacks
The Company may clawback awards provided to eligible employees to the extent required by applicable law and as otherwise determined by the Compensation Committee and set forth in an award agreement.
Minimum Vesting Period
The 2016 Plan is subject to a designated vesting period of at least one year following the date of grant, except that up to five percent of shares available for grant under the 2016 Plan may be granted without regard to this requirement and the Committee may accelerate the vesting with respect to any such awards.
Amendment and Termination of the 2016 Plan
Subject to any applicable law or government regulation and to the rules of the applicable national stock exchange or quotation system on which the shares of our common stock may be listed or quoted, the 2016 Plan may be amended, modified or terminated by our Board without the approval of our stockholders, except that stockholder approval is required for any amendment that (i) increases the maximum number of shares of our common stock available for awards under the 2016 Plan or increases the
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maximum number of shares of our common stock that could be delivered pursuant to ISOs granted under the 2016 Plan, (ii) changes the class of employees or other individuals eligible to participate in the 2016 Plan, (iii) amends or decreases the exercise price of any option or SAR, (iv) cancels or exchanges any option or SAR at a time when its exercise price exceeds the fair market value of the underlying shares, (v) allows repricing of any option or SAR without stockholder approval, or (vi) constitutes a material increase in the benefits to be provided to eligible employees within the meaning of the New York Stock Exchange rules as of the date hereof. Under these provisions, stockholder approval is not required for all possible amendments that might increase the cost of the 2016 Plan. No modification, amendment or termination of the 2016 Plan that materially and adversely impairs the rights of any participant is effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.
The Committee is permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted under the 2016 Plan, the Prior Plans (as defined in Annex C hereto) or the Stock Option Plan (as defined below), prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the 2016 Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that materially and adversely impairs the rights of any participant to any award previously granted is not effective without the consent of the affected participant.
The Committee is authorized to make adjustments in the terms and conditions of awards in the event of any unusual or nonrecurring corporate event (including the occurrence of a change of control of our company) affecting us, any of our affiliates or our financial statements or the financial statements of any of our affiliates, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law whenever the Committee, in its discretion, determined that those adjustments were appropriate or desirable, including providing for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event and, in its discretion, the Committee is permitted to provide for a cash payment to the holder of an award in consideration for the cancellation of such award.
Change of Control
The 2016 Plan provides that, unless otherwise provided in an award agreement, in the event of a change of control of our company, awards will be assumed and replaced by awards of equivalent value in connection with the change of control and such assumed awards will have so-called “double trigger” vesting provisions, such that the awards will vest in full and become immediately exercisable upon qualifying terminations of employment during the two-year period following the change of control. However, in the event that awards are not replaced with awards of equivalent value the vesting of the awards will generally accelerate immediately prior to the change of control.
Unless otherwise provided pursuant to an award agreement, a change of control is defined to mean any of the following events, generally:
■
during any period, a change in the composition of a majority of the board of directors, as constituted on the first day of such period, that was not supported by a majority of the incumbent board of directors;

■
consummation of certain mergers or consolidations of our company with any other corporation following which our stockholders hold 50% or less of the combined voting power of the surviving entity;

■
the stockholders approve a plan of complete liquidation or dissolution of our company; or

■
an acquisition by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors that was equal to or greater than 30%.

Although award agreements may provide for a different definition of change of control than is provided for in the 2016 Plan, except in the case of a transaction described in the third bullet above, any definition of change of control set forth in any award agreement must provide that a change of control will not occur until consummation or effectiveness of a change of control of our company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, will result in a change of control of our company.
Term of the 2016 Plan
No award may be granted under the 2016 Plan after May 18, 2032.
NEW PLAN BENEFITS
Awards under the 2016 Plan are made at the discretion of the Committee. Therefore, the benefits or amounts that will be received by or allocated to each named executive officer, all current executive officers as a group, all directors who are not executive officers as a group, and all employees who are not executive officers as a group, under the 2016 Plan if the Amendment is approved by stockholders are not presently determinable. The company does not expect to use shares approved through the Amendment for additional grants of awards to Messrs. Jacobs, Harik or Tulsyan while the 2020 LTI Awards (with respect to Messrs. Jacobs and Harik) and 2021 PSU Award (with respect to Mr. Tulsyan) remains outstanding.
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CERTAIN U.S. FEDERAL INCOME TAX ASPECTS OF THE 2016 PLAN
The following summary describes the U.S. Federal income tax treatment associated with options awarded under the 2016 Plan. The summary is based on the law as in effect on the date of this filing, which is subject to change (possibly retroactively). The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2016 Plan, nor does it discuss state, local and foreign tax consequences. The tax treatment of participants in the 2016 Plan may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the 2016 Plan.
Incentive Stock Options
Neither the grant nor the exercise of an ISO results in taxable income to the optionee for regular U.S. federal income tax purposes. However, an amount equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the optionee does not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss will be treated for tax purposes as a long-term capital gain or loss and (b) we will not be permitted to take a deduction with respect to that ISO for federal income tax purposes.
If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee will realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction will generally be available to us equal to the amount of ordinary income recognized by the optionee. Any further gain realized by the optionee will be taxed as short-term or long-term capital gain and will not result in any deduction by us. A disqualifying disposition occurring in the same calendar year as the year of exercise will eliminate the alternative minimum tax effect of the ISO exercise.
Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NSOs, except that special rules apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs will be treated for tax purposes as NSOs (and not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.
Nonqualified Stock Options
An NSO (that is, a stock option that does not qualify as an ISO) results in no taxable income to the optionee or deduction to us at the time it is granted. An optionee exercising an NSO will, at that time, realize taxable compensation equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the stock option is being exercised. If the NSO was granted in connection with employment, this taxable income will also constitute “wages” subject to withholding and employment taxes. A corresponding deduction will generally be available to us. The foregoing summary assumes that the shares acquired upon exercise of an NSO option are not subject to a substantial risk of forfeiture.
Restricted Stock and Restricted Stock Units
A restricted stock award results in no taxable income to the grantee or deduction to us at the time it is granted, unless the grantee elected to realize ordinary income in the year the award is granted in an amount equal to the fair market value of the restricted stock awarded, determined without regard to the restrictions. If no such election has been made, when the restrictions lapse with regard to any installment of restricted stock, the grantee will recognize ordinary income in an amount equal to the fair market value of the shares with respect to which the restrictions lapse. A grantee will not recognize income at the time an award of restricted stock units (“RSUs”) is granted. The grantee will generally recognize ordinary income at the time the RSUs vest, in an amount equal to the cash paid or to be paid or the fair market value of the shares delivered or to be delivered. If the award of restricted stock or RSUs was granted in connection with employment, this taxable income will also constitute “wages” subject to withholding and employment taxes. A corresponding deduction will generally be available to the company.
Section 162(m)
In general, Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to any “covered employee” (as defined under Section 162(m)) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by the company for federal income tax purposes.
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Section 409A
Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder in an amount equal to 20% of the deferred amount, and a possible interest charge. Stock options granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options that are awarded under the 2016 Plan are intended to be eligible for this exception.
REQUIRED VOTE
The approval of an amendment to the company’s 2016 Omnibus Incentive Compensation Plan requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock at the annual meeting at which a quorum is present.
Recommendation
Our Board of Directors recommends a vote “FOR” approval of the resolution to approve the amendment to the company’s 2016 Omnibus Incentive Compensation Plan to increase the number of available shares thereunder.
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Proposal 4: Advisory Vote to Approve Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, and Section 14A of the Securities Exchange Act of 1934, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we are asking our stockholders to approve the following advisory resolution:
“RESOLVED, that the stockholders of XPO Logistics, Inc. (the “company”) hereby approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement for the company’s 2022 Annual Meeting of Stockholders.”
We encourage stockholders to review the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures included in this Proxy Statement. As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” we believe that our compensation programs appropriately reward executive performance and align the interests of our NEOs and key employees with the long-term interests of our stockholders, while also enabling us to attract and retain talented executives.
This resolution, commonly referred to as a “say-on-pay” resolution, is not binding on our Board of Directors. Although non-binding, our Board of Directors and the Compensation Committee will consider the voting results when making future decisions regarding our executive compensation program.
At the 2018 Annual Meeting of Stockholders, our stockholders voted to approve an annual holding of the advisory vote on executive compensation. This frequency will continue until the next required non-binding, advisory vote is held on the frequency of advisory votes on executive compensation in 2024, as per the SEC rules.
REQUIRED VOTE
Approval of this advisory resolution, commonly referred to as a “say-on-pay” resolution, requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock at the annual meeting at which a quorum is present.
RECOMMENDATION
Our Board of Directors recommends a vote “FOR” approval of the advisory resolution to approve executive compensation set forth above.
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Proposal 5: Stockholder Proposal Regarding Additional Disclosure of the Company’s Political Activities
We have been notified that the Service Employees International Union Pension Plans Master Trust, 1800 Massachusetts Ave NW, Suite 301, Washington, D.C. 20036, expects to introduce and support the following proposal at the Annual Meeting. This stockholder proponent has provided certification indicating that, as of January 4, 2022, it was the beneficial owner of at least $2,000 worth of the company’s common stock, and that it intends to maintain such ownership through the date of the Annual Meeting. We are not responsible for the content of the stockholder proposal and the stockholder proponent’s supporting statement, which are set forth below as they were submitted to us.
PROPOSAL
WHEREAS, full disclosure of XPO’s direct and indirect lobbying activities and expenditures is required to assess whether XPO’s lobbying is consistent with its expressed goals and in stockholder interests.
RESOLVED: stockholders request the preparation of a report, updated annually, disclosing:
1.
Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.
Payments by XPO used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.
XPO’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.
Description of management’s and the Board’s decision-making process and oversight for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which XPO is a member.
Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.
The report shall be presented to the Audit Committee and posted on XPO’s website.
SUPPORTING STATEMENT:
XPO spent $590,000 on federal lobbying in 2019 and 2020. This does not include state lobbying, where XPO also lobbies but disclosure is uneven or absent. The need for transparency remains highlighted by continued scrutiny of former XPO supply chain CEO and board member Louis DeJoy’s role as Postmaster General.1
XPO fails to disclose its memberships in or payments to trade associations and social welfare organizations or the amounts used for lobbying, including grassroots. Companies can give unlimited amounts to third party groups that spend millions on lobbying and often undisclosed grassroots activity, and these groups may be spending “at least double what’s publicly reported.”2 XPO belongs to the Business Roundtable (BRT) and Transportation Intermediaries Association, which together spent $37,930,000 on federal lobbying for 2019 and 2020, and to the Road Haulage Association (RHA) in the United Kingdom. And XPO does not disclose its contributions to groups which write and endorse model legislation, like the American Legislative Exchange Council, which supports ending government regulation over private contracting.3.
We believe XPO’s lack of disclosure presents reputational risks when its lobbying contradicts company public positions. For example, XPO lists safety for its employees and operations as its first value, yet the New York Times reports that supervisors have required pregnant women to lift more weight than their doctor has certified them to lift, and as a result have suffered miscarriages.4 And, XPO is committed to environmental sustainability, yet the RHA has reportedly lobbied to undermine clean air goals in the UK.5
We urge XPO to expand its lobbying disclosure.
1
https://www.washingtonpost.com/business/2021/08/06/usps-dejoy-xpo-logistics/.

2
https://theintercept.com/2019/08/06/business-group-spending-on-lobbying-in-washington-is-at-least-double-whats-publicly-reported/.

3
https://www.exposedbycmd.org/2020/12/03/alec-holds-virtual-states-and-national-policy-summit/.

4
https://www.nytimes.com/interactive/2018/10/21/business/pregnancy-discrimination-miscarriages.html.

5
https://www.desmog.co.uk/2020/10/05/revealed-lobby-groups-backed-big-brands-fighting-against-air-pollution.

77	© 2022 XPO Logistics, Inc.

STATEMENT IN OPPOSITION BY OUR BOARD OF DIRECTORS
The XPO Board of Directors Unanimously Recommends a Vote Against Stockholder Proposal No. 5 for the Reasons Outlined Below:
■
XPO’s participation in the public policy making process is limited

■
The Board of Directors and senior management provide effective and rigorous oversight of XPO’s lobbying expenditures

■
The company’s disclosures are appropriate, in line with market practice and fully comply with reporting requirements.

XPO regularly reviews its disclosures relating to political activity and lobbying expenditures and believes these disclosures are appropriate and adequate. The company is fully committed to providing transparency to stockholders on matters material to the company; in fact, publicly available disclosures about XPO’s total federal lobbying expenditures already satisfy the concern raised in the proposal, as described below. The additional detailed disclosures contemplated by this proposal represent an unnecessary expenditure of resources and would, in the opinion of the Board, not provide a corresponding benefit to stockholders.
XPO’s Participation in the Public Policy Making Process Is Limited
XPO does not currently participate in direct political activities and its minimal government affairs activities are limited to membership in relevant trade and business organizations. At present, the company does not have a political action committee and does not make corporate contributions to groups organized under section 501(c)(4) or section 527 of the Internal Revenue Code.
XPO is a member of organizations that represent the industries of which it is a part, as well as organizations that represent broader interests that are relevant to its business activities, where membership may be beneficial to stockholders. The company’s membership is oriented toward ways in which such organizations can help enhance and protect long-term stockholder value, and the company regularly evaluates the effectiveness of these organizations toward these goals. Additionally, these organizations provide important insight into circumstances and policy issues critical to the industries of which XPO is a part, as well as the company’s customers and communities. These organizations may also represent other interests not relevant to XPO, and the organizations and some of its members may take positions with which XPO, or individual stockholders, do not agree. The company’s membership in these organizations is evaluated appropriately with these considerations in mind.
XPO Maintains a Rigorous Oversight of Advocacy Efforts
XPO’s advocacy efforts are managed by its vice president, corporate affairs, who reviews relevant legislative and regulatory initiatives with members of senior management. Annually, at a minimum, XPO conducts a review of its trade association memberships. Any material or significant issues that arise from these reviews are shared with the Board of Directors, which oversees lobbying expenditures as part of its role in overseeing risks associated with the company’s broader stakeholder engagement efforts. In addition, the Nominating, Corporate Governance and Sustainability Committee has explicit oversight of all external disclosures and related stakeholder engagement.
XPO’s Disclosures are Appropriate, in line with Market Practice and Fully Comply with Reporting Requirements
XPO fully complies with the extensive federal, state and local lobbying registration and public disclosure requirements to which it is subject. XPO frequently files required federal Lobbying Disclosure Act reports with Congress, and these reports are publicly available at http://disclosures.house.gov. Together, these reports satisfy the concern of the stockholder proposal by providing XPO’s total federal lobbying expenditures, as well as disclosure of XPO individuals who act as lobbyists on behalf of the company and identification of any legislative bodies or executive branch agencies that were contacted.
The Board believes that the company currently provides stockholders with adequate transparency and visibility into the company’s political activities, and the Board does not believe that additional detailed disclosures would be beneficial to stockholders.
For these reasons, the Board of Directors unanimously urges stockholders to vote AGAINST Proposal No. 5.
REQUIRED VOTE
Approval of a requirement that the company issue an annual report disclosing the company’s political activities and related expenditures requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock at the annual meeting at which a quorum is present.
RECOMMENDATION
Our Board of Directors recommends a vote “AGAINST” this stockholder proposal.
78	© 2022 XPO Logistics, Inc.

Proposal 6: Stockholder Proposal Regarding Shareholder Approval of Senior Managers’ Severance or Termination Packages
We have been notified that the SOC Investment Group, 1900 L Street NW, Suite 900, Washington, D.C. 20036 expects to introduce and support the following proposal at the Annual Meeting. This stockholder proponent has provided certification indicating that, as of December 6, 2021, it was the beneficial owner of at least $2,000 worth of the company’s common stock, and that it intends to hold at least the minimum number of shares of the company’s common stock required by the SEC through the date of the Annual Meeting. We are not responsible for the content of the stockholder proposal and the stockholder proponent’s supporting statement, which are set forth below as they were submitted to us.
PROPOSAL
RESOLVED: Shareholders request that the Board of XPO Logistics, Inc. (“XPO”) seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus. “Severance or termination payments” include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination. “Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination. The Board shall retain the option to seek shareholder approval after material terms are agreed upon.
SUPPORTING STATEMENT: Shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target bonus better aligns management pay with shareholder interests. For instance, last year’s proxy statement disclosed that if XPO terminates CEO Bradley Jacobs without cause and not pursuant to a change in control, he could receive approximately $44 million in termination payments, just over 10 times his 2020 base salary plus short-term bonus. In the event of a change in control, CEO Jacobs could receive $124 million in accelerated equity payouts if he remained employed, and over $133 million in the event of a qualifying termination. Total payouts to Named Executive Officer under the latter scenario could exceed $222 million. It is in the best interest of XPO shareholders to be protected from such lavish termination packages. Shareholders plainly cannot rely on the incumbent board to avoid excessive termination payments when left to their own devices.
STATEMENT IN OPPOSITION BY OUR BOARD OF DIRECTORS
The XPO Board of Directors Unanimously Recommends a Vote Against the Stockholder Proposal No. 6 for the Reasons Outlined Below:
■
The proposal would unnecessarily interfere with the Compensation Committee’s ability to design and implement an effective executive compensation program

■
The existing executive compensation program imposes appropriate and reasonable limits on post-termination compensation

■
The proposal could place XPO at a disadvantage by limiting the company’s ability to attract, retain and motivate highly qualified senior executives

The Proposal Would Unnecessarily Interfere with the Compensation Committee’s Ability to Design and Implement an Effective Executive Compensation Program
As described in detail in the section of this Proxy Statement titled “Executive Compensation — Compensation Discussion and Analysis,” XPO’s compensation program for senior executives is premised on its pay-for-performance culture and its commitment to align executive compensation with long-term stockholder value. XPO’s executive compensation program is designed to attract and retain highly qualified executives, motivate them to contribute meaningfully to the company’s future success and reward them for their efficacy.
XPO’s Board of Directors believes that its Compensation Committee, which is composed entirely of independent directors, is best positioned to design and implement executive compensation arrangements that are appropriate for the company and its stockholders, including with respect to severance and termination payments. To do that, the Compensation Committee and the Board of Directors must retain the flexibility and discretion to structure a competitive executive compensation program that accounts for market practices, market competitiveness and XPO’s strategic, operational and financial goals. The proposal would unduly limit the Compensation Committee’s ability to exercise its judgment in structuring an effective executive compensation program.
The Existing Executive Compensation Program Imposes Appropriate and Reasonable Limits on Post-Termination Compensation
XPO’s NEO employment agreements described in the section of this Proxy Statement titled “Executive Compensation — Compensation Discussion and Analysis” were approved by the Board’s independent Compensation Committee with the advice of its independent compensation consultant and are fully aligned with prevailing market practices.
79	© 2022 XPO Logistics, Inc.

The agreements provide for cash severance payments equal to 12 months of base salary upon a termination of employment without cause outside the context of change in control, or a lump sum cash payment equal to two times (2.99 times in the case of the CEO) the sum of annual base salary and target annual bonus upon a termination without cause or a resignation for good reason upon or within two years following a change in control. The terms of the company’s NEOs’ long-term incentive and equity awards generally provide for full or prorated vesting upon a termination without cause or upon an NEO’s death. The severance payments are also conditioned on the applicable NEO signing a waiver and general release of claims in favor of XPO; such payments serve as consideration for the valuable restrictive covenants (including non-competition, employee and customer non-solicitation and non-disparagement covenants) applicable to each NEO under the terms of the employment agreement.
The Proposal Could Place XPO at a Disadvantage by Limiting the Company’s Ability to Attract, Retain and Motivate Highly Qualified Senior Executives
XPO relies on being able to provide fair and meaningful termination provisions, among other tools, to attract and retain senior executives upon whom, in large measure, the future success of the company depends. The company believes that these protections are necessary for it to remain competitive in recruiting highly qualified individuals for executive positions, as they enable the company to compete with peers who are vying for the same candidates without constraint to market-level provisions. The proposed change could have an adverse effect on the company’s ability to retain and attract executive talent, particularly relative to peers that are not subject to similar arbitrary limitations on termination protections. This competitive inequity could result in executive turnover that is detrimental to the company and its stockholders.
The severance and termination payments currently in effect with the company’s NEOs provide certainty that, in the event of an involuntary termination of employment or death, an NEO will be treated fairly, will receive appropriate income replacement benefits, and will remain entitled to the portion of the equity awards attributable to the service that the NEO provided during the portion of the vesting period that elapsed during employment (or in certain cases, will remain entitled to the full equity awards), subject to achievement of applicable performance goals. Accordingly, these benefits encourage retention of key executives and enable them to focus their time and energy on achieving strategic and business objectives, without undue concern or unnecessary distraction relating to potential termination
For these reasons, the Board of Directors unanimously urges stockholders to vote AGAINST Proposal No. 6.
REQUIRED VOTE
Approval of a stockholder proposal regarding a requirement that the company’s stockholders approve senior managers’ severance or termination packages that exceed a certain value requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock at the annual meeting at which a quorum is present.
RECOMMENDATION
Our Board of Directors recommends a vote “AGAINST” this stockholder proposal.
80	© 2022 XPO Logistics, Inc.

Proposal 7: Stockholder Proposal Regarding an Audit Analyzing the Company’s Policies and Practices on the Civil Rights of its Stakeholders
We have been notified that the International Brotherhood of Teamsters, 25 Louisiana Avenue, NW, Washington, D.C. 20001, expects to introduce and support the following proposal at the Annual Meeting. This stockholder proponent has provided certification indicating that, as of January 4, 2021, it was the beneficial owner of 160 shares of the company’s common stock with a value of at least $2,000, and that it intends to maintain such ownership through the date of the Annual Meeting. We are not responsible for the content of the stockholder proposal and the stockholder proponent’s supporting statement, which are set forth below as they were submitted to us.
PROPOSAL
RESOLVED: The shareholders of XPO Logistics Inc. (“XPO”), urge the Board of Directors to oversee a third-party audit analyzing the adverse impact of the Company’s policies and practices on the civil rights of company stakeholders, above and beyond legal and regulatory matters, and to provide recommendations for improving the Company’s civil rights impact. Input from civil rights organizations, employees, and customers should be considered in determining the specific matters to be analyzed. A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information, should be publicly disclosed on XPO’s website.
SUPPORTING STATEMENT: The racial justice movement together with the disproportionate impacts of the COVID-19 pandemic have focused attention on civil rights and gender and racial equity issues. XPO has responded by including Diversity, Equity, and Inclusion (“DEI”) metrics in its executive compensation plans and internalizing DEI concerns into its structure. However, the integrity, scope and fulsomeness of these efforts are thrown into doubt by the lengthy list of misclassification lawsuits and regulatory actions against XPO.
Misclassification deprives workers of full wages under minimum wage and overtime work laws, leading to ‘wage theft,’ and other critical labor protections. Preventing misclassification is an essential element of any program to advance racial and gender equity, given that women and/or people of color are overrepresented in sectors at risk for misclassification (e.g. see https://www.minnesotalawreview.org/wp-content/uploads/2017/02/Alexander.pdf).
California’s port drayage drivers play a vital role in the nation’s supply chains, yet a California statute (SB 338) refers to them as the “last American sharecroppers,” who suffer from “rampant misclassification,” which “contributes to wage theft and … a cycle of poverty.” They are a “largely immigrant workforce,” “particularly vulnerable to exploitation” and “often fearful to report violations to state agencies or unaware of their rights, depriving them of access to critical safety net benefits by virtue of their misclassification.” These drivers have also been found to be overwhelmingly Latino (e.g. see https://www.researchgate.net/publication/240628100_ A_Study_of_Drayage_at_the_ Ports_of_Los_Angeles_and_Long_Beach).
According to SB 338 there could be 16,000 misclassified drivers in California’s ports, which process 40% of all shipping containers entering the country.
Critically, misclassification is a material risk for XPO. Last October, for instance, XPO agreed to pay nearly 800 drivers almost $30 million to settle class action lawsuits concerning its Californian intermodal drayage operations, which alleged the drivers were “willfully misclassified” as independent contractors rather than employees (see https://landline.media/xpo-settles-pair-of-port-driver-lawsuits-for-nearly-30-million/). XPO’s fiscal 2020 10-K acknowledges “numerous lawsuits” over misclassification issues that “could involve thousands of claimants” and “significant potential damages and litigation costs.”
Whatever else XPO’s DEI program aims to achieve, ending wage theft from vulnerable populations of XPO’s workforce is surely central. Management’s seeming disregard to the plight of misclassified drivers — despite numerous legal and regulatory actions — demands a third-party undertake a root-and-branch civil rights audit.
STATEMENT IN OPPOSITION BY OUR BOARD OF DIRECTORS
The XPO Board of Directors Unanimously Recommends a Vote Against Stockholder Proposal No. 7 for the Reasons Below:
■
XPO champions its diverse workforce and recognizes diversity is central to the company’s continued success

■
XPO is committed to significant and ongoing progress with diversity, equity and inclusion

■
Our Board provides robust oversight of DE&I and human capital management efforts

■
Our efforts on DE&I have received strong external recognition

XPO Champions its Diverse Workforce and Recognizes Diversity is Central to the Company’s Continued Success
XPO takes seriously its commitment to value people from all backgrounds, including diversity in gender, race, ethnicity, culture, socioeconomic status, religion, sexual orientation, veteran status and disability. The company operates in diverse communities, relies on a diverse workforce and recognizes that diversity, equity and inclusion are central to its continued success.
81	© 2022 XPO Logistics, Inc.

It is important to note that XPO believes many of the assertions in the Proponent’s Supporting Statement are irrelevant to the proposal itself. The Supporting Statement focuses almost exclusively on alleged worker misclassification, but fails to adequately explain how alleged misclassification undermines the company’s strong diversity, equity and inclusion efforts. As one example, the Proponent states that preventing misclassification is essential to advancing equity for women, but fails to explain why that is the case, and further fails to acknowledge the numerous XPO initiatives described below that are designed to attract and retain women and provide growth opportunities for them. As a second example, the Proponent suggests that misclassification leads to “wage theft” and deprives workers of critical labor protections. In fact, this position has been contradicted by diverse independent contractors (ICs) willingly contracted with XPO, who have said that the IC model provides the flexibility they want in their work arrangements.
XPO is Committed to Significant and Ongoing Progress with Diversity, Equity and Inclusion
The Board and senior management are committed to promoting diversity, equity and inclusion (DE&I) at all levels of our organization. This includes regular reports from our Diversity, Inclusion and Belonging Steering Committee, which is charged with taking a structured approach to building an ambitious DE&I agenda, and our chief diversity officer — a position that was created in 2020 to provide culture leadership and strategic direction at the company as an advocate of diversity, equity and inclusion and which reports directly to the chief executive officer.
Like many companies, organizations and institutions, XPO has more work to do on diversity, equity and inclusion, but the company is firmly on the right path. Management regularly considers the impact of company operations on its various stakeholders, including employees, customers, suppliers and communities.
As of December 31, 2021, almost 40% of XPO’s U.S. employee base identified as ethnically or racially diverse, and the total representation of Black or African American employees in XPO’s U.S. base surpassed the representation in the most recent U.S. population census by seven percentage points. Approximately 30% of XPO employees in U.S. managerial positions (manager or supervisor and above) identify as ethnically or racially diverse. Women comprise approximately 45% of the company’s global salaried field and non-field professional employee base, and 22% of all U.S. executive-level positions (vice president and above) — an increase of more than three percentage points from 2020. The policies and procedures the company has in place are intended to foster these critical components of its organization.
Furthermore, XPO has taken, and continues to take, important steps to advance diversity, equity and inclusion, both internally and externally, and believes that the objectives of the proposal are being fully addressed. These steps include, among others:
■
Maintaining an annualized percentage of diverse hires for U.S. employees, with a target of at least 50% diverse hires annually;

■
Linking ESG performance targets, including diversity, equity and inclusion initiatives, to 25% of long-term incentive compensation for the company’s top executives;

■
Enhancing diversity on the Board of Directors — XPO’s current Board composition reflects a 50% diversity ratio, inclusive of three female directors and one Black director;

■
Launching the XPO RISE program in 2021, which furthers the company’s commitment to promote from within and increase gender diversity in senior leadership roles by providing cross-functional leadership experience through special projects, peer-to-peer collaboration and executive mentoring;

■
Increasing the percentage of women and members of underrepresented racial and ethnic groups in managerial positions, through internal promotion;

■
Advertising open positions on recruitment websites targeted toward women, military veterans, or individuals who are LGBTQ+, Black or African American, Hispanic or disabled;

■
Participating in the Human Rights Campaign Corporate Equality Index, achieving a score above the average Fortune 500 company in 2021;

■
Providing outlets for Black, Hispanic and multicultural employees, LGBTQ+ employees, women, veterans, working parents and employees with disabilities to share perspectives and experiences; and further developing a workplace culture of inclusion by actively soliciting input from all employees through a variety of channels to promote engagement;

■
Forming academic partnerships that advance diversity in higher education, including collaboration with Historically Black Colleges and Universities and the Hispanic Association of Colleges and Universities;

■
Investing in the Grow at XPO program, which is intended primarily to create opportunities for employees from minority populations or underrepresented communities — the program provides tailored training and mentoring for employees who aspire to grow into higher-paying positions at XPO with more responsibility;

■
Offering inclusivity courses through the XPO University e-learning portal;

■
Promoting diversity through heritage month celebrations, including Black history, women’s history, LGBTQ+ pride, Hispanic heritage, Native American heritage, Asian American heritage and appreciation of military veterans;

■
Participating in hundreds of endeavors annually that serve communities and reflect the company’s values, including XPO’s support of the Susan G. Komen Foundation, Truckers Against Trafficking, Soles4Souls, Girls With Impact, Toys for Tots, Elves & More and the Make-A-Wish Foundation, among others; and

82	© 2022 XPO Logistics, Inc.

■
Utilizing a robust ESG scorecard with more than 40 defined ESG targets and initiatives that span a four-year period through 2023. The company’s ESG scorecard deliverables are organized into categories tied to performance, including employee safety, sustainability, information security, and diversity and human capital management, among others.

Our Board Provides Robust Oversight of DE&I and Human Capital Management Efforts
Our Board is actively involved in providing oversight of the company’s human resource management efforts and initiatives. Our directors have access to information about our human resources operations and plans, and our chief human resources officer speaks regularly at meetings of our Board. We constantly work to maintain our position as an employer of choice, which includes ongoing improvements to our DE&I efforts, talent development and engagement and total rewards.
Additionally, the company is committed to supporting the health, safety, well-being and satisfaction of our workforce, as evidenced by our significant investments in special measures during COVID-19, such as 100% paid pandemic sick leave for eligible employees, personal protective equipment for employees in all workplaces, a contactless delivery policy, and expanded access to mental health counseling services. XPO will continue to prioritize employee safety while complying with applicable federal, state and local standards.
Our Efforts on DE&I Have Received Strong External Recognition
XPO’s efforts to promote diversity have been recognized by numerous organizations, including Newsweek, which named XPO one of America’s Most Responsible Companies in December 2021 based on a combination of social, environmental and corporate governance scores and gave XPO the highest environmental score of any road transportation provider in the Transport and Logistics category; by the Women in Trucking Association, which named XPO one of the transportation industry’s top companies for women to work for in October 2021; and by DiversityJobs.com as a Top Diversity Employer in the field of transportation, logistics and supply chain in 2022.
The Board of Directors believes that adoption of the proposal would not be in the best interest of XPO’s stockholders because the requested civil rights audit is unnecessary in light of the comprehensive diversity, equity and inclusion initiatives XPO already has in place, and would require company resources without providing tangible value. XPO’s corporate leadership and Board of Directors are fully committed to ongoing efforts to advance racial and gender equity and will continue to promote a culture of diversity, equity and inclusion at all levels of the organization.
For these reasons, the Board of Directors unanimously urges stockholders to vote AGAINST Proposal No. 7.
REQUIRED VOTE
Approval of a stockholder proposal regarding a requirement to conduct a third-party audit analyzing the adverse impact of the company’s policies and practices on the civil rights of its stakeholders requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock at the annual meeting at which a quorum is present.
RECOMMENDATION
Our Board of Directors recommends a vote “AGAINST” this stockholder proposal.
OTHER MATTERS
We do not expect that any matter other than the foregoing proposals will be brought before the Annual Meeting. If, however, such a matter is properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons appointed as proxies will vote as recommended by our Board of Directors or, if no recommendation is given, in accordance with their judgment.
83	© 2022 XPO Logistics, Inc.

ADDITIONAL INFORMATION
AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT
If you would like to receive a copy of our 2021 Annual Report or this Proxy Statement, please contact us at Investor Relations, XPO Logistics, Inc., Five American Lane, Greenwich, Connecticut 06831 or by email at investors@xpo.com, and we will send a copy to you without charge.
A NOTE ABOUT OUR WEBSITE
Although we include references to our website, www.xpo.com, and certain additional third-party websites, throughout this Proxy Statement, information that is included on our website is not incorporated by reference into, and is not a part of, this Proxy Statement. Our website address is included as an inactive textual reference only.
We use our website as one means of disclosing material non-public information and for complying with our disclosure obligations under the SEC’s Regulation FD. Such disclosures typically will be included within the Investor Relations section of our website. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts.
84	© 2022 XPO Logistics, Inc.

ANNEX A—
RECONCILIATION OF NON-GAAP MEASURES AND
FORWARD-LOOKING STATEMENTS
CONSOLIDATED RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
Unaudited
$ in millions
	Years Ended December 31,
	2021	2020
Income (loss) from continuing operations	$323	$(13)
Debt extinguishment loss	54	—
Interest expense	211	307
Income tax provision (benefit)	87	(22)
Depreciation and amortization expense	476	470
Unrealized (gain) loss on foreign currency option and forward contracts	1	(1)
Litigation settlements	31	—
Transaction and integration costs	37	75
Restructuring costs	19	31
Adjusted EBITDA	$1,239	$847

CONSOLIDATED RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS AND ADJUSTED DILUTED EARNINGS FROM CONTINUING OPERATIONS PER SHARE (“ADJUSTED DILUTED EPS”)
Unaudited
$ in millions, except per share data
	Years Ended December 31,
	2021	2020
Net income (loss) from continuing operations attributable to common shareholders	$323	$(41)
Preferred stock conversion charge(1)	—	22
Debt extinguishment loss	54	—
Unrealized (gain) loss on foreign currency option and forward contracts	1	(1)
Amortization of acquisition-related intangible assets	86	87
ABL amendment cost	1	—
Litigation settlements	31	—
Transaction and integration costs	37	75
Restructuring costs	19	31
Income tax associated with the adjustments above	(56)	(66)
Discrete and other tax-related adjustments	(5)	—
Allocation of undistributed earnings	—	(15)
Adjusted net income from continuing operations attributable to common shareholders	$491	$92
Adjusted diluted earnings from continuing operations per share (“adjusted diluted EPS”)	$4.30	$1.01
Weighted-average common shares outstanding
Diluted weighted-average common shares outstanding	114	92

(1)
Relates to the 2020 conversion of 69,445 shares of the company’s Series A Preferred Stock.

85	© 2022 XPO Logistics, Inc.

RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS TO FREE CASH FLOW
Unaudited
$ in millions
	Years Ended December 31,
	2021	2020
Net cash provided by operating activities from continuing operations	$656	$388
Payment for purchases of property and equipment	(313)	(303)
Proceeds from sales of property and equipment	132	183
Free Cash Flow	$475	$268

RECONCILIATION OF NORTH AMERICAN TRUCK BROKERAGE REVENUE TO MARGIN
Unaudited
$ in millions
	Years Ended December 31,
	2021	2020	Change %
Revenue	$2,749	$1,684	63.2%
Cost of transportation and services (exclusive of depreciation and amortization)	2,322	1,398
Margin(1)	$427	$286	49.3%

(1)
Margin is calculated as revenue less cost of transportation and services (exclusive of depreciation and amortization)

RECONCILIATION OF NORTH AMERICAN LESS THAN TRUCKLOAD REVENUE TO ADJUSTED OPERATING RATIO, ADJUSTED EBITDA AND NET CASH GENERATED FROM ADJUSTED EBITDA
Unaudited
$ in millions
	Years Ended December 31,
	2021	2020	2019	2018	2017	2016	2015(8)
Revenue (excluding fuel surcharge revenue)	$3,486	$3,106	$3,259	$3,230	$3,140	$3,035	$3,081
Fuel surcharge revenue	632	433	532	552	455	370	448
Revenue	4,118	3,539	3,791	3,782	3,595	3,405	3,529
Salaries, wages and employee benefits	1,907	1,740	1,783	1,751	1,697	1,676	1,726
Purchased transportation	452	334	397	400	438	438	508
Fuel and fuel-related taxes	282	186	264	293	234	191	230
Other operating expenses	553	494	471	590	555	514	629
Depreciation and amortization	226	224	227	243	233	203	164
Rents and leases	79	65	49	44	42	41	49
Transaction, integration and rebranding costs	1	5	—	—	19	24	21
Restructuring costs	—	4	3	3	—	—	—
Operating income	618	487	597	458	377	318	202
Operating ratio(1)	85.0%	86.2%	84.3%	87.9%	89.5%	90.7%	94.3%
Other income(2)	58	43	22	29	12	—	—
Amortization expense	33	34	34	33	34	34	10
Transaction, integration and rebranding costs	1	5	—	—	19	24	21
Restructuring costs	—	4	3	3	—	—	—
Depreciation adjustment from updated purchase price allocation of acquired assets	—	—	—	—	—	(2)	—
Adjusted operating income	$710	$573	$656	$523	$442	$374	$233
Adjusted operating ratio(3)	82.7%	83.8%	82.7%	86.2%	87.7%	89.0%	93.4%
Depreciation expense	193	190	193	210	199	169	154
Other	1	1	2	—	6	4	(6)
Adjusted EBITDA(4)	$904	$764	$851	$733	$647	$547	$381
Adjusted EBITDA Margin(5)	21.9%
Gains on real estate transactions	(62)	(77)	(88)	(2)	(5)	—	—
Adjusted EBITDA, excluding gains on real estate transactions	$842	$687	$763	$731	$642	$547	$381
Adjusted operating income, excluding gains on real estate transactions	$648						$233
Adjusted operating ratio, excluding gains on real estate transactions(3)	84.3%						93.4%
Payment for purchases of property and equipment	$(155)	$(102)	$(153)	$(112)	$(88)	$(130)
Net cash generated from operating income(6)	$463	$385	$444	$346	$289	$188
Net cash generated from adjusted EBITDA(7)	$687	$585	$610	$619	$554	$417

(1)
Operating ratio is calculated as (1 – (operating income divided by revenue))

(2)
Other income primarily consists of pension income

(3)
Adjusted operating ratio is calculated as (1 – (adjusted operating income divided by revenue)); adjusted operating margin is the inverse of adjusted operating ratio

(4)
Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280

(5)
Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue

(6)
Net cash generated from operating income is calculated as operating income less payments for purchases of property and equipment.

(7)
Net cash generated from adjusted EBITDA is calculated as adjusted EBITDA, excluding gains on real estate transactions, less payments for purchases of property and equipment. The company also refers to this measure as net cash from LTL.

(8)
2015 represents full year results; the company acquired North American LTL in Q4 2015.

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NON-GAAP FINANCIAL MEASURES
As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this document to the most directly comparable measures under GAAP, which are set forth in the financial tables above.
XPO’s non-GAAP financial measures used in this document include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”); adjusted net income from continuing operations attributable to common shareholders and adjusted diluted earnings from continuing operations per share (“adjusted EPS”); margin (revenue less cost of transportation and services) for our North American truck brokerage business; free cash flows; adjusted operating income (including and excluding gains on real estate transactions) for our North American less-than-truckload segment; and adjusted operating ratio (including and excluding gains on real estate transactions) for our North American less-than-truckload segment.
We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.
Adjusted EBITDA, adjusted net income from continuing operations attributable to common shareholders and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs, litigation settlements and other adjustments as set forth in the tables above. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, and internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance.
We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as net cash provided by operating activities from continuing operations, less payment for purchases of property and equipment plus proceeds from sale of property and equipment.
We believe that adjusted EBITDA improves comparability of our operating results from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), litigation settlements, tax impacts and other adjustments as set out in the tables above that management has determined are not reflective of core operating activities thereby assisting investors with assessing trends in our underlying businesses. We believe that adjusted net income from continuing operations attributable to common shareholders and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets, litigation settlements, transaction and integration costs, restructuring costs and other adjustments as set out in the tables above. We believe that margin (revenue less cost of transportation and services) improves the comparability of our operating results from period to period by removing the cost of transportation and services, in particular the cost of fuel, incurred in the reporting period as set out in the tables above. We believe that adjusted operating income and adjusted operating ratio improve the comparability of our operating results from period to period by (i) removing the impact of certain transaction and integration costs and restructuring costs, as well as amortization expenses and (ii) including the impact of pension income incurred in the reporting period as set out in the tables above.
With respect to our financial target for full year 2022 adjusted EBITDA, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income prepared in accordance with GAAP that would be required to produce such a reconciliation.
FORWARD-LOOKING STATEMENTS
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the planned spin-off and divestitures, the expected timing of the transactions and the anticipated benefits of the transactions. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
87	© 2022 XPO Logistics, Inc.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include our ability to effect the spin-off and meet the related conditions, our ability to complete the divestiture of our European freight transportation business, the expected timing of the completion of the transactions and the terms of the transactions, our ability to realize the expected benefits of the transactions, our ability to retain and attract key personnel for the separate businesses, the risks discussed in our filings with the SEC and the following: economic conditions generally; the severity, magnitude, duration and aftereffects of the COVID-19 pandemic, including supply chain disruptions due to plant and port shutdowns and transportation delays, the global shortage of certain components such as semiconductor chips, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages, which may lower levels of service, including the timeliness, productivity and quality of service, and government responses to these factors; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to implement our cost and revenue initiatives; the effectiveness of our action plan, and other management actions, to improve our North American LTL business; our ability to benefit from a sale, spin-off or other divestiture of one or more business units, and the impact of anticipated material compensation and other expenses, including expenses related to the acceleration of equity awards, to be incurred in connection with a substantial disposition; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; goodwill impairment, including in connection with a business unit sale, spin-off or other divestiture; matters related to our intellectual property rights; fluctuations in currency exchange rates; fuel price and fuel surcharge changes; natural disasters, terrorist attacks, wars or similar incidents; risks and uncertainties regarding the expected benefits of the spin-off of our logistics segment or a future spin-off of a business unit; the impact of the spin-off of our logistics segment or a future spin-off of a business unit on the size and business diversity of our company; the ability of the spin-off of our logistics segment or a future spin-off of a business unit to qualify for tax-free treatment for U.S. federal income tax purposes; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; fluctuations in fixed and floating interest rates; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees and independent contractors; our diversity, equity and inclusion initiatives and the anticipated benefits thereof; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; the impact of potential sales of common stock by our chairman; governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; and competition and pricing pressures.
All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.
Where required by law, no binding decision will be made with respect to the divestiture of the European business other than in compliance with applicable employee information and consultation requirements.
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ANNEX B—
AMENDMENT NO. 3 TO THE XPO LOGISTICS, INC. 2016 OMNIBUS INCENTIVE COMPENSATION
PLAN
XPO LOGISTICS, INC.
AMENDMENT NO. 3 TO THE
2016 OMNIBUS INCENTIVE COMPENSATION PLAN
THIS AMENDMENT NO. 3 (this “Amendment”) to the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan, is made and adopted by the Board of Directors (the “Board”) of XPO Logistics, Inc., a Delaware corporation (the “Company”), effective as of the Effective Date (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).
WHEREAS, the Company has previously adopted, and the Company’s stockholders have previously approved, the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan (as amended from time to time, the “Plan”);
WHEREAS, pursuant to Section 7(a) of the Plan, the Board has the authority to amend the Plan, subject to certain limitations;
WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein; and
WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Company’s stockholders at the annual meeting of stockholders held on May 18, 2022 (the date of such approval, the “Effective Date”).
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:
1.
The first sentence of Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to adjustment as provided in SECTION 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to 9,546,940, (the “Plan Share Limit”), of which 5,400,000 Shares may be delivered pursuant to Incentive Stock Options granted under the Plan (such amount, the “Plan ISO Limit”.”
2.
The first sentence of Section 10(b) of the Plan is hereby deleted and replaced in its entirety with the following:

“No Award shall be granted under the Plan after May 18, 2032.”
3.
This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

4.
Except as expressly provided herein, all terms and conditions of the Plan shall continue in full force and effect.

89	© 2022 XPO Logistics, Inc.

ANNEX C—
XPO LOGISTICS, INC. 2016 OMNIBUS
INCENTIVE COMPENSATION PLAN
XPO LOGISTICS, INC.
2016 OMNIBUS INCENTIVE COMPENSATION PLAN
SECTION 1. Purpose. The purpose of this XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan (the “Plan”) is to promote the interests of the Company and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company (as defined below) and its Affiliates (as defined below) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company. This Plan is intended to replace the Prior Company Plan and the Prior Con-way Plan (each as defined below and, together, the “Prior Plans”), which Prior Plans shall be frozen with respect to future grants on the Approval Date (as defined below). The Prior Company Plan (as originally adopted and prior to its amendment and restatement in 2012) previously replaced and superseded the Option Plan (as defined below). Notwithstanding the foregoing, any awards granted under the Prior Plans or the Option Plan shall remain in effect pursuant to their respective terms.
SECTION 2. Definitions. As used herein, the following terms shall have the meanings set forth below:
“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (b) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.
“Approval Date” means December 20, 2016, the date on which the Plan is approved by the Company’s stockholders.
“Award” means any award that is permitted under SECTION 6 and was granted under the Plan or the Prior Plans and any award that is permitted under Article 6 of the Option Plan and was granted under the Option Plan.
“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award, which may (but need not) require execution or acknowledgment by a Participant.
“Applicable Exchange” means the New York Stock Exchange LLC or any other national stock exchange or quotation system on which the Shares may be listed or quoted.
“Board” means the Board of Directors of the Company.
“Cash Incentive Award” means an Award (a) that is granted pursuant to SECTION 6(g) of the Plan, (b) that is settled in cash and (c) the value of which is set by the Committee and is not calculated by reference to the Fair Market Value of Shares.
“Change of Control” shall (a) have the meaning set forth in an Award Agreement; provided, however, that except in the case of a transaction described in subparagraph (b)(iii) below, any definition of Change of Control set forth in an Award Agreement shall provide that a Change of Control shall not occur until consummation or effectiveness of a change in control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company, or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:
(i)
during any period, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination by the Board for election by the Company’s stockholders, was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (including without limitation any settlement thereof);

(ii)
the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor

90	© 2022 XPO Logistics, Inc.

rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”) (excluding (x) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any corporation controlled by the Continuing Company and (y) any one or more Specified Stockholders) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (3) at least 50% of the members of the board of directors of the Continuing Company (or equivalent body) were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;
(iii)
the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or

(iv)
any Person, corporation or other entity or “group” (as used in Section 14(d)(2) of the Exchange Act) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, (C) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities or (D) any one or more Specified Stockholders, including any group in which a Specified Stockholder is a member) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change of Control for purposes of subparagraph (ii) above.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan.
“Company” means XPO Logistics, Inc., a corporation organized under the laws of Delaware, together with any successor thereto.
“Deferred Share Unit” means a deferred share unit Award that represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
“Exercise Price” means (a) in the case of each Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of each SAR, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the applicable Participant pursuant to such SAR.
“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares as of any date, (i) the closing per-share sales price of the Shares as reported by the Applicable Exchange for such stock exchange for such date or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.
“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under SECTION 6(b) of the Plan and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.
“Independent Director” means a member of the Board (a) who is neither an employee of the Company nor an employee of any Affiliate, and (b) who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.
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“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under SECTION 6(b) of the Plan and (b) is not an Incentive Stock Option.
“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.
“Option Plan” means the Express-1 Expedited Solutions, Inc. Amended and Restated 2001 Stock Option Plan.
“Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is eligible for an Award under SECTION 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to SECTION 4(c).
“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to SECTION 6(e) of the Plan.
“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award, Performance Unit or, if applicable, Cash Incentive Award under the Plan.
“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or, if applicable, Cash Incentive Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.
“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.
“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals shall be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award, Performance Unit or, if applicable, Cash Incentive Award.
“Performance Unit” means an Award under SECTION 6(f) of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.
“Prior Company Plan” means the XPO Logistics, Inc. Amended and Restated 2011 Omnibus Incentive Compensation Plan.
“Prior Con-way Plan” means the Con-way Inc. 2012 Equity and Incentive Plan.
“Restricted Share” means a Share that is granted under SECTION 6(d) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.
“RSU” means a restricted stock unit Award that is granted under SECTION 6(d) of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.
“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
“SAR” means a stock appreciation right Award that is granted under SECTION 6(c) of the Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.
“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
“Shares” means shares of common stock of the Company, $0.001 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to SECTION 4(b).
“Specified Stockholder” means Bradley S. Jacobs, Jacobs Private Equity LLC and its Affiliates, or any other entity or organization controlled, directly or indirectly, by Bradley S. Jacobs.
“Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.
“Substitute Awards” shall have the meaning specified in SECTION 4(c).
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“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
SECTION 3. Administration.
(a)  Composition of the Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of the Applicable Exchange and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of the Applicable Exchange.
(b)  Authority of the Committee. Subject to the terms of the Plan and applicable law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, the Prior Plans or the Option Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan, the Prior Plans or the Option Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)  Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.
(d)  Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws, in each case, as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
(e)  Delegation of Authority to Officers. The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more officers of the Company the authority to make grants of Awards to officers (other than any officer subject to Section 16 of the Exchange Act), employees and consultants of the Company and its Affiliates (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act), employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.
(f)  Awards to Independent Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.
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SECTION 4. Shares Available for Awards; Cash Payable Pursuant to Awards.
(a)  Shares and Cash Available. Subject to adjustment as provided in SECTION 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to 3,400,000, (the “Plan Share Limit”), of which 3,400,000 Shares may be delivered pursuant to Incentive Stock Options granted under the Plan (such amount, the “Plan ISO Limit”). If, after the effective date of the Plan, any Award is forfeited (or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto), then, in any such case, any number of Shares subject to such Award that were not issued with respect to such Award shall not be treated as issued for purposes of reducing the Plan Share Limit. Notwithstanding the foregoing and for the avoidance of doubt, if Shares issued upon exercise, vesting or settlement of an Award are, or Shares owned by a Participant are, surrendered or tendered to the Company in payment of the Exercise Price of an Award (including any SAR) or any taxes required to be withheld in respect of an Award or if any Award based on the Fair Market Value of a Share is settled other than wholly by delivery of Shares (including cash settlement), in any such case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares or Awards not settled with Shares shall not again become available to be delivered pursuant to Awards under the Plan or increase the Plan ISO Limit. With respect to Awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, subject to adjustment as provided in SECTION 4(b), (1) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company under the Plan shall be 2,500,000 (such amount, the “Annual Individual Plan Share Limit”), and (2) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted to any Participant in any fiscal year of the Company under the Plan shall be equal to the per-Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the Annual Individual Plan Share Limit. In the case of all Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be equal to $10,000,000. The maximum value of Shares available to be granted pursuant to Awards to any Independent Director under the Plan in any fiscal year of the Company shall be equal to $350,000 as of the applicable date of grant. Subject to adjustment as provided in Section 4(b), the maximum number of Shares available to be granted under the Plan pursuant to Incentive Stock Options to any Participant in any fiscal year of the Company shall be equal to 2,500,000 (the “Annual Individual ISO Limit”).
(b)  Adjustments for Changes in Capitalization and Similar Events.
(i)
In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the Plan Share Limit, (2) the Plan ISO Limit, (3) the Annual Individual Plan Share Limit, and (4) the Annual Individual ISO Limit, and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award; provided, however, that the Committee shall determine the method and manner in which to effect such equitable adjustment.

(ii)
In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares (including any Change of Control) such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, equitably adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (W) the Plan Share Limit, (X) the Plan ISO Limit, (Y) the Annual Individual Plan Share Limit, and (Z) the Annual Individual ISO Limit, and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c)  Substitute Awards. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in clauses (i), (ii) and (iii) of SECTION 7(b). The number of Shares underlying any Substitute Awards shall be counted against the Plan Share Limit; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the Plan Share Limit; provided further, however,
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that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum aggregate number of Shares available for Incentive Stock Options under the Plan.
(d)  Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
SECTION 5. Eligibility. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.
SECTION 6. Awards.
(a)  Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Deferred Share Units, (vi) Performance Compensation Awards, (vii) Performance Units (viii) Cash Incentive Awards and (ix) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.
(b)  Options.
(i)  Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to SECTION 4(a), the number of Shares subject to each Option to be granted to each Participant, (C) whether each Option shall be an Incentive Stock Option or a Nonqualified Stock Option and (D) the terms and conditions of each Option, including the vesting criteria, term, methods of exercise and methods and form of settlement. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. Each Option granted under the Plan shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.
(ii)  Exercise Price. The Exercise Price of each Share covered by each Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Each Option is, unless otherwise specified by the Committee, intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
(iii)  Vesting and Exercise. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, each Option may only be exercised to the extent that it has already vested at the time of exercise. Each Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to SECTION 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of each Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in SECTION 4(a) and SECTION 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of each Option, including any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable.
(iv)  Payment.
(A)
No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with SECTION 9(d)) an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver cash promptly to the Company, (3) by having the Company withhold Shares from the Shares otherwise issuable pursuant to the exercise of the Option or (4) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, together with any Shares withheld by the Company in accordance with this SECTION 6(b)(iv) or SECTION 9(d), as of the date of such tender, is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

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(B)
Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(v)  Expiration. Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted (or, in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the fifth anniversary of the date the Option is granted) and (B) three months after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.
(c)  SARs.
(i)  Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to SECTION 4(a), the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof.
(ii)  Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). Each SAR is, unless otherwise specified by the Committee, intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
(iii)  Vesting and Exercise. Each SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing. Each SAR shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its discretion, specify in the applicable Award Agreement or thereafter.
(iv)  Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR; provided, however, that in no event may any SAR be exercisable after the tenth anniversary of the date the SAR is granted. Any determination by the Committee that is made pursuant to this SECTION 6(c)(iv) may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter.
(v)  Substitution SARs. The Committee shall have the ability to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee’s discretion) (“Substitution SARs”) for outstanding Nonqualified Stock Options (“Substituted Options”); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.
(vi)  Expiration. Except as otherwise set forth in the applicable Award Agreement, each SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the SAR is granted and (B) three months after the date the Participant who is holding the SAR ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may a SAR be exercisable after the tenth anniversary of the date the SAR is granted.
(d)  Restricted Shares and RSUs.
(i)  Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) subject to SECTION 4(a), the number of Restricted Shares and RSUs to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the terms and conditions of each such Award, including the vesting criteria, term, methods of exercise and methods and form of settlement.
(ii)  Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion, determine that Restricted Shares and RSUs may be transferred by the Participant for no consideration. Each Restricted Share may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.
(iii)  Payment/Lapse of Restrictions. Each RSU shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value of a specified number of
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Shares (or a number of Shares determined pursuant to a specified formula). RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, unless the grant of such Restricted Share or RSU is contingent on satisfaction of the requirements for the payment of “qualified performance-based compensation” under Section 162(m) of the Code (whether pursuant to SECTION 6(e) of this Plan or any other plan), all requirements set forth in SECTION 6(e) must be satisfied in order for the restrictions applicable thereto to lapse.
(e)  Performance Compensation Awards.
(i)  General. The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than an Option or SAR) as a Performance Compensation Award in order for such Award to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this SECTION 6(e).
(ii)  Eligibility. The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants shall be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant as eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this SECTION 6(e). Moreover, designation of a Participant as eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.
(iii)  Discretion of the Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have discretion to select (A) the length of such Performance Period, (B) the type(s) of Performance Compensation Awards to be issued, (C) the Performance Criteria that shall be used to establish the Performance Goal(s), (D) the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and (E) the Performance Formula; provided that any such Performance Formula shall be objective and non-discretionary. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.
(iv)  Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that shall be used to establish the Performance Goal(s) with respect to Performance Compensation Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following (whether per share or otherwise): (A) share price, (B) net income, earnings or earnings before or after taxes (including earnings before interest and taxes (“EBIT”) or earnings before interest, taxes, depreciation and amortization (“EBITDA”)) including, in each case, for the avoidance of doubt, on an adjusted basis, (C) operating income, profit, operating profit or economic profit, (D) capital efficiency, (E) cash flow (including specified types or categories thereof including, but not limited to, operating cash flow and free cash flow), (F) cash flow return on capital, (G) revenues (including specified types or categories thereof), (H) return on stockholders’ equity, (I) return on investment or capital, (J) return on assets, (K) gross or net profitability/profit margins, (L) objective measures of productivity or operating efficiency, (M) costs (including specified types or categories thereof), (N) budgeted expenses (operating and capital), (O) market share (in the aggregate or by segment), (P) level or amount of acquisitions (in terms of size, number of transactions or otherwise), (Q) economic value-added, (R), enterprise value, (S) book value, (T) working capital, (U) safety and accident rates, (V) days sales outstanding, (W) customer satisfaction, (X) overall or selected premium or sales, (Y) expense ratio, (Z) gross or unit margin, and (AA) total stockholder return. Such Performance Criteria may be applied on an absolute basis, be relative to one or more peer companies of the Company or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.
(v)  Modification of Performance Goals. The Committee is authorized to adjust or modify the calculation of a Performance Goal for a Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.
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(vi)  Payment of Performance Compensation Awards.
(A)  Condition to Receipt of Payment. A Participant must be employed by the Company or one of its Subsidiaries on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing and to the extent permitted by Section 162(m) of the Code, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.
(B)  Limitation. Except as otherwise permitted by Section 162(m) of the Code, a Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for the relevant Performance Period are achieved and certified by the Committee in accordance with SECTION 6(e)(vi)(C) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Compensation Award has been earned for such Performance Period.
(C)  Certification. Following the completion of a Performance Period, the Committee shall certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the objective Performance Formula. The Committee shall then determine the actual amount of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by SECTION 6(e)(vi)(D).
(D)  Negative Discretion. In determining the actual amount of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained and without regard to any employment agreement between the Company and a Participant.
(E)  Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase the amount of a Performance Compensation Award above the maximum amount payable under SECTION 4(a) of the Plan. For the avoidance of doubt, the provisions of this Section 6(e), including without limitation this Section 6(e)(vi)(E), shall only apply to Awards (other than Options or SARs) that the Committee intends to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
(F)  Form of Payment. In the case of any Performance Compensation Award other than a Restricted Share, RSU or other equity-based Award that is subject to performance-based vesting conditions, such Performance Compensation Award shall be payable, in the discretion of the Committee, in cash or in Restricted Shares, RSUs or fully vested Shares of equivalent value and shall be paid on such terms as determined by the Committee in its discretion. Any Restricted Shares and RSUs shall be subject to the terms of this Plan (or any successor equity-compensation plan) and any applicable Award Agreement. The number of Restricted Shares, RSUs or Shares that is equivalent in value to a dollar amount shall be determined in accordance with a methodology specified by the Committee within the first 90 days of the relevant Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).
(f)  Performance Units.
(i)  Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.
(ii)  Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine in accordance with SECTION 4(a) the number and/or value of Performance Units that will be paid out to the Participant.
(iii)  Earning of Performance Units. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.
(iv)  Form and Timing of Payment of Performance Units. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in SECTION 6(e) must be satisfied in order for a Participant to be entitled to payment.
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(g)  Cash Incentive Awards.
(i)  Grant. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to determine (A) the Participants to whom Cash Incentive Awards shall be granted, (B) subject to SECTION 4(a), the number of Cash Incentive Awards to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Cash Incentive Awards may vest or may be forfeited to the Company and (D) the other terms and conditions of the Cash Incentive Awards. Each Cash Incentive Award shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals or other payment conditions in its discretion, which, depending on the extent to which they are met during a specified performance period, shall determine the number and/or value of Cash Incentive Awards that shall be paid to the Participant.
(ii)  Earning of Cash Incentive Awards. Subject to the provisions of the Plan, after the applicable vesting period has ended, the holder of Cash Incentive Awards shall be entitled to receive a payout of the number and value of Cash Incentive Awards earned by the Participant over the specified performance period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding performance goals or other conditions to payment have been achieved.
(iii)  Payment. If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in SECTION 6(e) must be satisfied in order for a Participant to be entitled to payment.
(h)  Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, Deferred Share Units and fully vested Shares) (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine; provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.
(i)  Dividends and Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, (i) payment directly to the Participant, (ii) withholding of such amounts by the Company subject to vesting of the Award or (iii) reinvestment in additional Shares, Restricted Shares or other Awards.
(j)  Minimum Vesting Provision. Subject to the terms of the Plan and any applicable Award Agreement, all Awards granted hereunder other than SARs, Options or Cash Incentive Awards are subject to a vesting period of at least three years following the date of grant, except that (1) a vesting period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of performance goals, (2) any award may vest in part prior to the expiration of any vesting period (except that in no event will any portion of such awards vest prior to the first anniversary of the date of grant), and (3) up to five percent of shares available for grant under the Plan may be granted without regard to these requirements and the Committee may accelerate the vesting with respect to any such awards.
SECTION 7. Amendment and Termination.
(a)  Amendments to the Plan. Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a stockholder-approved plan for purposes of Section 162(m) of the Code and to the rules of the Applicable Exchange, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the Plan Share Limit or the Plan ISO Limit, (ii) change the class of employees or other individuals eligible to participate in the Plan, (iii) constitute a material increase in the benefits to be provided to eligible employees within the meaning of the New York Stock Exchange rules as of the date hereof, or (iv) result in the amendment, cancelation or action described in clause (i), (ii) or (iii) of the second sentence of SECTION 7(b) being permitted without approval by the Company’s stockholders; provided, however, that any adjustment under SECTION 4(b) shall not constitute an increase for purposes of SECTION 7(a)(i). No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.
(b)  Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively;
provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with SECTION 4(b) or SECTION 8 shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.
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(c)  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to SECTION 6(e)(v) and the final sentence of SECTION 7(b), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in SECTION 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.
SECTION 8. Change of Control.
(a)  General. The provisions of this Section 8 shall, subject to Section 4(b), apply notwithstanding any other provision of the Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.
(b)  Impact of Change of Control. Upon the occurrence of a Change of Control, except as otherwise provided in Section 8(e), each Award shall be replaced pursuant to Section 4(b) with an award that meets the requirements of this Section 8(b) (any award meeting the requirements of this Section 8(b), a “Replacement Award” and any award intended to be replaced by a Replacement Award, a “Replaced Award”). An Award shall meet the conditions of this Section 8(b) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change of Control; (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change of Control; (iv) it contains terms relating to vesting (including with respect to a termination of employment or service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control) as of the date of the Change of Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change of Control. The determination whether the conditions of this Section 8(b) are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.
(c)  Termination of Employment. Upon a termination of employment or service of a Participant occurring upon or during the two years immediately following the date of a Change of Control by reason of death, disability, by the Company without Cause (as defined in Section 8(d)), or, only to the extent specified in an Award Agreement, by the Participant for “Good Reason” (as defined in Section 8(d)), (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be earned in an amount equal to the full value of such Replacement Award, and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, any Option or SAR held by the Participant as of the date of the Change of Control that remains outstanding as of the date of such termination of employment or service may thereafter be exercised, until (A) in the case of Incentive Stock Options, the last date on which such Incentive Stock Options would be exercisable in the absence of this Section 8(c), and (B) in the case of Nonqualified Stock Options and SARs, the later of (x) the last date on which such Nonqualified Stock Option or SAR would be exercisable upon the relevant termination of employment in the absence of this Section 8(c) and (y) the earlier of (1) the first anniversary of such termination of employment or service and (2) expiration of the term of such Nonqualified Stock Option or SAR.
(d)  Definitions. The following terms shall have the following meanings for purposes of this Section 8 only:
(i)
Unless otherwise determined by the Committee and set forth in an applicable Award Agreement, “Cause” shall mean (A) the Participant’s dereliction of duties or gross negligence or failure to perform his duties or refusal to follow any lawful directive of the officer to whom he reports; (B) the Participant’s abuse of or dependency on alcohol or drugs (illicit or otherwise) that adversely affects his performance of duties for the Company; (C) the Participant’s commission of any fraud, embezzlement, theft or dishonesty or any deliberate misappropriation of money or other assets of the Company; (D) the Participant’s breach of any fiduciary duties of the Company; (E) any act, or failure to act, by the Participant in bad faith to the detriment of the Company; (F) the Participant’s failure to cooperate in good faith with a governmental or internal investigation of the Company or any of its directors, managers, officers or employees, if the Company requests the Participant’s cooperation; (G) the Participant’s failure to follow Company policies, including the Company’s code of conduct and/or ethics policy, as may be in effect from time to time; or (H) the Participant’s conviction of, or plea of nolo contendere to, a felony or any serious crime; provided that in cases where cure is possible, the Participant shall first be provided with a 15-day cure period.

(ii)
Unless otherwise determined by the Committee and set forth in an applicable Award Agreement, “Good Reason” shall mean (A) a material breach by the Company of the Participant’s applicable Award Agreement or (B) a reduction in the Participant’s

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base salary; provided that the Company shall first be provided with a 30-day cure period following receipt of written notice from the Participant setting forth in reasonable detail the specific conduct of the Company that is alleged to constitute Good Reason, to cease and to cure, any conduct specified in such written notice; provided, further, that such notice shall be provided to the Company within 45 days of the occurrence of the conduct alleged to constitute Good Reason and if, at the end of the cure period, the circumstance alleged to constitute Good Reason has not been remedied the Participant will be entitled to terminate his employment for Good Reason during the 30-day period that follows the end of the cure period. If the Participant does not terminate employment or service during such 30-day period, he will not be permitted to terminate his employment for Good Reason as a result of such event or condition.
(e)  Awards not Replaced. Notwithstanding the foregoing, unless otherwise provided in the applicable Award Agreement, in the event that an Award shall not be replaced pursuant to Section 4(b) with a Replacement Award meeting the requirements of Section 8(b), any such Award that is (i) an outstanding Option or SAR then held by a Participant that is unexercisable or otherwise unvested shall automatically become exercisable or otherwise vested, as the case may be, as of immediately prior to the Change of Control, (ii) a Performance Unit, Cash Incentive Award or Award designated as a Performance Compensation Award shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained and (iii) not described in clause (i) or (ii) of this Section 8(e) then held by a Participant that is unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 8 shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 11(e). Nothing in this Section 8 shall preclude the Company from settling upon a Change of Control an Award if it is not replaced by a Replacement Award, to the extent effectuated in accordance with Treas. Reg. § 1.409A-3(j)(ix).
SECTION 9. General Provisions.
(a)  Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and in no event may any Award (or any rights and obligations thereunder) be transferred in any way in exchange for value. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.
(b)  No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
(c)  Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the Applicable Exchange and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(d)  Withholding.
(i)  Authority to Withhold. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.
(ii)  Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of clause (i) above, subject to the Committee’s discretion, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability.
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(e)  Section 409A.
(i)
It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.

(ii)
No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii)
If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

(iv)
Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(f)  Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.
(g)  No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.
(h)  No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it provide a Participant with any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
(i)  No Rights as a Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in SECTION 4(b), SECTION 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.
(j)  Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.
(k)  Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
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(l)  Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the Federal and any other applicable securities laws.
(m)  No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.
(n)  Recoupment of Awards. Any Award Agreement may provide for recoupment by the Company of all or any portion of an Award if the Company’s financial statements are required to be restated due to noncompliance with any financial reporting requirement under the Federal securities laws or as otherwise determined by the Committee. This SECTION 9(n) shall not be the Company’s exclusive remedy with respect to such matters.
(o)  No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(p)  Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service (or any successor thereto) or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.
(q)  Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.
(r)  Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to”.
SECTION 10.  Term of the Plan.
(a)  Effective Date. The Plan shall be effective as of the Approval Date.
(b)  Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the Approval Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.
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XPO LOGISTICS, INC.
AMENDMENT NO. 1 TO THE
2016 OMNIBUS INCENTIVE COMPENSATION PLAN
THIS AMENDMENT NO. 1 (this “Amendment”) to the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan, is made and adopted by the Board of Directors (the “Board”) of XPO Logistics, Inc., a Delaware corporation (the “Company”), effective as of the Effective Date (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).
WHEREAS, the Company has previously adopted, and the Company’s stockholders have previously approved, the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan (as amended from time to time, the “Plan”);
WHEREAS, pursuant to Section 7(a) of the Plan, the Board has the authority to amend the Plan, subject to certain limitations;
WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein; and
WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Company’s stockholders at the annual meeting of stockholders held on May 15, 2019 (the date of such approval, the “Effective Date”).
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:
1.
The first sentence of Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to adjustment as provided in SECTION 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to 5,400,000, (the “Plan Share Limit”), of which 3,400,000 Shares may be delivered pursuant to Incentive Stock Options granted under the Plan (such amount, the “Plan ISO Limit”).”
2.
The first sentence of Section 10(b) of the Plan is hereby deleted and replaced in its entirety with the following:

“No Award shall be granted under the Plan after May 15, 2029.”
3.
The Section 6(i) of the Plan is hereby deleted and replaced in its entirety with the following:

“Dividends and Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, (i) payment directly to the Participant, or (ii) reinvestment in additional Shares, Restricted Shares or other Awards; provided, however, that no dividend or dividend equivalent may be delivered or paid in respect of an Award prior to the vesting of such Award.”
4.
The first sentence of Section 6(b)(iii) of the Plan is hereby deleted and replaced with the following:

“Subject to Section 6(j), each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter.”
5.
The last sentence of Section 6(c)(iii) of the Plan is hereby deleted and replaced with the following:

“Subject to Section 6(j), each SAR shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its discretion, specify in the applicable Award Agreement or thereafter.”
6.
The Section 6(j) of the Plan is hereby deleted and replaced in its entirety with the following:

“Minimum Vesting Provision. All Awards granted hereunder shall be subject to a designated vesting period of at least one year following the date of grant, except that up to five percent of shares available for grant under the Plan may be granted without regard to this requirement and the Committee may accelerate the vesting with respect to any such Awards.”
7.
This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

8.
Except as expressly provided herein, all terms and conditions of the Plan shall continue in full force and effect.

104	© 2022 XPO Logistics, Inc.

XPO LOGISTICS, INC.
AMENDMENT NO. 2 TO THE
2016 OMNIBUS INCENTIVE COMPENSATION PLAN
THIS AMENDMENT NO. 2 (this “Amendment”) to the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan, is made and adopted by the Board of Directors (the “Board”) of XPO Logistics, Inc., a Delaware corporation (the “Company”), effective as of the Effective Date (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).
WHEREAS, the Company has previously adopted, and the Company’s stockholders have previously approved, the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan (as amended from time to time, the “Plan”);
WHEREAS, pursuant to Section 7(a) of the Plan, the Board has the authority to amend the Plan, subject to certain limitations;
WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein; and
WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Company’s stockholders at the annual meeting of stockholders held on May 14, 2020 (the date of such approval, the “Effective Date”).
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:
1.
The first sentence of Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to adjustment as provided in SECTION 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to 6,550,000, (the “Plan Share Limit”), of which 3,400,000 Shares may be delivered pursuant to Incentive Stock Options granted under the Plan (such amount, the “Plan ISO Limit”).”
2.
This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.
Except as expressly provided herein, all terms and conditions of the Plan shall continue in full force and effect.

105	© 2022 XPO Logistics, Inc.

Your vote matters – here’s how to vote You may vote online or by phone instead of mailing this card. Votes submitted electronically must bereceived by 1:00am Eastern Time onMay 18, 2022 OnlineGo to www.envisionreports.com/XPO orscan the QR code — login details arelocated in the shaded bar below. PhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and Canada Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/XPO Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas. 2022 Annual Meeting of Stockholders Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals The Board of Directors recommends a vote FOR all director nominees listed below. 1. Election of Directors: For Against Abstain 01 - Brad Jacobs04 - Michael Jesselson07 - Allison Landry 02 - Jason Aiken05 - Adrian Kingshott08 - Johnny C. Taylor, Jr 03 - AnnaMaria DeSalva06 - Mary Kissel The Board of Directors recommends a vote FOR proposals 2, 3 and 4. For Against Abstain 2. Ratification of the appointment of KPMG LLP as our independentregistered public accounting firm for fiscal year 2022. 3. Approval of amendment to the XPO Logistics, Inc. 2016 OmnibusIncentive Compensation Plan to increase the number of availableshares thereunder. 4. Advisory vote to approve executive compensation. The Board of Directors recommends a vote AGAINST proposals 5, 6 and 7. 5. Stockholder proposal regarding additional disclosure of thecompany’s political activities. 6. Stockholder proposal regarding stockholder approval of seniormanagers’ severance or termination packages. 7. Stockholder proposal regarding an audit analyzing the company’spolicies and practices on the civil rights of its stakeholders.

YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Stockholders,you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. The 2022 Annual Meeting of Stockholders of XPO Logistics, Inc. will be held onMay 18, 2022 at 10:00 a.m. Eastern Time, virtually via the internet at meetnow.global/MRDXLKV.To access the virtual meeting, you must have the control number that is printed in the shaded barlocated on the reverse side of this form. Important Notice Regarding the Internet Availability of Proxy Materials for theAnnual Meeting of Stockholders to be Held on May 18, 2022:The Proxy Statement and our Annual Report on Form 10-K for theYear Ended on December 31, 2021 are available at www.edocumentview.com/XPO Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/XPO IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. XPO Logistics, Inc. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2022This Proxy is solicited on behalf of the Board of Directors of XPO Logistics, Inc.The undersigned hereby acknowledges receipt of the XPO Logistics, Inc. Notice of Annual Meeting and Proxy Statement and hereby constitutes and appoints Brad Jacobs andChristopher Signorello, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Stockholders ofXPO Logistics, Inc. on Wednesday, May 18, 2022 held as a virtual meeting via webcast, and any postponement or adjournment thereof, and to vote on the matters indicated allshares of Common Stock, par value $0.001, that the undersigned would be entitled to vote if personally present. You can access the meeting at meetnow.global/MRDXLKV. Youwill need to enter your control number to access the meeting. The control number is located in the shaded area on the opposite side of this proxy card. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THEBOARD OF DIRECTORS’ RECOMMENDATIONS.PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL IN THE ENCLOSED POSTAGE-PAID ENVELOPE. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.